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Prudential Financial, Inc.

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2026 PRUDENTIAL FINANCIAL, INC.Proxy StatementNotice of Annual Meeting of Shareholders to be held on May 12, 2026

PRUDENTIAL FINANCIAL, INC. FAST FACTS 1875 AWARDS AND RANKINGS Newark, New Jersey 150+ years Building on a heritage of success 50 million Customers in over 50 countries6 $4T Gross life insurance in force worldwide6 Employees & sales associates worldwide6 AA – Equivalent Financial strength ratings7 PRU Stock symbol traded on the New York Stock Exchange since 2001 AWARDS AND RANKINGS Fortune® World’s Most Admired CompaniesTM 2026 “Insurance: Life and Health” category1 Ethisphere World’s Most Ethical Companies® 20252 Fortune 500® list of America’s largest corporations3 Largest life insurer in the United States (life and health combined) based on total admitted assets4 1st-largest seller of individual life insurance in the United States based on total premiums5 (£h Prudential For more information, please visit Prudential.com.Prudential Financial, Inc. (PFI) of the United States is not affiliated with Prudential plc, incorporated in the United Kingdom, or the Prudential Assurance Company, a subsidiary of M&G plc, incorporated in the United Kingdom. The material in this document is prepared as a summary of certain public disclosures for ease of reference.1 In a survey conducted from October 7 to November 21, 2025, Fortune® ranked Prudential on “The World’s Most Admired Companies™” list, published February 2026. No compensation or submission was involved in these rankings. From Fortune. © 2026 Fortune Media IP Limited. All rights reserved. Used under license. Fortune is a registered trademark and Fortune World’s Most Admired CompaniesTM is a trademark of Fortune Media IP Limited and is used under license. Fortune Media IP Limited is not affiliated with, and does not endorse products or services of, Prudential Financial, Inc.2 As of March 2025, “World’s Most Ethical Companies” and “Ethisphere” names and marks are registered trademarks of Ethisphere LLC.3 As of June 2025. From Fortune. © 2025 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune 500® are registered trademarks of Fortune Media IP Limited and are used under license. Fortune is not affiliated with, and does not endorse products or services of, Prudential Financial, Inc.4 As of December 31, 2024, Ranking for Prudential Financial, according to A.M. Best.5 According to LIMRA as of 4Q24, The Prudential Insurance Company of America, Pruco Life Insurance Company (in New York, by Pruco Life Insurance Company of New Jersey), Newark, NJ (main office). All are Prudential Financial companies, and each is solely responsible for its own financial condition and contractual obligations.6 As of December 31, 2025.7 Except as otherwise noted, financial strength ratings are for The Prudential Insurance Company of America and affiliated issuing companies, all subsidiaries of Prudential Financial. Ratings as of February 3, 2026, from A.M. Best Company (A+), Fitch Ratings (AA-), Standard & Poor’s (AA-), and Moody’s (Aa3). Moody’s does not rate Pruco Life Insurance Company of New Jersey. Ratings are not a guarantee of future financial strength and/or claims-paying ability. A.M. Best financial strength ratings for insurance companies range from “A++ (superior)” to “D (poor).” A rating of A+ is the second highest of thirteen rating categories. Standard & Poor’s financial strength ratings for insurance companies range from “AAA (extremely strong)” to “D (default).” A rating of AA- is the fourth highest of 22 rating categories. Moody’s insurance financial strength ratings range from “Aaa (highest quality)” to “C (lowest).” A rating of Aa3 is the fourth highest of 21 rating categories. Fitch financial strength ratings range from “AAA (exceptionally strong)” to “C (distressed).” A rating of AA- is the fourth highest of 21 rating categories. Please visit investor.prudential.com/ratings for the most current ratings information.

751 Broad Street
Newark, NJ 07102
I’m pleased to invite you to our Annual Meeting of Shareholders on May 12, 2026, at 2:00 pm, at 751 Broad Street, Newark, NJ 07102.
We hope you will attend the meeting. Whether or not you attend, please designate the proxies on the proxy card to vote your shares.
We are continuing our voting incentive program to thank our registered shareholders for their participation and support of strong corporate governance. Through our partnership with American Forests, more than 912,000 trees have been planted on behalf of shareholders, and nearly 944,000 eco-friendly tote bags have been distributed. As a thank you for voting, you may choose between a reusable tote bag or participation in our tree-planting initiative.
Every shareholder’s vote is important. Thank you for your trust and commitment to our company — please vote today.
Sincerely,
Andrew F. Sullivan Chairman and Chief Executive Officer of Prudential Financial, Inc.
IMPORTANT NOTICE REGARDING YOUR STOCK DIVIDENDS

For registered shareholders, a service fee has been applied to paper dividend checks since 2025 and will increase in late 2026. To avoid this fee, shareholders may enroll in direct deposit to receive dividend payments electronically to their bank account. Shareholders who currently receive paper checks through our transfer agent, Computershare, are encouraged to enroll.
Easy ways to enroll
Visit https://computershare.com/investor • Click Login or Sign up, if you don’t have an account • Update Profile • Update Banking Details	Scan this QR code with your smartphone camera.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	1

In support of transparency and accountability, we are pleased to share with you an overview of the Board’s actions during the past year.
Company Strategy
Over the course of 2025, our Company executed a disciplined process to evaluate Prudential’s long-term growth strategy and the leadership structure required to achieve our goals. This work made clear that our operating model must evolve for Prudential to become a higher-growth and more highly valued company. With the Board’s oversight, our Global Leadership Team is implementing transformational changes that we believe will position Prudential to move faster and deliver stronger results in the years ahead.
Fostering a High-Performance Culture
The Board and management reviewed Prudential’s leadership model to determine if it was structured to foster faster decision making, with greater accountability and speed during this transformative period. As a result of this review, we announced a new structure designed to streamline operations in the Company’s largest markets and sharpen focus on key growth opportunities.
On March 10, 2026, Charles F. Lowrey stepped down from the Board and assumed the role of Senior Advisor until his departure from Prudential on June 30, 2026. We thank Charlie for his 25 years of distinguished service to Prudential. Under Charlie’s guidance, Prudential refined its business mix, invested in technology, and innovated new products that strengthened the Company’s competitive position in the marketplace.
Phil Waldeck was appointed Executive Vice President and Head of U.S. Businesses. Phil is one of Prudential’s most seasoned leaders due to his deep understanding of the performance drivers accelerating our businesses and a strong track record of delivering results. Prior to leading PGIM’s Multi-Asset and Quantitative Solutions business, Phil served as Prudential’s chief transformation officer. Phil’s leadership will be critical as we focus on Prudential’s next phase of growth.
Caroline Feeney, Prudential’s former Executive Vice President, Head of Global Insurance and Retirement Businesses, departed from that role in February 2026. Caroline made tremendous contributions to Prudential over her 33-year career, including leading our U.S. Businesses, driving the expansion of our retail distribution platform, diversifying our product mix, and strengthening our capital position. We would like to express our gratitude to Caroline for her commitment to Prudential and the lasting influence of her leadership.
Brad Hearn was appointed President and CEO of Prudential Holdings of Japan, reporting directly to Andrew Sullivan. We believe Brad’s proven ability to deliver results and scale distribution networks will strengthen our international insurance operations.
Execution Excellence
In alignment with our goal to execute with consistency and discipline, PGIM is transitioning to a unified asset manager model. We expect this new organizational structure, which includes a centralized distribution capability for institutional investors, will help double the percentage of clients engaging with two or more of our asset management businesses and drive additional margin growth over time.
Evolving and Delivering on our Strategy
The Board supports management’s strategy to focus on businesses with large, growing markets and differentiated capabilities that deliver attractive returns. As an example, Prudential sold its PGIM Taiwan business and entered into an agreement to sell its insurance business in Kenya to concentrate Company resources on higher-growth business opportunities.
Ongoing Board Refreshment
The Board is focused on maintaining a balance of director perspectives, skills and backgrounds to provide effective oversight of Prudential’s strategic objectives. In 2025, we added two new independent directors, Thomas D. Stoddard and Joseph J. Wolk. Both leaders bring deep experience in finance and operations and have distinguished global reputations. In addition, Maryann Mannen has been elected to the Board effective May 12, 2026, contingent on the shareholder vote. All of their appointments reflect the Board’s thoughtful approach to align refreshment efforts with the evolution of our strategy.
2	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

FROM THE BOARD OF DIRECTORS TO OUR SHAREHOLDERS
Global Talent Focus
The Board expresses its gratitude to our outstanding team members for their dedication and hard work throughout the year. We are proud that our annual employee survey found that, on average, 80% of employees globally report experiences that reflect an ethical and respectful workplace where flexibility and diverse perspectives are valued. Much of Prudential’s future growth and success are predicated on these values embedded in our culture and prized by our employees.
More than half of our employees work in our Japanese operation and are central to our international strategy. In November 2025, we held our Board meeting in Prudential’s headquarters in Tokyo. Over the course of several days, we met with senior management representing our Asian businesses to discuss strategic long-term priorities and their view of the economic outlook for the region. We also met employees whose observations and experiences reinforced our commitment to global talent development.
Shareholder Engagement
Effective corporate governance includes regular, constructive conversations with our shareholders to proactively seek shareholder insights, which enable us to consider a broad range of perspectives. In 2025, our Board and management team engaged with a cross section of shareholders owning a majority of our outstanding shares. Topics discussed included the Board’s composition, succession planning, human capital development and the Board’s approach to overseeing the Company’s risks, including cybersecurity and artificial intelligence.
An important component of our engagement outreach is our director videos. This year we are featuring our independent directors. Please watch these videos on our website at www.prudential.com/directorvideos.
Community Engagement
Our ability to drive meaningful change is amplified when our Company and employees’ actions are aligned. Today we’re deploying over $1 billion globally through impact investments, grants and other contributions. Prudential’s employees’ actions play a central role in bringing our purpose to life. In 2025, more than 3,800 U.S.-based employees contributed over 35,000 volunteer hours, generating $254,601 in volunteer rewards for nonprofits. Globally, employees reinforced our investments by promoting financial literacy in Japan, renovating youth enrichment facilities in Mexico, and providing food assistance in the U.K. The initiatives are indicative of our Company’s commitment to create vibrant communities and expand access to financial security.
Your View is Important to Us
We value your support, and we encourage you to share your opinions with us. You can do so by writing to us at the address below. You can also send an email to the independent directors at independentdirectors@prudential.com or provide feedback on our executive compensation program via our website at www.prudential.com/executivecomp. If you would like to write to us, you may do so by addressing your correspondence to Prudential Financial, Inc., Board of Directors, c/o Margaret M. Foran, Chief Governance Officer, 751 Broad Street, Newark, NJ 07102.
THE BOARD OF DIRECTORS OF PRUDENTIAL FINANCIAL, INC.

Gilbert F. Casellas	Carmine Di Sibio	Martina Hund-Mejean	Wendy E. Jones

Sandra Pianalto	Christine A. Poon	Thomas D. Stoddard	Andrew F. Sullivan

Michael A. Todman	Joseph J. Wolk
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	3

Place	Date	Time
Prudential Financial’s office located at 751 Broad Street Newark, NJ 07102	May 12, 2026	2:00 p.m.
Agenda
1.	Election of 11 director nominees named in the Proxy Statement;
2.	Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026;
3.	Advisory vote to approve named executive officer compensation;
4.	Shareholder proposal regarding an independent Board Chairman; and
5.	Shareholders also will act on such other business as may properly come before the meeting or any adjournment or postponement thereof.
Record date:
You can vote if you were a shareholder of record on March 13, 2026.
We encourage you to vote your shares before the Annual Meeting. Voting instructions are provided on your proxy card or on the voting instruction form provided by your broker. Brokers are not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting.
If you are attending the meeting, you will be asked to present your admission ticket and valid, government-issued photo identification, such as a driver’s license, as described in the Proxy Statement.
By Order of the Board of Directors,
Margaret M. Foran Chief Governance Officer, Senior Vice President and Corporate Secretary March 26, 2026 Prudential Financial, Inc.
Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Shareholders to Be Held on May 12, 2026: Our 2026 Proxy Statement and Annual Report for the year ended December 31, 2025 are available free of charge on our website at www.prudential.com/governance.
4	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information about the Company. The following description is only a summary.
The Year 2025 for Prudential
2025 was a defining year for Prudential as we celebrated our 150th anniversary and evolved our strategy to position us for long-term growth. Guided by our priorities, we refocused on markets where our strengths create the greatest opportunities to compete and win, improved execution across our businesses, and fostered a performance-driven culture. These actions enhanced our competitiveness and position us to deliver the value our customers and shareholders expect and deserve. While there is more work ahead, the foundation we’ve built gives us confidence in our future and in our ability to deliver on our commitments to those we serve.
Annual Meeting Proposals
Proposal	Recommendation of Board
Election of director nominees	FOR each of the nominees

Ratification of independent auditor	FOR

Advisory vote to approve named executive officer compensation	FOR

Shareholder proposal regarding an Independent Board Chairman	AGAINST

Board of Directors — Nominees and Committees
All nominees are independent except for Andrew F. Sullivan.
			Committee membership
Name	Age	Director since	Executive	Compensation and Human Capital	Investment	Finance	Corporate Governance and Business Ethics	Audit	Other Public Boards
Gilbert F. Casellas	73	01/2001							0

Carmine Di Sibio	62	07/2024							1

Martina Hund-Mejean	65	10/2010							2

Wendy E. Jones	60	01/2021							0

Maryann T. Mannen(1)	63	Nominee							2(2)

Sandra Pianalto	71	07/2015							1

Christine A. Poon	73	09/2006							2

Thomas D. Stoddard	60	06/2025							0

Andrew F. Sullivan	55	03/2025							0

Michael A. Todman(3)	68	03/2016							3

Joseph J. Wolk	59	09/2025							0

(1)
Ms. Mannen is a nominee who does not currently serve on our Board of Directors. Subject to her election at the 2026 Annual Meeting, it is expected that Ms. Mannen will be elected as a member of the Compensation and Human Capital and Corporate Governance and Business Ethics Committees.

(2)
Ms. Mannen serves as a member of the Board of Directors of MPLX GP LLC, a wholly owned subsidiary of Marathon Petroleum. Marathon Petroleum’s Corporate Governance Principles count concurrent service on the boards of Marathon Petroleum and MPLX GP LLC as one public company board for purposes of assessing the level of public company board commitments. Ms. Mannen has announced that she will not stand for re-election to the Board of Directors at Owens Corning this year.

(3)
Mr. Todman has been Lead Independent Director since 2023. Member     Chair

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	5

SUMMARY INFORMATION
2025 Total Shareholder Return
The chart on the right shows our absolute Total Shareholder Return (“TSR”) and percentile ranking relative to the 20 companies in our Compensation Peer Group over the three time periods indicated.
	1-Year	3-Year	5-Year
Cumulative TSR	0%	32%	84%

Annualized TSR	0%	10%	13%

Percentile Rank	6%	13%	34%

Governance Practices
Board Committees	Independent
Audit	Yes

Corporate Governance and Business Ethics	Yes

Compensation and Human Capital	Yes

Finance	Yes

Investment	Yes

Number of Board Meetings Held	9
Director Attendance Board and Committee Meetings
All Directors	99%
2025 Annual Meeting Proposal Results	% Support
Election of directors	92.59 – 99.42%

Appointment of the Independent Auditors	93.25%

Advisory vote to approve named executive officer compensation	91.31%

Shareholder proposal regarding an Independent Board Chairman	35.57%
Board Structure (Nominees)
Chairman Classification	Combined*

Independent Lead Director	Yes

Number of Director Nominees	11

% Independent	91%

% Non-Employee Director Diverse	70%

% Women	45%

Director Average Tenure (years)	8

Director Average Age	65
Shareholder Rights
Classified Board	No

Shareholder right to call special meetings	10%

Material restrictions on right to call special meetings	No

Shareholder right to act by written consent	Unanimous

Poison Pill	No

Proxy Access	Yes

*
On March 10, 2026 Charles F. Lowrey stepped down as Executive Chairman. Mr. Lowrey held that position from March 31, 2025, the date that he stepped down as CEO, until March 10, 2026. The independent directors of the Board appointed Mr. Sullivan as Chairman on March 10, 2026.

6	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

Proxy Statement
The Board of Directors (the “Board”) of Prudential Financial, Inc. (“Prudential Financial” or the “Company”) is providing this Proxy Statement in connection with the Annual Meeting of Shareholders to be held on May 12, 2026, at 2:00 p.m., at Prudential Financial’s office located at 751 Broad Street, Newark, NJ 07102, and at any adjournment or postponement thereof. Proxy materials or a Notice of Internet Availability were first sent to shareholders on March 26, 2026.
GENERAL INFORMATION ABOUT THE MEETING	68
Voting Instructions and Information	68
Board Recommendations	70
Submission of Shareholder Proposals and Director Nominations	70
APPENDIX A – NON-GAAP MEASURES	73

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	7

Our Board of Directors has nominated eleven director nominees for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees, with the exception of Ms. Mannen, are currently directors and are standing for election.(1) Each agreed to be named in this Proxy Statement and serve if elected.
We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.
Director Criteria, Qualifications, Experience and Tenure
Prudential Financial is a financial services company that offers a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. The Corporate Governance and Business Ethics Committee performs an assessment of the skills and the experience needed to properly oversee the interests of the Company. Generally, the Committee reviews both the short- and long-term strategies of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function and in the context of the Company’s strategic priorities. The Committee then compares those skills to those of the current directors and potential director candidates. The Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process.
Board Highlights

Our directors’ expertise combines to provide a broad mix of skills, qualifications and proven leadership abilities.
The Corporate Governance and Business Ethics Committee practices a long-term approach to board refreshment. With the assistance of an independent search firm, the Committee regularly identifies individuals who have expertise that would complement and enhance the current Board’s skills and experience. In addition, as part of our shareholder engagement dialogue, we routinely ask our investors for input regarding director recommendations.

In addition, the Committee reviews each current director and evaluates their candidacy for recommendation. A review of their attendance, skills, participation and other time commitments, and votes by shareholders on their candidacy, among other factors, are considered.
Further, the Board strongly believes that the composition of the Board should be balanced and include longer tenured directors who have seen several financial cycles, mid-term tenured directors, and newer directors.
Our Board believes that a balance of our directors’ diversity of skills for attaining effectiveness and tenure is a strategic asset to our investors. The range of our Board’s tenure encompasses directors who have historic institutional knowledge of Prudential and the competitive environment, complemented by newer directors with varied backgrounds and skills. This robustness of our refreshment strategy combines experience and continuity with new perspectives.
It is of critical importance to the Company that the Committee recruit directors who help achieve the goal of a well-rounded Board that functions respectfully as a unit.
The Committee expects each of the Company’s directors to have proven leadership skills, sound judgment, integrity and a commitment to the success of the Company. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Committee considers each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company.

(1)
Ms. Mannen is a nominee who does not currently serve on our Board of Directors.

8	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

Item 1 Election of Directors
Summary of Director Nominee Qualifications and Experience
	Casellas	Di Sibio	Hund-Mejean	Jones	Mannen	Pianalto	Poon	Stoddard	Sullivan	Todman	Wolk
Business Ethics Play a critical role in the success of our businesses	•				•	•	•				•

Business Head/Administration Directors with administration experience typically possess strong leadership qualities and the ability to identify and develop those qualities in others	•	•	•	•	•	•	•	•	•	•	•

Business Operations A practical understanding of developing, implementing and assessing our operating plan and business strategy	•	•	•	•	•	•	•	•	•	•	•

Corporate Governance Supports our goals of strong Board and management accountability, transparency and protection of shareholder interests	•	•	•	•	•	•	•	•	•	•	•

Finance/Capital Allocation For evaluating our financial statements and capital structure		•	•		•	•	•	•	•	•	•

Financial Expertise/Literacy Assists our directors in understanding and overseeing our financial reporting and internal controls	•	•	•	•	•	•	•	•	•	•	•

Financial Services Industry For understanding and reviewing our business and strategy		•	•		•	•	•	•	•

Government/Public Policy The Company operates in a heavily regulated industry that is directly affected by governmental actions	•					•			•	•	•

Human Capital Management/Talent/Inclusion For oversight of the implementation of a successful framework for workforce acquisition, workforce management and workforce optimization that results in the attraction, development and retention of top candidates with diverse skills and backgrounds
	•	•	•	•	•	•	•	•	•	•	•

Insurance Industry For understanding and reviewing our business and strategy						•		•	•

International For understanding and reviewing our business and strategy		•	•	•	•		•	•	•	•	•

Investments For evaluating our financial statements and investment strategy	•	•	•		•	•	•	•	•		•

Marketing/Sales Relevant to the Company as it seeks to identify and develop new markets for its financial products and services		•		•			•		•	•

Risk Management Critical to the Board’s role in overseeing the risks facing the Company	•	•	•	•	•	•	•	•	•	•	•

Sustainability Aligns the Board’s oversight of strategic business imperatives with a sustainable business model	•	•			•	•		•

Technology/Systems/Cybersecurity Relevant to the Company as it looks for ways to enhance the customer experience and internal operations and oversee cybersecurity risk		•	•	•	•
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	9

Item 1 Election of Directors
Director Nominees
The Board of Directors recommends that shareholders vote “FOR” each of the nominees.

Gilbert F. Casellas Age: 73 Director Since: January 2001 (Director of Prudential Insurance since April 1998)

Prudential Committees: • Compensation and Human Capital • Corporate Governance and Business Ethics • Executive • Investment (Chair)

Mr. Casellas served as Chairman of OMNITRU (a consulting and investment firm) from 2011 to 2017. He was VP, Corporate Responsibility, of Dell Inc. (a global computer manufacturer) from 2007 to 2010. Mr. Casellas served as Chairman, U.S. EEOC from 1994 to 1998 and General Counsel, U.S. Department of the Air Force, from 1993 to 1994.
Carmine Di Sibio Age: 62 Director Since: July 2024

Prudential Committee: • Audit Public Directorships: • Paypal Holdings, Inc.

Mr. Di Sibio served as Global Chairman and CEO of EY (a professional organization that specializes in tax, information technology and consulting advisory services) from 2019 to 2024. Prior to this, Mr. Di Sibio served as EY Global Managing Partner — Client Service from 2013 to 2019 and led the execution of EY’s global strategy in its four geographic areas and four service lines. Mr. Di Sibio was also instrumental in the creation of the Global Innovation Team at EY, which redefined how EY teams use technology to transform existing services and create solutions. During his career at EY, Mr. Di Sibio also served as the Chair of the Global Financial Services Markets Executive as well as Regional Managing Partner for the Americas Financial Services Organization, where he started EY’s Risk Management and Regulatory Services, which is now a multibillion-dollar global business. Mr. Di Sibio served in various other executive positions after beginning his career as an auditor at EY in 1985.

Martina Hund-Mejean Age: 65 Director Since: October 2010

Prudential Committees:
•
Audit (Chair)

•
Executive

•
Finance

Public Directorships:
•
Colgate-Palmolive Company

•
GE Vernova Inc.

Former Directorships Held During the Past Five Years:
•
Shell plc (May 2023)

Ms. Hund-Mejean served as CFO and as a member of the Management Committee at MasterCard Worldwide (a technology company in the global payments industry) from 2007 to 2019. Ms. Hund-Mejean served as SVP and Corporate Treasurer at Tyco International Ltd. from 2003 to 2007; SVP and Treasurer at Lucent Technologies from 2000 to 2002; and held management positions at General Motors Company from 1988 to 2000. Ms. Hund-Mejean began her career as a credit analyst at Dow Chemical in Frankfurt, Germany.
Wendy E. Jones Age: 60 Director Since: January 2021

Prudential Committees: • Compensation and Human Capital • Corporate Governance and Business Ethics • Finance

Ms. Jones served as SVP, Global Operations at eBay, Inc. (a multi-national e-commerce corporation) from October 2016 to December 2020, and was responsible for eBay’s customer service, risk, trust, payment operations and workplace resources functions around the world. During that time, Ms. Jones also served as Chair of eBay’s Operating Committee, which managed the firm’s intersection of product and business teams and oversaw the development and execution of the company’s annual business road map. Prior to that time, she served in various other leadership positions and focused much of her career on eBay’s global presence, including launching eBay in markets such as Brazil, Russia and Mexico and spearheading eBay’s cross-border trade efforts. Prior to joining eBay, Ms. Jones worked in various leadership roles at State Street Bank, Land Rover NA, and for iSKY, Inc.

10	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

Item 1 Election of Directors
Maryann T. Mannen Age: 63 Director Nominee

Anticipated Prudential Committees:
•
Compensation and Human Capital

•
Corporate Governance and Business Ethics

Public Directorships:
•
Marathon Petroleum Corp.

•
MPLX GP LLC(1)

•
Owens Corning(2)

Ms. Mannen has served as President and CEO of Marathon Petroleum Corporation (“Marathon Petroleum”), an integrated, downstream energy company, since 2024 and became Chairman of its Board of Directors in 2026. She previously served as Executive Vice President and CFO of Marathon Petroleum from 2021 to 2024. Ms. Mannen is also Chairman, President and CEO of MPLX GP LLC, a publicly traded large-cap midstream asset holding fund managed and majority owned by Marathon Petroleum. Prior to joining Marathon Petroleum in 2021, Ms. Mannen served as Executive Vice President and CFO of TechnipFMC plc (a technology provider to the energy industry) from 2017 to 2021 and held various senior management positions at its predecessor, FMC Technologies, after beginning her employment there in 1986.

(1)
Ms. Mannen serves as a member of the Board of Directors of MPLX GP LLC, a wholly owned subsidiary of Marathon Petroleum. Marathon Petroleum’s Corporate Governance Principles count concurrent service on the boards of Marathon Petroleum and MPLX GP LLC as one public company board for purposes of assessing the level of public company board commitments.

(2)
Ms. Mannen will not stand for re-election to the Board of Directors of Owens Corning at its 2026 Annual Meeting of Shareholders.

Sandra Pianalto Age: 71 Director Since: July 2015

Prudential Committees:
•
Corporate Governance and Business Ethics (Chair)

•
Executive

•
Investment

Public Directorships:
•
Eaton Corporation plc

Former Directorships Held During the Past Five Years:
•
The J.M. Smucker Company (August 2023)

•
FirstEnergy Corp. (May 2021)

Ms. Pianalto served as President and CEO of the Federal Reserve Bank of Cleveland (the Cleveland Fed) from February 2003 until her retirement in May 2014. Ms. Pianalto also served in various executive and supervisory roles at the Cleveland Fed from 1983 to 1988. Prior to joining the Cleveland Fed, Ms. Pianalto was an economist at the Board of Governors of the Federal Reserve System and served on the staff of the Budget Committee of the U.S. House of Representatives.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	11

Item 1 Election of Directors
Christine A. Poon Age: 73 Director Since: September 2006

Prudential Committees:
•
Executive

•
Finance (Chair)

•
Investment

Public Directorships:
•
Regeneron Pharmaceuticals, Inc.

•
Neurocrine Biosciences, Inc.

Former Directorships Held During the Past Five Years:
•
Decibel Therapeutics, Inc. (December 2021)

•
Koninklijke Philips NV (May 2021)

•
The Sherwin-Williams Company (April 2025)

Ms. Poon served as Executive in Residence at The Max M. Fisher College of Business at The Ohio State University (“Fisher College of Business”) from 2015 until her retirement in 2020 and served as Professor of Management and Human Resources at The Fisher College of Business from October 2014 to September 2015. Ms. Poon previously served as Dean and John W. Berry, Sr. Chair in Business at The Fisher College of Business at The Ohio State University from April 2009 until October 2014. She served as Vice Chair and Member of the Board of Directors of Johnson & Johnson from 2005 until her retirement in March 2009. Ms. Poon joined Johnson & Johnson in 2000 as Company Group Chair in the Pharmaceuticals Group. She became a member of Johnson & Johnson’s Executive Committee and Worldwide Chair, Pharmaceuticals Group, in 2001, and served as Worldwide Chair, Medicines and Nutritionals, from 2003 to 2005. Prior to joining Johnson & Johnson, she served in various management positions at Bristol-Myers Squibb for 15 years.
Thomas D. Stoddard Age: 60 Director Since: June 2025

Prudential Committees: • Audit • Investment

Mr. Stoddard served as Vice Chairman of Global Investment Banking for the Bank of America Corporation (a leading multinational investment bank and financial services holding company) from 2021 to 2025. Prior to this role, he was the interim Group CFO at Athora Ltd. from 2020 to 2021, during which time he also served as Senior Advisor to the insurance practices in North America, Europe, and Asia at McKinsey & Company. From 2014 to 2019, Mr. Stoddard was Group CFO at Aviva plc, and from 2008 to 2014, he was Senior Managing Director and Head of the Global Financial Institutions Group in investment banking at Blackstone. Before joining Blackstone, he co-founded Barrett Ellman Stoddard Capital Partners, where he worked from 2005 to 2008. Earlier in his career, Mr. Stoddard held various investment banking positions at Credit Suisse, UBS, and Lehman Brothers from 1994 to 2008. He began his career after graduating law school as a corporate associate at Cravath, Swaine & Moore.

12	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

Item 1 Election of Directors
Andrew F. Sullivan Age: 55 Director Since: March 2025

Prudential Committee: • Executive

Mr. Sullivan has served as Chairman of the Board of Directors of Prudential Financial, Inc. and The Prudential Insurance Company of America (“Prudential”) since March 2026, and has also served as Chief Executive Officer of Prudential since March 31, 2025. Prior to being Chairman and CEO, he served as Executive Vice President and Head of International Businesses and Global Investment Management, during which he oversaw the company’s International Insurance segment, which develops, distributes and services the operations, strategic investments and joint ventures in Asia, Latin America and Africa. He also led PGIM, the firm’s global asset management business, during this time. Previously, Mr. Sullivan served in a variety of leadership positions at Prudential, including head of the firm’s U.S.-based businesses, comprising Group Insurance, Individual Life Insurance, Retirement Strategies, and Prudential Advisors. He also served as head of Prudential’s Workplace Solutions businesses and had responsibility for the Group Insurance underwriting, claims and service organizations. Prior to joining Prudential in 2011, he served in various leadership roles at CareFirst BlueCross BlueShield, Cigna, Diamond Technology Partners and DaimlerChrysler. Mr. Sullivan graduated from the United States Naval Academy in Annapolis, Maryland and began his naval career as a nuclear submarine officer. During his tenure with the Navy, he was awarded the Navy and Marine Corps Achievement Medal for superior leadership and performance on board the USS Nebraska.
Michael A. Todman Age: 68 Director Since: March 2016 Lead Independent Director Since: 2023

Prudential Committees: • Compensation (Chair) • Executive (Chair) • Finance Public Directorships: • Brown-Forman Corporation • Carrier Global Corporation • Mondelēz International, Inc.

Mr. Todman served as Vice Chairman of the Whirlpool Corporation (Whirlpool), a global manufacturer of home appliances, from November 2014 to December 2015. Mr. Todman previously served as President of Whirlpool International from 2006 to 2007 and 2010 to 2014, as well as President, Whirlpool North America, from 2007 to 2010. Mr. Todman held several senior positions with Whirlpool over his career.

Joseph J. Wolk Age: 59 Director Since: September 2025

Prudential Committees: • Audit • Finance Former Directorships Held During the Past Five Years: • Kenvue (December 2024)

Mr. Wolk has been the Executive Vice President and CFO of Johnson & Johnson (a multinational pharmaceutical, biotechnology, and medical technologies corporation) since 2018. He is also a member of Johnson & Johnson’s Executive Committee and was the sponsor overseeing all capital markets and operational aspects of the separation of the Company’s Consumer Health business into an independent, publicly traded company, Kenvue. He served on the Kenvue board from 2023 to 2024 while Johnson & Johnson held an equity interest in the company. Previously, Mr. Wolk served in various leadership positions at Johnson & Johnson as well as at AMETEK, Inc. in a variety of accounting roles.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	13

The Company is committed to good corporate governance, which helps us compete more effectively, sustain our success and build long-term shareholder value. The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings through ongoing communication with one another and management.
The Board has adopted Corporate Governance Principles and Practices to provide a framework for the effective governance of the Company. The Corporate Governance Principles and Practices are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Principles and Practices, which includes the definition of independence adopted by the Board, the charters of the Corporate Governance and Business Ethics, Compensation and Human Capital and Audit Committees, the Lead Independent Director Charter, the Code of Business Conduct and Ethics for Members of the Board of Directors, Prudential’s Code of Conduct “Making the Right Choices,” and the Related Party Transaction Approval Policy can be found at www.prudential.com/governance. Copies of these documents also may be obtained from the Chief Governance Officer and Corporate Secretary.
Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. Therefore, the Board reviews the Company’s policies and business strategies and advises and counsels the CEO and other executive officers who manage the Company’s businesses, including actively overseeing and reviewing, on at least an annual basis, the Company’s strategic plans.
In addition, we solicit feedback from shareholders on corporate governance and executive compensation practices, among other items, and engage in discussions with various groups and individuals on these matters.
Process for Selecting Directors
The Corporate Governance and Business Ethics Committee screens and recommends candidates for nomination by the full Board. The Company’s By-laws provide that the size of the Board may range from nine to 14 members, reflecting the Board’s current view of its optimal size. The Committee is assisted with its recruitment efforts by an independent third-party search firm, which recommends candidates who satisfy the Board’s criteria. The search firm also provides research and pertinent information regarding candidates, as requested. Ms. Mannen, who is nominated for election, and Messrs. Stoddard and Wolk, who were elected to the Board of Directors in 2025, were recommended by an independent third-party search firm.
14	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Director Onboarding and Continuing Education
Prudential’s Corporate Governance Principles and Practices describe the new director orientation process and the Board’s continuing education standards. These education practices reflect rapidly evolving external developments, risk management, technological advances, and talent oversight needs.
Director Orientation
All new directors participate in a robust director orientation and onboarding process addressing topics such as Prudential’s multi-asset business model, Company strategy, operating performance, and culture. In support of successful integration into active boardroom discussions, new directors have one-on-one sessions with other directors and leaders of Prudential’s business lines. New directors who serve on the Audit Committee also meet with our independent auditor.
Director Education — Cybersecurity and Artificial Intelligence
The Board continues to receive cybersecurity education led by both internal and external experts. These sessions include the evaluation of security plans and policies and practices that protect Prudential’s assets and its customers.
In 2025, the entire Board received training from internal and external experts designed to build the director’s artificial intelligence (AI) literacy with a focus on responsible AI adoption across the enterprise. The experts addressed topics including AI’s business impact, data governance, ethical AI adoption, and the integration of AI solutions into the Company’s workstreams.
These educational sessions are in alignment with our belief that the Board must have the knowledge and skills necessary to provide effective governance and strategic oversight in an increasingly digital business landscape.
Director Re-nomination
The Board applies equal rigor to its director re-nomination process as it does to evaluating prospective directors to join the Board.
Each year the Corporate Governance and Business Ethics Committee evaluates each director’s ability to continue his/her contribution to the Company and its stakeholders in a number of categories.
Attendance and Active Participation	Attendance and interactive contributions at Board and Committee meetings

Board and Director Evaluations	Feedback received during the annual Board evaluation and discussions between each individual director and the Lead Director, Corporate Governance and Business Ethics Committee Chair, and Board Chair

Skills, Qualifications and Experience	Possession of core competencies and command of insight into risks and opportunities facing Prudential

Time Commitment and Outside Board Affiliations	Stringent evaluation of overboarding considerations, time commitment and potential conflicts of interest or independence concerns to assess a Director’s capacity to meet their full responsibility

Diversity of Skills, Experience and Perspectives	The extent to which the Director contributes to the diverse skills and perspectives of the Board

Shareholder Feedback	Assess shareholder feedback, including support received during the most recent annual shareholder meeting
Director Commitments Oversight
The Board recognizes that its members benefit from service on other public company boards. The Board also believes however, it is critical that Directors can dedicate sufficient time to their service on Prudential’s Board. Directors must notify the Chairman and CEO, Lead Independent Director and Chief Governance Officer, Senior Vice President and Corporate Secretary before accepting an invitation to serve on another public company board. The Corporate Governance and Business Ethics Committee reviews and determines whether the position would affect the Director’s ability to serve on Prudential’s Board. As part of the annual director nomination process, the Corporate Governance and Business Ethics Committee considers a director’s ability to devote sufficient time to prepare for and attend all Board and committee meetings and perform all Board and committee responsibilities. It is expected that no Director shall serve on more than four other public company boards in addition to the Prudential Board. However, the Board may determine that service in excess of these guidelines is appropriate based on the facts and circumstances.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	15

CORPORATE GOVERNANCE
Shareholder Nominations and Recommendations of Director Candidates
Our By-laws permit a group of up to 20 shareholders who have owned at least 3% of our outstanding capital stock for at least three years to submit director nominees for up to 20% of our Board seats for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws.
Shareholders who wish to nominate directors for inclusion in our Proxy Statement or directly at an Annual Meeting in accordance with the procedures in our By-laws should follow the instructions under “Submission of Shareholder Proposals and Director Nominations” in this Proxy Statement.
Shareholders who wish to recommend candidates for consideration should send their recommendations to the attention of Margaret M. Foran, Chief Governance Officer, Senior Vice President and Corporate Secretary, at 751 Broad Street, Newark, NJ 07102. The Committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described under “Director Criteria, Qualifications, Experience, and Tenure.”
Director Attendance
During 2025, the Board of Directors held nine meetings. Directors attended 99% of all meetings of the full Board and the committees on which they served.
Directors are expected to attend the annual meeting of shareholders. All then-serving Directors were present for the 2025 annual meeting of shareholders.
Director Independence
The current Board consists of 10 directors, one of whom is currently employed by the Company (Mr. Sullivan). The Board conducted an annual review and affirmatively determined that all of the non-employee directors currently serving on the Board (Mses. Hund-Mejean, Jones, Pianalto and Poon, and Messrs. Casellas, Di Sibio, Stoddard, Todman and Wolk) are “independent” as that term is defined in the listing standards of the NYSE and in Prudential’s Corporate Governance Principles and Practices.
The Board also affirmatively determined that Ms. Mannen, a director nominee, is “independent” as that term is defined in the listing standards of the NYSE and in Prudential’s Corporate Governance Principles and Practices. In addition, the Board had previously determined that Ms. Murphy and Mr. Scovanner, who served on the Board during 2025, were independent.
Independent Director Meetings
The independent Directors generally meet in an executive session at each regularly scheduled Board meeting, with the Lead Independent Director serving as Chair. In 2025, the independent Directors of the Board met in executive session at every meeting.
16	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Comprehensive Steps to Achieve Board Effectiveness
The Board is committed to a rigorous self-evaluation process. Through evaluation, Directors review the Board’s performance, including areas where the Board believes it functions effectively, and more importantly, areas where the Board believes it can improve.

1. Evaluation

The evaluation solicits each director's opinion regarding the Board's effectiveness in monitoring and reviewing topics such as:

- The strategic planning process
- The annual budget process and financial performance
- Ethical culture
- Management compensation, performance and ethics
- Risk strategy and management
- Succession planning
- Stakeholder commitment
- Environmental commitment

2. Feedback Analysis

Directors are encouraged to speak to the independent third-party with specific feedback on individual directors, committees or the Board in general. The independent third-party synthesizes the results and comments and has oral interviews with directors regarding the full Board or any committee on which the director serves.

3. Presentation of Findings

In January 2026, the Corporate Governance and Business Ethics Committee Chair presented the findings to each Committee, followed by review of the full Board.

4. Follow Up

Results requiring additional consideration are addressed at subsequent Board and Committee meetings and reported back to the full Board, where appropriate.

5. Follow Through

The Board executed on last year's self-evaluation by reviewing materials about technology and digital industry trends and the competitive environment. Based on the most recent self-evaluation, the Board has asked for more information in the following areas:

- Strategic Growth and Execution
- Technology Trends
- Market and Capital Restraints
- Competitive Positioning

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CORPORATE GOVERNANCE
Shareholder Engagement at Prudential
In 2025, management and Board members engaged with shareholders who hold a majority of our shares. During these discussions, shareholders were encouraged to identify potential Board candidates and share feedback regarding the Company and issues described in the table below.
Board Leadership
Currently, our Board leadership structure consists of a Lead Independent Director, a Chairman (who is also our CEO) and committee chairs. The Board believes that our structure provides independent Board leadership and engagement while providing the benefit of having our CEO, the individual with primary responsibility for managing the Company's day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed.
The Board, under the leadership of the Lead Independent Director and Chair of the Corporate Governance and Business Ethics Committee, at least annually, reviews its leadership structure and thoroughly evaluates whether to continue to combine or to split the chair and CEO roles. After considering the perspectives of the individual directors, the views of our significant shareholders, voting results of recent independent chair proposals, academic research, practical experience at peer companies, and benchmarking and performance data, the Board in 2026 determined that having the same individual as both Chairman of the Board and CEO is in the best interests of the Company and its shareholders. The Board will continue to monitor the appropriateness of this structure.
LEAD INDEPENDENT DIRECTOR

Under our Corporate Governance Principles and Practices, the independent directors annually elect a Chairman of the Board and, if the individual elected as Chairman of the Board is not independent, they also elect an independent director to serve as Lead Independent Director. The Lead Independent Director is generally expected to serve for a term of at least one year, but for no more than five years. Michael A. Todman was elected as Lead Independent Director in May 2023.

Key Responsibilities

•
Calls meetings of the independent directors.

•
Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

•
Facilitates communication between the independent directors and our Chairman.

•
Provides independent Board leadership.

•
Elected annually and may serve no more than five years.

•
Approves the agenda for all Board meetings and all Board materials.

•
Communicates with shareholders and other key constituents, as appropriate.

•
Meets directly with the management and non-management employees of our firm.

•
Engages with our other independent directors to identify matters for discussion at executive sessions of independent directors and advises our Chairman of any decisions reached, and suggestions made, at the executive sessions.

•
In collaboration with the Corporate Governance and Business Ethics Committee, addresses Board effectiveness, performance and composition.

•
Authorized to retain outside advisors and consultants who report directly to the Board on Board-wide issues.

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CORPORATE GOVERNANCE
A MESSAGE TO OUR SHAREHOLDERS FROM PRUDENTIAL’S LEAD INDEPENDENT DIRECTOR, MICHAEL A. TODMAN

As Prudential’s Lead Independent Director, it is a privilege to share the Board’s view on the Company’s governance practices that we believe reflect our ongoing commitment to building long-term shareholder value.

Active Employee Engagement

The Board believes when we actively collaborate with Prudential employees — at all levels — we gain deeper insight into Prudential’s operations, enabling better-informed decisions on risk, capital allocation, and growth initiatives. This interaction enables us to anticipate potential market disruptions and gives us insight into external factors that may impact our global business.

Prudential launched a “Meet the Board” initiative featuring videos on our internal and external website introducing each director, their professional background, and personal interests. The initiative encouraged employees and shareholders to learn about governance and the Board in an interactive way.

At our November 2025 Board offsite in Tokyo, Japan, all directors participated in a Meet the Board event, and all Audit Committee Members attended the internal audit department’s town hall. Christine Poon, Finance Committee Chair, moderated a Women’s Executive Panel. This session featured the women members of Prudential’s Global Leadership Team. These events created a tone of transparency while enabling directors to discuss strategic priorities, governance, and emerging issues with employees.

Aligning Our Board with Our Strategic Needs

Our ongoing Board composition review includes regular assessments of director skills, individual director evaluations, robust re-nomination assessments and board leadership succession planning. Regarding the latter, in 2025, we welcomed Thomas D. Stoddard and Joseph J. Wolk to the Board. Tom Stoddard has deep industry knowledge and extensive experience generating value for financial services companies. Joe Wolk brings to the Board global finance expertise and stakeholder engagement. In February 2026, Maryann Mannen was elected to the Board effective May 12, 2026, contingent on the shareholder vote. These exceptional leaders’ skills align with our strategic needs and priorities as we position Prudential for the future.

Strategic Planning

The Board continued its focus on the key issues critical to the Company’s long-term success including oversight of a broad range of business opportunities. During our November 2025 Board offsite, Prudential’s global business leaders discussed the alignment of their future focused initiatives and the Company’s strategy. In addition, our meetings included a concentrated focus on the Company’s responsible and strategic implementation of artificial intelligence across the enterprise. This informative and robust series of discussions established our Global Leadership Team’s and the Board’s priorities for 2026 and beyond.

It is an honor to serve as your Lead Independent Director. Thank you for your continued support of Prudential as we continue to invest together in our Company’s future.
Michael A. Todman Prudential Lead Independent Director
Mr. Todman was elected by Prudential’s independent Directors to serve as Lead Independent Director effective May 2023. He brings significant experience and knowledge to the Lead Independent Director role. Mr. Todman has served as a Prudential Director since March 2016. He currently chairs the Compensation and Human Capital and Executive Committees and sits on the Finance Committee. Due to his Board experience and leadership, Mr. Todman understands the Company’s long-term strategic priorities. In addition, he possesses a deep understanding of Prudential and its industry’s legal, regulatory, and competitive frameworks.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	19

CORPORATE GOVERNANCE
Board Risk Oversight
In performing its oversight responsibilities, the Board and its committees review policies and guidelines that senior management uses to manage the Company’s exposure to material categories of risk. As these issues sometimes overlap, Board committees hold joint meetings when appropriate and address certain issues at the full Board level. During 2025, the Audit and Finance Committees received updates from the Chief Risk Officer on the important risks facing the Company, including a discussion on our Own Risk and Solvency Assessment (“ORSA”), as well as other existing and significant emerging risks. In addition, the Board and committees reviewed the performance and functioning of the Company’s overall risk management function, as well as how the Company’s risk oversight process aligns with its disclosure controls and procedures.
The Company, under the Board’s oversight, is organized to promote a strong risk awareness and management culture. The Chief Risk Officer sits on many management committees and heads an independent enterprise risk management department. The General Counsel as well as the Chief Compliance Officer sit on key management committees and the functions they oversee operate independently of the businesses to separate management and oversight.
Cybersecurity Risk Oversight
The Board oversees the Company’s Information Security program. In order to respond to the threat of security breaches and cyberattacks, we have developed a program, overseen by the Company’s Chief Information Security Officer and our Information Security Office, that is designed to protect and preserve the confidentiality, integrity and continued availability of information owned by, or in the care of, the Company. This program also includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of any material cybersecurity incident. The Audit Committee, which is tasked with oversight of certain risk issues, including cybersecurity, receives reports twice per year from the Chief Information Security Officer, the Head of Global Technology and Operations and Risk Management. At several meetings, the Board and the Audit Committee also receive updates about the results of program reviews, which may include exercises and response readiness assessments led by outside advisors who provide a third-party independent assessment of our technical program and internal response preparedness. The Audit Committee regularly briefs the full Board on these matters, and the full Board also receives periodic briefings from internal and external experts on cyber threats in order to enhance our Directors’ literacy on cyber issues.
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CORPORATE GOVERNANCE
CYBERSECURITY GOVERNANCE HIGHLIGHTS

•
Comprehensive reporting to our Board by our Chief Information Security Officer and our Information Security Office in response to key developments.

•
Cross-functional approach to addressing cybersecurity risk, with engagement among Global Technology, Risk, Legal, Compliance, and Corporate Audit functions.

•
Cybersecurity program is integrated within our risk management framework and includes escalation points to business and corporate function leadership, as well as to our Executive Risk Committee, Enterprise Risk Management Council, and allowing cyber risk and control items to be elevated to the Board or its Audit Committee on a risk-driven basis for calibrated oversight.

•
Risk environment and associated controls are assessed on an ongoing basis considering current and potential future threats.

•
Global presence with 24/7 cyber threat operations center.

•
Employees with access to our Company’s systems receive comprehensive annual training on responsible information security, data security, and cybersecurity practices and how to protect data against cyber threats.

•
Our detailed incident response plan specifies escalation and evaluation processes for cyber events. This plan is executed in close coordination with our internal functions including a dedicated Cyber Law & Privacy Law function, External Affairs, and Risk Management.

•
To the extent cybersecurity controls are related to internal control over financial reporting, such controls are considered in the context of Prudential’s annual integrated audit.

•
Prudential’s security program is aligned, as appropriate based on our platforms, business activities, operating environment, and associated risks, with the National Institute of Standards and Technology Cyber Security Framework (NIST CSF 2.0), and other industry-recognized security frameworks.

PRUDENTIAL’S ARTIFICIAL INTELLIGENCE PRODUCT POLICY

The use of artificial intelligence is an important part of our business strategy to serve customers effectively, equitably, and responsibly. We are committed to the ethical use of this emerging technology.

Prudential’s Global Technology and Risk Management functions have established requirements for the lifecycle of Artificial Intelligence Products (“AIPs”). Businesses and corporate functions must have established processes to identify and mitigate risks associated with the use of AIPs.

Prudential’s leaders play a critical role in the oversight of ethical and responsible use of artificial intelligence:

Board of Directors
Responsible for overseeing the effectiveness of Prudential’s internal control structure, which includes its use of AIPs. The Audit Committee is made aware of risks associated with the use of artificial intelligence.
Business Division and Corporate Function Heads Accountable for establishing operating and supervisory procedures to comply with Prudential’s Artificial Intelligence Product Policy.
Global AI Oversight Council
Sets the governance, and monitors the company-wide deployment of AIPs so that the use of AIPs aligns with the Company’s strategy, purpose, principles, and core values. This cross-functional group is part of the Company’s risk and compliance governance structure.

Prudential’s Ethical Principles for Artificial Intelligence are integrated into the Company’s AI Product Policy. This promotes our ongoing commitment to ensure transparent and responsible adoption throughout our design, development, purchase, deployment, and use of AI. Our policies and codes of conduct are supported by required training, with all U.S. employees trained on responsible AI usage in 2025.

Executive Compensation Risk Oversight
We monitor the risks associated with our compensation programs and individual executive compensation decisions on an ongoing basis. Each year, management undertakes a review of the Company’s various compensation programs to assess the risks arising from our compensation policies and practices. Management presents these risk assessments to the Compensation and Human Capital Committee. The risk assessments have included a review of the primary design features of the Company’s compensation plans, the process to determine compensation pools and awards for employees and an analysis of how those features could directly or indirectly encourage or mitigate risk-taking. As part of the risk assessments, it has been noted that the Company’s annual incentive plan allows for discretionary negative adjustments to the ultimate outcomes, which serves to mitigate risk-taking.
Moreover, senior management is subject to share ownership and retention policies, and historically, a large percentage of senior management compensation has been paid in the form of long-term equity awards. In addition, senior management compensation is paid over a multiple-year cycle, a compensation structure that is intended to align incentives with appropriate risk-taking. The Company’s general risk
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	21

CORPORATE GOVERNANCE
management controls also serve to preclude decision-makers from taking excessive risk to earn the incentives provided under our compensation plans. The Compensation and Human Capital Committee agreed with the conclusion that the identified risks were within our ability to effectively monitor and manage, and that our compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.
In addition, in 2026, The Prudential Life Insurance Company, Ltd. (“Prudential of Japan”), a Japanese insurance subsidiary of the Company, is implementing a series of actions to strengthen oversight of sales practices, governance and risk management, which includes redesigning Prudential of Japan's compensation structure to better align customer protection with new business incentives. The Compensation and Human Capital Committee will provide oversight of this redesign by Prudential of Japan, which is currently underway.
Environmental Stewardship
Environmental stewardship, which includes Prudential’s climate practices, is overseen by the Board’s Corporate Governance and Business Ethics Committee. The full Board receives reports from its committees on sustainability related risks and opportunities, which allow Directors to contemplate these considerations when reviewing business decisions and strategic plans. The Company’s Executive Sustainability Committee, comprised of relevant senior leaders, oversees the Company’s sustainability approach, including environmental stewardship and climate, and is supported by the Sustainability Office, a Climate Change Task Force, sustainability committees in Japan and Brazil, and PGIM’s Sustainability Council.
Human Capital Management and Succession Planning
The Compensation and Human Capital Committee and the full Board’s involvement in leadership development and succession planning is systematic and ongoing. We believe that human capital management and succession planning extending from the CEO throughout the organization is paramount to the Company’s success and central to our long-term strategy.
The Board has established clear criteria for evaluating potential CEO candidates including demonstrated performance over multiple years while performing against a robust development plan. This enables the Board to assess the individual’s leadership qualities, and strategic judgment in various scenarios over time. The CEO and Chief People Officer collaborate with the Committee and other Board committees to prepare and evaluate management development and succession plans several levels below the CEO. The Committee reports its CEO succession plan and candidate assessment to the full Board at least once per year for its comments and appraisal.
In addition, the Board reviews the Company’s overall human capital outlook in support of its business strategy at least annually and frequently discusses talent issues at its meetings. In support of our commitment to talent development, throughout the year, individuals identified as high-potential leaders are given exposure and visibility to Board members through formal presentations and at informal events, including Board dinners. This allows directors to have an informed opinion about Prudential’s talent depth and the possession of the skills necessary to lead and achieve the Company’s goals. Each business line and the Risk, Audit, and Finance functions engage in succession planning for key roles at least once per year.
22	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Communication with Directors
Shareholders and other interested parties may communicate with any of the independent Directors, including Committee Chairs and the Lead Independent Director, by using the following address:
Prudential Financial, Inc.
Board of Directors
c/o Margaret M. Foran, Chief Governance Officer,
Senior Vice President and Corporate Secretary
751 Broad Street
Newark, NJ 07102
Email: independentdirectors@ prudential.com
The Chief Governance Officer, Senior Vice President and Corporate Secretary of the Company reviews communications to the independent Directors and forwards those communications to the independent Directors as discussed below. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chair of the Audit Committee and the Company’s Corporate Chief Ethics Officer consistent with time frames established by the Audit Committee for the receipt of communications dealing with these matters. Communications that pertain to non-financial matters will be forwarded promptly. Items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitations or advertisements; product-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; or spam and overly overtly hostile, threatening, potentially illegal or similarly unsuitable communications.
Feedback on Executive Compensation:
You can also provide feedback on executive compensation at the following website: www.prudential.com/executivecomp.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	23

CORPORATE GOVERNANCE
Committees of the Board of Directors
The Board has established various committees to assist in discharging its duties, including: Audit, Compensation and Human Capital, Corporate Governance and Business Ethics, Executive, Finance and Investment. The primary responsibilities of each of the committees are set forth below, together with their current membership and the number of meetings held in 2025. Committee charters can be found on our website at www.prudential.com/governance. Each member of the Audit, Compensation and Human Capital, and Corporate Governance and Business Ethics Committees has been determined by the Board to be independent for purposes of the NYSE Corporate Governance listing standards. In addition, Directors who serve on the Audit Committee and the Compensation and Human Capital Committee meet additional, heightened independence and qualification criteria applicable to Directors serving on these committees under the NYSE listing standards.
Audit Committee Meetings in 2025: 12

The Audit Committee provides oversight of the Company’s accounting and financial reporting and disclosure processes, the adequacy of the systems of disclosure and internal control established by management, and the audit of the Company’s financial statements. The Audit Committee oversees insurance risk and operational risks, risks related to financial controls, and legal, regulatory, cybersecurity and compliance matters, including the risk associated with the use of artificial intelligence, and oversees the overall risk management governance structure and risk management function.
Among other things, the Audit Committee:
(1)
appoints the independent auditor and evaluates its qualifications, independence and performance;

(2)
reviews the audit plans for and results of the independent audit and internal audits; and

(3)
reviews reports related to processes established by management to provide compliance with legal and regulatory requirements.

The Board has determined that all of our Audit Committee members are financially literate and audit committee financial experts as defined by the SEC.

Compensation and Human Capital Committee Meetings in 2025: 7

The Compensation and Human Capital Committee oversees the Company’s programs and practices related to talent and leadership; compensation of the Company’s executive officers; administration of the equity-based and certain other compensation plans; management of risks for succession planning and compensation; and strategies and policies related to human capital management. For more information on the responsibilities and activities of the Compensation and Human Capital Committee, including the Committee’s processes for determining executive compensation, see the CD&A.

(1)
If elected at the 2026 Annual Meeting of Shareholders, Ms. Mannen will serve on the Compensation and Human Capital Committee.

Corporate Governance and Business Ethics Committee Meetings in 2025: 8

The Corporate Governance and Business Ethics Committee oversees the Board’s corporate governance procedures and practices, including the recommendations of individuals for the Board, recommendations to the Board regarding director compensation, overseeing the Company’s ethics and conflict-of-interest policies, its political contributions and lobbying expenses policy, its strategy and reputation policy regarding environmental, social and governance issues, including environmental stewardship, sustainability, climate, human capital management external reporting, and corporate social responsibility for the Company’s global businesses.

(2)
If elected at the 2026 Annual Meeting of Shareholders, Ms. Mannen will serve on the Corporate Governance and Business Ethics Committee.

Executive Committee Meetings in 2025: 0
The Executive Committee is authorized to exercise the corporate powers of the Company between meetings of the Board, except for those powers reserved to the Board by our By-laws or otherwise.

24	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Finance Committee Meetings in 2025: 5

The Finance Committee oversees, takes actions, and approves policies with respect to capital, liquidity, borrowing levels, reserves, benefit plan funding, major capital expenditures, and oversight of the ORSA and the Company’s Risk Appetite Framework.

Investment Committee Meetings in 2025: 4

The Investment Committee oversees and takes actions with respect to the purchase, management, disposition, risk management and governance of invested assets and reviews investment risks and exposures, as well as the investment performance of products and accounts managed on behalf of third parties.

In addition to the above Committee meetings, the Board held 9 meetings in 2025.
Certain Relationships and Related Party Transactions
The Company has adopted a written Related Party Transaction Approval Policy that applies:
•
to any transaction or series of transactions in which the Company or a subsidiary is a participant;

•
when the amount involved exceeds $120,000; and

•
when a related party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest (other than solely as a result of being a director or trustee or in any similar position or a less-than-10% beneficial owner of another entity).

The policy is administered by the Corporate Governance and Business Ethics Committee, which will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction, and will approve or ratify only those transactions that are, in its judgment, appropriate or desirable under the circumstances.
In the ordinary course of business, we may from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also directors of Prudential Financial. In all cases, these transactions are conducted on an arm’s-length basis. In addition, from time to time executive officers and directors of Prudential Financial may engage in transactions in the ordinary course of business involving services we offer, such as insurance and investment services, on terms similar to those extended to employees of Prudential Financial and its subsidiaries and affiliates generally. The Corporate Governance and Business Ethics Committee has determined that certain types of transactions do not create or involve a direct or indirect material interest, including (i) any sales of financial services or products to a related party in the ordinary course of business on terms and conditions generally available in the marketplace (or at ordinary employee discounts, if applicable) and in accordance with applicable law, and (ii) all business relationships between the Company and a 5% shareholder or a business affiliated with a director, director nominee or immediate family member of a director or director nominee made in the ordinary course of business on terms and conditions generally available in the marketplace and in accordance with applicable law.
Pursuant to our policy, the Corporate Governance and Business Ethics Committee determined that one transaction qualifies as a disclosable related party transaction since the beginning of 2025:
Michael F. Falzon, the brother of Robert M. Falzon, our former Vice Chairman, who retired in July 2025, is our Vice President and Business Technology Officer, Prudential Advisors. In 2025, the total compensation paid to Michael Falzon, including salary, bonus and the grant date value of long-term incentive awards, was less than $750,000. Michael Falzon’s compensation was similar to the compensation of other employees holding equivalent positions.
Policy on Shareholder Rights Plan
We do not have a shareholder rights plan. The Board will obtain shareholder approval prior to adopting a future shareholder rights plan unless the Board, in the exercise of its fiduciary duties, determines that under the circumstances then existing, it would be in the best interests of the Company and our shareholders to adopt a rights plan without prior shareholder approval. If a rights plan is adopted by the Board without prior shareholder approval, the plan must provide that it will expire within one year of adoption unless ratified by shareholders.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	25

CORPORATE GOVERNANCE
Political Contributions and Lobbying Expenditure
Oversight and Disclosure
The Corporate Governance and Business Ethics Committee reviews and approves an annual report on political activities, contributions and lobbying expenses. It monitors and evaluates the Company’s ongoing political strategy as it relates to overall public policy objectives for the next year and provides guidance to the Board. We provide on our website a description of our oversight process for political contributions and a summary of Political Action Committee, or PAC, contributions. We also disclose semiannual information on dues, assessments and contributions of  $10,000 or more to trade associations and tax-exempt advocacy groups and a summary of Company policies and procedures for political activity. This disclosure is available at www.prudential.com/governance under the heading “Political Activity & Contributions.”
The 2025 CPA-Zicklin Index of Corporate Political Disclosure and Accountability ranked Prudential as a Trendsetter company, the highest distinction. This is the tenth consecutive year that Prudential has been recognized for its disclosure, accountability, and political spending oversight.
Corporate Social Responsibility and Impact Investing
Two independent Directors are currently members of Prudential’s Corporate Social Responsibility Oversight Committee. This Committee oversees Prudential’s corporate social responsibility work including philanthropy, corporate contributions, employee community engagement, market-facing inclusion efforts, and impact and responsible investing. Our 2025 metrics in these areas include:
Making a Difference
We drive meaningful, measurable societal impact by advancing economic and social mobility at scale. Through targeted investments and partnerships, we help strengthen and protect generational wealth, build more inclusive systems, and expand opportunity for individuals and communities around the world. Engagement — with employees, shareholders, and social sector leaders — amplifies this impact, enabling us to design, deliver, and scale solutions that matter. While our contributions are reflected in grants, investments, and volunteerism, our impact is ultimately rooted in Prudential’s leadership and steadfast commitment to being a responsible, purpose-led company.
26	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers” or “PwC”) as the Company’s independent registered public accounting firm (“independent auditor”) for 2026. We are not required to have the shareholders ratify the selection of PwC as our independent auditor, but we are doing so because we believe it is a matter of good corporate practice.
If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PwC but may nevertheless retain it as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of Prudential Financial and its shareholders. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by shareholders.
Fees Paid to PricewaterhouseCoopers
The following is a summary and description of fees for services provided by PwC in 2025 and 2024.
Worldwide Fees (in millions)
Service	2025	2024
Audit(1)	$57	$55

Audit-Related(2)	$6	$6

Tax(3)	$2	$3

All Other	$0	$0

Total	$65	$64

(1)
The aggregate fees for professional services rendered for the integrated audit of the consolidated financial statements of Prudential Financial and, as required, audits of various domestic and international subsidiaries, the issuance of comfort letters, attest services required by regulation, consents and assistance with review of documents filed with the Securities and Exchange Commission (“SEC”). The increase of  $2 million in audit fees from 2024 to 2025 reflects strategic initiatives undertaken by the Company.

(2)
The aggregate fees for assurance and related services, including internal control and financial compliance reports, attest services not required by regulation, assurance procedures over new accounting standards prior to the implementation year and accounting consultation on new accounting standards, acquisitions and potential financial reporting requirements.

(3)
The aggregate fees for services rendered for tax return preparation, tax advice related to mergers and acquisitions and other international, federal and state projects and requests for rulings. In 2025, tax compliance and preparation fees totaled approximately $1.6 million and tax advisory fees totaled approximately $0.4 million. In 2024, tax compliance and preparation fees totaled approximately $1.7 million and tax advisory fees totaled approximately $0.8 million.

PwC also provides services to domestic and international investment vehicles, not consolidated by Prudential Financial, but which are managed by Prudential Financial. Fees for audit, audit-related, tax and all other services provided by PwC to these entities were $40 million in 2025 and $37 million in 2024. The $3M increase from 2024 is primarily driven by new audit and tax engagements stemming from acquisition activity along with other strategic initiatives of the Company.
The Audit Committee has advised the Board of Directors that in its opinion the non-audit services rendered by PwC during the most recent fiscal year are compatible with PwC maintaining their independence.
PwC has been the Company’s independent auditor since it became a public company in 2001 and prior to that, from 1996.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	27

Item 2 Ratification of the Appointment of the Independent Registered Public Accounting Firm
In determining whether to reappoint PwC as Prudential Financial’s independent auditor, the Audit Committee annually considers several factors, including:

•
the firm’s independence and objectivity;

•
the firm’s capability and expertise in handling the breadth and complexity of Prudential’s global operations and risk profile, including the expertise and capability of the Lead Audit Partner;

•
the length of time the firm has been engaged;

•
the extent and quality of the firm’s communications with the Audit Committee;

•
the results of a management survey of PwC’s overall performance, including quality of audit work and adherence to commitments;

•
other data related to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) inspection reports; and

•
the appropriateness of the firm’s fees, both on an absolute basis and as compared with the Company’s peers.

In accordance with SEC rules, independent audit partners are subject to rotation requirements limiting their number of consecutive years of service to our Company to no more than five. As a result, in 2026, Prudential’s Audit Committee will oversee a rigorous process of selecting a new Lead Audit Partner with PwC. PwC will provide a list of qualified potential lead audit partners. The candidates will be assessed based on their related experience and industry expertise. Senior management will interview candidates, and the Audit Committee Chair will meet with and interview the final candidate. The new Lead Audit Partner, who will be approved by the Audit Committee, will assume oversight of Prudential Financial’s external audit effective for the 2027 audit.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services so that the independent auditor’s independence is not impaired; describes the Audit, Audit-Related, Tax and All Other services that may be provided and the non-audit services that may not be performed; and sets forth the pre-approval requirements for all permitted services. The policy provides for the general pre-approval of specific types of Audit, Audit-Related and Tax services as well as a limited fee estimate range for such services on an annual basis. The policy requires specific pre-approval of all Other permitted services. The independent auditor is required to report periodically to the Audit Committee regarding the extent of services provided in accordance with their pre-approval and the fees for the services performed to date. The Audit Committee’s policy delegates to its Chair the authority to address requests for pre-approval of services with fees up to a maximum of  $250,000 between Audit Committee meetings if the Company’s Chief Auditor and Principal Accounting Officer deem it reasonably necessary to begin the services before the next scheduled meeting of the Audit Committee. Any pre-approval decisions must be reported to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.
All Audit, Audit-Related, Tax and Other services described above were approved by the Audit Committee in accordance with this policy.
The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of PwC as the Company’s Independent Auditor for 2026.
28	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

Item 2 Ratification of the Appointment of the Independent Registered Public Accounting Firm
Report of the Audit Committee
Four independent directors comprise the Audit Committee. The Committee operates under a written charter adopted by the Board.
In addition, the Board has determined that all of the Audit Committee members, Ms. Hund-Mejean (the Audit Committee Chair) and Messrs. Di Sibio, Stoddard and Wolk satisfy the financial expertise requirements of the New York Stock Exchange (“NYSE”) and that each of Ms. Hund-Mejean and Messrs. Di Sibio, Stoddard and Wolk have the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC.
Management is responsible for the preparation, presentation, and integrity of the financial statements of Prudential Financial and for maintaining appropriate accounting and financial reporting policies and practices, as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. PwC is responsible for auditing the consolidated financial statements of Prudential Financial and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the PCAOB.
In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of Prudential Financial as of and for the year ended December 31, 2025, and Management’s Annual Report on Internal Control Over Financial Reporting with management and Prudential Financial’s independent auditor. The Audit Committee also discussed with Prudential Financial’s independent auditor matters required under the rules adopted by the PCAOB and the SEC, including the independent auditor’s communication of its Audit Report to the Audit Committee. This report includes critical audit matters, which are audit matters that were communicated or required to be communicated to the Audit Committee relating to accounts or disclosures that are material to Prudential Financial’s financial statements and that involved especially challenging, subjective or complex auditor judgment.
The Audit Committee received from the independent auditor the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence.
The Audit Committee has discussed with and received regular status reports from Prudential Financial’s Chief Auditor and independent auditor on the overall scope and plans for their audits of Prudential Financial, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. In addition to private meetings with the Chief Financial Officer, Chief Risk Officer, Chief Actuary, General Counsel and Chief Compliance Officer, the Audit Committee meets with the Chief Auditor and the independent auditor, with and without management present, to discuss the results of their respective audits. In determining whether to reappoint PwC as Prudential Financial’s independent auditor, the Audit Committee took into consideration a number of factors, including the firm’s independence and objectivity, its capability and expertise in handling the breadth and complexity of Prudential’s global operations and risk profile, the expertise and capability of the Lead Audit Partner, and the length of time the firm has been engaged. It also considered recent and historical performance, including the extent and quality of PwC’s communications with the Audit Committee, results of a management survey of PwC’s overall performance, including quality of audit work and adherence to commitments, and other data related to audit quality and performance, including recent PCAOB inspection reports on the firm, and the appropriateness of PwC’s fees, both on an absolute basis and as compared with Prudential Financial’s peers.
Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Prudential Financial and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Members of the Audit Committee
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	29

The Board is committed to excellence in governance and recognizes our shareholders’ interest in our executive compensation program. As a part of that commitment, and in accordance with SEC rules, our shareholders are being asked to approve a nonbinding advisory resolution on the compensation of our named executive officers, as reported in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse our 2025 executive compensation program and policies for our named executive officers through the following resolution:
RESOLVED, that the shareholders of Prudential approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement.
This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and practices relating to our named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers. Because your vote is advisory, it will not be binding upon the Board. The Board and the Compensation and Human Capital Committee will, however, as they have done in prior years, take into account the outcome of the “Say on Pay” vote when considering future compensation arrangements.
At the 2023 Annual Meeting, shareholders approved, on an advisory basis, holding “Say on Pay” votes annually, and the Board has adopted a policy providing for annual “Say on Pay” votes. Accordingly, the next “Say on Pay” vote will occur in 2027.
The Board of Directors recommends that shareholders vote “FOR” the advisory vote to approve our named executive officer compensation.
30	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent. The Company is not responsible for any inaccuracies it may contain. As explained below, our Board unanimously recommends that you vote “AGAINST” the shareholder proposal.
John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California, 90278, beneficial owner of 80 shares of Common Stock, is the proponent of the following shareholder proposal. The proponent has advised us that a representative will present the proposal and related supporting statement at the Annual Meeting.
Proposal 4 — Independent Board Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as soon as possible.
The Chairman of the Board shall be an Independent Director. A Lead Director shall not be a substitute for an independent Board Chairman.
The Board shall have the discretion to select an interim Chairman of the Board, who is not an Independent Director, to serve while the Board is required to seek an Independent Chairman of the Board on an accelerated basis. This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition although it is better to adopt it now.
An independent Board Chairman at all times improves corporate governance by bringing impartiality, objective oversight, and external expertise to board decisions, mitigating conflicts of interest, enhancing transparency, and boosting shareholder confidence.
This detached perspective allows the chairman to focus on shareholder interests, strengthen management accountability, and provide critical checks and balances, ultimately contributing to long-term sustainability and credibility.
This may be a particularly good time to consider the merits of this proposal. Prudential stock was at $127 in 2018 and fell to $99 by late 2025 despite a robust stock market.
Prudential agreed to a $100 million settlement with the U.S. Federal Trade Commission in August 2025. Prudential was charged with misleading consumers into buying healthcare plans that did not provide the promised coverage.
Prudential settled a multi-million dollar class-action lawsuit for a February 2024 data breach that affected 2.5 million customers. Customer Social Security numbers were exposed.
Prudential reported a significant drop in net income in Q2 2025, which fell to $533 million from $1.2 billion in the same 2024 period. Revenue was off 16%. Prudential’s stock price was down throughout 2025, including a year-to-date decline of 12% by mid-October.
However one analysis suggested that Prudential may not be as cheap as it appeared, noting that its share price was relatively expensive compared to the U.S. insurance industry. There was also an increase in Prudential insider selling.
Please vote yes: Independent Board Chairman — Proposal 4
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	31

ITEM 4 SHAREHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIRMAN
Board of Directors’ Statement in Opposition to the Proposal

Your Board recommends a vote against this proposal because it believes that it is in the best interest of our shareholders for the Board to have flexibility to determine the most effective person to serve as Board Chair, whether that person is an independent director, executive chairman or CEO. Every year, the Corporate Governance and Business Ethics Committee reviews and makes a recommendation on the appropriate governance framework for Board leadership, including during a CEO transition. The Committee takes into consideration governance best practices, the facts and circumstances of our Board and feedback that we receive from our shareholders. Specifically, our Board proactively asks for feedback from our shareholders. In 2025, Directors, as well as the Company’s Chief Governance Officer, engaged with investors regarding many issues, including our Board leadership structure. This feedback was presented to the Board. Many of our shareholders expressed the opinion that there is no “one size fits all” solution and that the Board’s fiduciary responsibility is best fulfilled by retaining the flexibility to choose the most effective leadership structure for the particular set of facts facing the Company at any point in time. Since 2017, Mr. Chevedden has submitted this proposal seven times and a majority of our shareholders voted against such proposals that would mandate the Company’s leadership structure and eliminate Board discretion.

The Board believes a clearly defined and significant Lead Independent Director role, active and strong independent committee chairs, and independent-minded, engaged, and committed directors with diverse skills optimally serves the best interests of Prudential’s shareholders. The Board’s current structure and governance policies allow it to provide effective oversight of management. Our Lead Independent Director is elected annually by independent directors of the Board to serve a term of no longer than five years. In addition, the Lead Independent Director has significant responsibilities that are described in detail in this Proxy Statement, including approval of all Board agendas and information sent to the Board, shareholder engagement, oversight of the annual Board evaluation process by an independent third party, Board refreshment and succession planning, and guiding the Board’s overall governance processes. We refer you to the Lead Independent Director’s letter, which is contained in this Proxy Statement, as well as the Lead Independent Director Charter at www.prudential.com/governance. The skills, experience, dedication, and time commitment of our Lead Independent Director, all make him well-qualified to serve in this role.

Therefore, Your Board Recommends That You Vote “AGAINST” This Proposal.
32	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

Beneficial Ownership
Based on a review of filings with the SEC, the Company has determined that the following persons hold more than 5% of the outstanding shares of the Company’s Common Stock. Applicable percentage ownership is based on 347,943,691 shares outstanding as of December 31, 2025.
To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of our Common Stock.
Name and Address of Beneficial Owner	Amount and Nature	Percent of Class
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	32,541,140(1)	9.0%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	42,287,607(2)	11.71%
(1)
Based on Blackrock’s most recent Schedule 13G/A filing with the SEC. The filing indicates that BlackRock has sole dispositive power with respect to all of the shares, sole voting power with respect to 29,720,372 of the shares, and shared dispositive and voting power with respect to none of the shares.

(2)
Based on Vanguard’s most recent Schedule 13G/A filing with the SEC. The filing indicates that Vanguard has sole dispositive power with respect to 40,683,313 of the shares, shared dispositive power with respect to 1,604,294 of the shares, sole voting power with respect to none of the shares, and shared voting power with respect to 464,542 of the shares.

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 13, 2026, by:
•
each Director Nominee and Named Executive Officer, and

•
all Directors and Executive Officers of Prudential Financial as a group.

Name of Beneficial Owner	Common Stock	Number of shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned(1)	Director Deferred Stock Units / Additional Underlying Units(2)(3)(4)	Total Shares Beneficially Owned Plus Underlying Units
Gilbert F. Casellas	500		500	43,978	44,478

Carmine Di Sibio	200		200	3,108	3,308

Martina Hund-Mejean	128		128	42,489	42,617

Wendy E. Jones	1,000		1,000	11,246	12,246

Maryann T. Mannen(5)	0		0	0	0

Sandra Pianalto	451		451	24,619	25,070

Christine A. Poon	11,583		11,583	19,119	30,702

Thomas D. Stoddard	250		250	1,713	1,963

Michael A.Todman	375		375	25,250	25,625

Joseph J. Wolk	400		400	1,755	2,155

Andrew F. Sullivan	50,672	6,956	57,628	221,754	279,382

Charles F. Lowrey(6)	219,589	67,691	287,280	244,921	532,201

Robert M. Falzon	89,829		89,829	188,459	278,288

Caroline A. Feeney(7)	78,385		78,385	140,473	218,858

Scott E. Case	1,766		1,766	65,655	67,421

Jacques P. Chappuis	1,000		1,000	161,858	162,858

Yanela C. Frias	22,798	3,942	26,740	100,312	127,052

All directors and executive officers as a group (16 persons)	153,502	35,755	189,257	887,873	1,077,130
(1)
Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding, as of March 13, 2026.

(2)
Includes the following number of shares or share equivalents in deferred units through the Deferred Compensation Plan for Nonemployee Directors and the

Prudential Insurance Company of America Deferred Compensation Plan, as to which no voting or investment power exists: Mr. Casellas, 43,978; Mr. Di Sibio, 3,108; Ms. Hund-Mejean, 42,489; Ms. Jones 11,246; Ms. Pianalto, 24,619; Ms. Poon, 19,119; Mr. Stoddard 1,713; Mr. Todman 25,250; Mr. Wolk 1,755 and Mr. Sullivan 12,111.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	33

Voting Securities and Principal Holders
(3)
Includes the following shares representing the target number of shares to be received upon the attainment of certain Company goals under the performance shares program described under “Compensation Discussion and Analysis”: Mr. Sullivan 165,958; Mr. Lowrey 208,125; Mr. Falzon 161,449; Ms. Feeney 112,946; Mr. Case 51,279; Mr. Chappuis 112,020; and Ms. Frias 77,967.

(4)
Includes the following unvested restricted stock units: Mr. Sullivan 43,685; Mr. Lowrey 36,796; Mr. Falzon 27,010; Ms. Feeney 27,527; Mr. Case 14,376; Mr. Chappuis 49,838; and Ms. Frias 22,345.

(5)
Maryann Mannen is a Director nominee who does not currently serve on our Board of Directors.

(6)
Charles Lowrey resigned as Executive Chairman and Director on March 10, 2026 and will remain with the Company as Senior Advisor until June 30, 2026.

(7)
Caroline Feeney will be leaving the Company in connection with an internal reorganization pursuant to which her position was eliminated. Ms. Feeney was Executive Vice President, Head of Global Retirement and Insurance Businesses until February 2, 2026, and is currently expected to remain employed with the Company until October 31, 2026.

Delinquent Section 16(a) Reports
Each Director and executive officer of the Company and any greater than 10% beneficial owner of Common Stock is required to report to the SEC, by a specified date, his or her transactions involving our Common Stock. Based solely on a review of the copies of reports furnished to us and related written representations, we believe that for transactions during 2025 all reports required by Section 16(a) were timely filed with the following exceptions: one report for Douglas Scovanner, our former director, was delinquent due to an administrative oversight reporting the acquisition of shares pursuant to the Company’s deferred compensation plan for non-employee directors; one report for Caroline Feeney, our former Executive Vice President, Head of Global Retirement and Insurance Businesses, was delinquent due to an administrative oversight reporting three inadvertent purchases of shares of common stock through reinvested dividends; and one report for Robert Boyle, Senior Vice President, was delinquent due to an administrative oversight reporting the vesting of restricted stock during the Labor Day holiday weekend.
34	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

The Corporate Governance and Business Ethics Committee reviews the compensation of our nonemployee directors periodically (generally every three years) and recommends changes to the Board when it deems appropriate.
The following table describes the components of the nonemployee Directors’ compensation for 2025:
Compensation Element	Director Compensation Program
Annual Cash Retainer	$150,000, which may be deferred, at the director’s option
Annual Equity Retainer	$180,000 in restricted stock units that vest after one year (or, if earlier, on the date of the next Annual Meeting)
Board and Committee Fees	None
Committee Chairs	$40,000 for the Audit Committee
$35,000 for the Compensation and Human Capital Committee

$25,000 for all other committees(1)
Lead Independent Director	$60,000
Members of the Company’s Corporate Social Responsibility Oversight Committee(2)	$1,250 per meeting (compensation contingent on meeting attendance)
New Director Equity Award (one-time grant)	$180,000 in restricted stock units that vest after one year
Stock Ownership Guideline	Ownership of Common Stock or deferred stock units that have a value equivalent to six times the annual cash retainer to be satisfied within six years of joining the Board(3)

(1)
Includes other standing committees and any non-standing committee of the Board that may be established from time to time but excludes the Executive Committee.

(2)
This is a committee comprising members of management and the Board. This committee typically meets following the Board and Board committee meetings. The nonemployee Directors on this committee currently consist of Mr. Casellas and Ms. Pianalto. The Corporate Social Responsibility Oversight Committee met three times in 2025.

(3)
As of December 31, 2025, each of our nonemployee Directors satisfied this guideline, with the exception of Mr. Di Sibio, who joined the Board in July 2024, Mr. Stoddard, who joined the Board in June 2025, and Mr. Wolk, who joined the Board in September 2025. Messrs. Di Sibio, Stoddard and Wolk have six years from the date they joined the Board to fulfill the stock ownership requirement. For purposes of the stock ownership guideline, once a nonemployee Director satisfies his or her stock ownership level, the Director will be deemed to continue to satisfy the guideline without regard to fluctuation in the value of the Common Stock owned by the Director.

We maintain a Deferred Compensation Plan for Nonemployee Directors (the “Plan”). Since 2025, 55% of the annual Board retainer has been awarded in restricted stock units that vest after one year (or if earlier, on the date of the next Annual Meeting). A nonemployee Director can elect to invest any cash or vested equity in accounts under the Plan that replicate investments in either shares of our Common Stock or, in accordance with the Plan’s terms, a notional investment equivalent of any money market fund option offered under the Prudential Employee Savings Plan (“PESP”). As elected by the Director, the Plan provides for distributions to commence upon or following termination of Board service or while a Director remains on the Board.
Each Director receives dividend equivalents on the restricted stock units contained in his or her deferral account under the Plan, which are equal in value to the dividends paid on our Common Stock. The dividend equivalents credited to the account are then reinvested in the form of additional stock units.
Under our director compensation program, if a nonemployee Director satisfies the stock ownership guideline, the restricted stock units granted as the annual equity retainer are payable upon vesting in cash or shares of our Common Stock (at the director’s option) and may be deferred beyond vesting at the Director’s election. If a Director does not satisfy the stock ownership guideline, the restricted stock units are automatically deferred until termination of Board service.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	35

Compensation of Directors
2025 Director Compensation Table
	Fees Earned or Paid in		All Other Compensation ($)(2)	Total ($)
Name	Cash ($)	Stock Awards ($)(1)
Gilbert F. Casellas	$178,750	$180,000	$3,500	$362,250

Carmine Di Sibio	$150,000	$180,000		$330,000

Martina Hund-Mejean	$190,000	$180,000	$5,000	$375,000

Wendy E. Jones	$150,000	$180,000		$330,000

Kathleen A. Murphy(3)	$55,220	$0		$55,220

Sandra Pianalto	$169,547	$180,000	$5,000	$354,547

Christine A. Poon	$175,000	$180,000		$355,000

Douglas A. Scovanner(3)	$64,423	$0		$64,423

Thomas D. Stoddard(4)	$75,000	$180,000		$255,000

Michael A. Todman	$245,000	$180,000		$425,000

Joseph J. Wolk(5)	$37,500	$180,000		$217,500

(1)
Represents amounts that are in units of our Common Stock. The amounts reported represent the aggregate grant date fair value of the restricted stock units granted during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”). Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our Common Stock on the date of grant, which is then recognized, subject to market value changes, over the requisite service period of the award. The aggregate balance in each of the nonemployee Directors’ accounts in the Deferred Compensation Plan denominated in units (which includes all deferrals from prior years and earned units deferred in 2025) and their value as of December 31, 2025 were as follows: Mr. Casellas: 43,978 and $4,964,237 ; Mr. Di Sibio: 3,108 and $350,831; Ms. Hund-Mejean: 42,489 and $4,796,158; Ms. Jones: 11,246 and $1,269,448; Ms. Pianalto: 24,619 and $2,778,993; Ms. Poon: 19,119 and $2,158,153; Mr. Stoddard: 1,713 and $193,363; Mr. Todman: 25,250 and $2,850,220; and Mr. Wolk: 1,755 and $198,104.

(2)
Amounts represent matching charitable contributions.

(3)
Ms. Murphy and Mr. Scovanner left the Board on May 13, 2025.

(4)
Mr. Stoddard received a grant of restricted stock units valued at $180,000 upon joining the Board in June 2025.

(5)
Mr. Wolk received a grant of restricted stock units valued at $180,000 upon joining the Board in September 2025.

36	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

In this section, we describe the material components of our executive compensation program for our NEOs, whose compensation is set forth in the 2025 Summary Compensation Table and other compensation tables contained in this Proxy Statement. We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation and Human Capital Committee of our Board (the “Committee”) arrived at the specific compensation decisions involving the NEOs for 2025.
2025 Named Executive Officers (NEOs)
For the purposes of this CD&A, the Summary Compensation Table, and other tables set forth in this Proxy Statement, our NEOs for the 2025 fiscal year were:
•
Effective March 31, 2025, as part of our succession plan:
–
Andrew F. Sullivan, previously our Executive Vice President, Head of International Businesses and Global Investment Management, became CEO, succeeding Charles F. Lowrey;

–
Mr. Lowrey, previously our Chairman and CEO, became Executive Chairman; and

–
Jacques Chappuis was hired as our Executive Vice President, Head of Global Asset Management.

•
On July 11, 2025, Robert M. Falzon, our former Vice Chairman, retired from Prudential.

•
Caroline Feeney will be leaving the Company in connection with an internal reorganization pursuant to which her position was eliminated. Ms. Feeney was Executive Vice President, Head of Global Retirement and Insurance Businesses until February 2, 2026, and is currently expected to remain employed with the Company until October 31, 2026.

•
On March 10, 2026, Mr. Lowrey stepped down as Executive Chairman and became Senior Advisor until June 30, 2026, when he retires from the Company.

•
Mr. Sullivan became Chairman, in addition to CEO, on March 10, 2026.

Compensation Highlights
•
Performance Emphasis in Pay Mix. On average, 91% of our NEOs’ total direct compensation for 2025 was performance based.

•
Mixed Levels of Achievement Against Varied Set of Incentive Plan Metrics. Incentive plan payouts reflect above-target achievements against Earnings per Share (EPS), Operating Expense, Customer Experience, ROE Performance vs. Peers and below average performance in Book Value per Share (BVPS) Growth.

•
Pay for Performance. Each of our NEOs received an annual incentive award of 106% of his or her target, consistent with the Company performance factor of 1.060. The Performance

Shares component of our 2023-2025 Long-Term Incentive Program delivered less than the target number of shares (88.3%).
•
Maintaining Competitive Compensation. Base salaries and target incentive compensation levels are changing for our NEOs in 2026, corresponding to additional responsibilities, and in all cases guided by a review of competitiveness versus external peers.

•
Emphasized Earnings Delivery. We increased the weight on our EPS metric and decreased weight on Operating Expense and Customer Experience in our annual incentive program.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS
2025 NEOs’ Total Direct Compensation at a Glance(1)
($ in thousands)
The following illustrations depict the amount and mix of pay delivered to our CEO and other NEOs for the 2025 performance year, including salary as of year-end and incentive awards granted in February 2026 for 2025 performance.

Andrew F. Sullivan
$1,200
$4,664
$3,300
$9,900
$19,064
Charles F. Lowrey
$1,000
$3,525
$500
$1,500
$6,525
Yanela C. Frias
$700
$1,855
$1,700
$5,100
$9,355
Jacques P. Chappuis(2)
$700
$5,600
$1,925
$5,775
$14,000
Caroline A. Feeney
$950
$3,021
$1,800
$5,400
$11,171
Scott E. Case
$700
$1,744
$914
$2,741
$6,099
2025 Base Salary
Annual Incentive Award
Restricted Stock Units
Performance Shares

2025 NEOs' Pay Mix

($ in thousands)

Mr. Sullivan
$1,200
6%
$4,664
24%
$3,300
17%
$9,900
52%
94%
Performance-Based Compensation
Other NEOs(3)
$810
9%
$3,149
33%
$1,368
15%
$4,103
44%
91%
Performance-Based Compensation
2025 Base Salary
Annual Incentive Award
Restricted Stock Units
Performance Shares

(1)
Mr. Falzon is excluded from the displays on this page since he was not employed for the full performance year.

(2)
Does not include Mr. Chappuis’ $7.8 million signing bonus.

(3)
Represents averages for the NEOs as a group, excluding Messrs. Falzon and Sullivan.

38	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Establish target and maximum awards under our Annual Incentive Program.

Establish target awards in our Long-Term Incentive Program.

Apply a formulaic framework based on the Company’s financial results relative to pre-established targets for each incentive program.

Exercise limited or no discretion to increase formulaic incentive compensation awards.

Use balanced performance metrics for annual incentive and performance share awards that consider both the Company’s absolute performance and its relative performance versus peers.

Rigorous goal setting aligned to our pre-established annual and multi-year financial targets.

On average, more than 90% of our NEOs’ target total direct compensation is performance based.

Impose stock ownership requirements and retention of 50% of equity-based awards.

Maintain a clawback policy covering all executive officer incentive-based awards for financial restatements and misconduct.

Limit perquisites to items that serve a reasonable business purpose.

Closely monitor risks associated with our compensation programs and individual compensation decisions to confirm that they do not encourage excessive risk-taking.

CEO and Chairman participation in our
severance plan.

Executive officer severance payments and benefits exceeding 2.99 times salary and cash bonus without shareholder approval.

Excise tax “gross-ups” in connection with a change in control.

Pay dividend equivalents on unearned performance shares.

Discounting, reloading or repricing of stock options without shareholder approval.

Automatic “single-trigger” accelerated vesting of equity-based awards upon a change in control.

Multi-year guaranteed incentive awards for executive officers.

Employment agreements with NEOs.

Permit employee hedging or pledging of
Company securities.

Consideration of Most Recent “Say on Pay” Vote
Following our 2025 Annual Meeting of Shareholders, the Committee reviewed the results of the shareholder advisory vote on NEO compensation (the “Say on Pay” Vote) that was held at the meeting with respect to the 2024 compensation actions and decisions for Mr. Lowrey and the other NEOs. Approximately 91% of the votes cast on the proposal were voted in support of the compensation of our NEOs. After careful consideration, and given the recent extensive changes we have made, the Committee did not make any changes to our executive compensation program and policies as a result of the most recent Say on Pay vote.
Opportunity for Shareholder Feedback
The Committee carefully considers feedback from our shareholders regarding our executive compensation program. Shareholders are invited to express their views to the Committee as described under “Communication with Directors” in this Proxy Statement. In addition, the advisory vote on the compensation of our NEOs provides shareholders with an opportunity to communicate their views on our executive compensation program.
Please read this CD&A in conjunction with the advisory vote that we are conducting on the compensation of our NEOs (see “Item 3 — Advisory Vote to Approve Named Executive Officer Compensation”). This CD&A, as well as the accompanying compensation tables, contains information that is relevant to your voting decision.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS
Philosophy and Objectives of Our Executive Compensation Program
The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers, and communities. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements.
Overall, the same principles that govern the compensation of all our salaried employees apply to the compensation of our executive officers. Within this framework, we observe the following principles:
•
Hire and retain top-caliber executives: Executive officers should have base salaries and employee benefits that are market-competitive and that facilitate hiring and retention of world-class talent in our critical roles and high-caliber individuals at all levels;

•
Pay for performance: A significant portion of the compensation of our executive officers should vary with business performance and each individual’s contribution to that performance;

•
Reward long-term growth and profitability: Executive officers should be rewarded for achieving long-term results;

•
Align compensation with shareholder interests: The interests of our executive officers should be linked with those of our shareholders through the risks and rewards of the ownership of our Common Stock; and

•
Reinforce succession planning process: The overall compensation program for our executive officers should reinforce our robust succession planning process.

Incentive Compensation Programs
To create a strong link between our incentive compensation opportunities and our short-term and longer-term objectives, we use two specific programs: our Annual Incentive Program and our Long-Term Incentive Program. Each year we review the metrics and design of both programs to ensure they are closely linked to our evolving business strategy, are easily understood by employees, and are aligned with shareholder interests.

•
Annual Incentive Program. Our Annual Incentive Program is designed to reward strong financial and operational performance that furthers our short-term strategic objectives. Our financial and operational performance is determined based on the Company’s results relative to pre-established metrics and targets. For the 2025 performance year, we use the metrics, and adjusted the relative weighting for each metric, as shown on the right.

•
Long-Term Incentive Program. Our Long-Term Incentive Program ties the majority of our executives’ target total compensation to the achievement of our multi-year financial results and other goals related to long-term value creation. Under this program, we award:

–
Performance shares that reward the achievement of our ROE performance versus our peers, increases in adjusted book value per share (“BVPS”) and increases in the market value of our Common Stock; and

–
Restricted stock units (“RSUs”) that reward increases in the market value of our Common Stock.

40	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Peer Group
The Committee uses compensation data compiled from a group of peer companies in the retirement, insurance, asset management, and other diversified financial services industries generally selected from the S&P 500 Financials index (the “Compensation Peer Group”). The Committee periodically reviews and updates the Compensation Peer Group, as necessary, upon recommendation of its compensation consultant. We believe the Compensation Peer Group represents the industries with which we currently compete for executive talent.
Although included within the broad financial services sector, we exclude from the Compensation Peer Group companies such as property and casualty insurers and investment banking firms that predominantly offer different products, have substantially different business models and with whom we have less direct competition for executive talent.
Our Compensation Peer Group was unchanged in 2025, consisting of the following 20 companies:
North American Life Insurance Companies	Consumer Finance Companies	Asset Management and Custody Banks	Diversified Banks
• Aflac Incorporated • Lincoln National • Manulife Financial Corporation • MetLife, Inc. • Principal Financial Group • Sun Life Financial Inc.	• American Express Company • Capital One Financial Corporation	• Ameriprise Financial, Inc. • The Bank of New York Mellon Corporation • BlackRock, Inc. • Franklin Resources, Inc. • Northern Trust Corporation • State Street Corporation	• Bank of America Corporation • Citigroup Inc. • JPMorgan Chase & Co. • PNC Financial Services Group, Inc. • U.S. Bancorp • Wells Fargo & Company
Performance Peer Group
ROE performance versus peers is a key performance measure under our Annual Incentive Program and our Performance Shares Program. We measure our relative ROE performance against a group of our competitors in the current marketplace, shown below.
• Aflac Incorporated • Brighthouse Financial • CNO Financial Group • Globe Life	• Lincoln National • MetLife, Inc. • Principal Financial Group • Reinsurance Group of America	• Unum Group • Voya Financial
Use of Competitive Data
The Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the NEOs.
To assess the competitiveness of our executive compensation program, we analyze peer group compensation data obtained from proxy materials, as well as survey data provided by national compensation consulting firms, such as WTW, Empsight, Aon, and FW Cook. As part of this process, we measure pay levels within each compensation component and in the aggregate. We also review market practices related to pay mix, incentive program design, and other compensation-related policies and practices.
The Committee reviews the compensation of the executives in our Compensation Peer Group at least once per year. A broad range of data is considered for the Committee to ascertain whether the NEOs are appropriately positioned above or below the median to properly reflect various factors, such as our performance, the unique characteristics of each position, and applicable succession and retention considerations.
Generally, differences in the levels of total direct compensation among the NEOs are driven by tenure and an established track record of performance in their current and prior roles, along with the scope of their responsibilities, differences in the competitive market pay range for similar positions, and considerations of internal equity.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS
How We Make Compensation Decisions
In addition to rigorous policies, which are structured to create a strong and direct link between pay and performance, we are committed to protecting and furthering our shareholders’ interests. Feedback obtained each year through engagement with our shareholders is incorporated into compensation-related decision-making. Our pay governance processes hold the three independent directors who comprise the Committee responsible for the oversight and approval of various activities and decisions.(1) These activities and decisions are guided by the recommendations and advice of both management (including our CEO, Chief People Officer, and the Global Leadership Team (“GLT”)) and the Committee’s independent executive compensation consultant (FW Cook).
Activity	Levels Impacted	Management’s Role	Compensation Consultant’s Role
Set Competitive Target Compensation	CEO / Exec Chair / Former Vice Chair	None(2)	Recommend
	GLT	Recommend	Advise

	SVPs	Recommend	Advise upon Request
Make Performance Based Compensation Decisions, Including Long-Term Incentive Grants and Approving Cash/Stock Payouts(3)	CEO / Exec Chair / Former Vice Chair	None(2)	Recommend
	GLT	Recommend	Advise

	SVPs	Recommend	Review
Oversee Incentive Program Design, Terms and Conditions, Performance and Funding	CEO / Exec Chair / Former Vice Chair	None(2)	Advise on Design
	GLT	Recommend	Advise on Design

	SVPs	Recommend	Review
Promote/Appoint Employees to Senior Executive Positions(3)	CEO / Exec Chair / Former Vice Chair	N/A	Advise
	GLT & SVPs	Recommend	Advise upon Request
Incorporate Evolving Competitive and World-Class Governance Practices in Our Program	N/A	Adopt and Enforce	Advise and/or Recommend

(1)
The Committee’s charter, which sets out its full list of duties and responsibilities and addresses other matters, can be found on our website at www.prudential.com/governance.

(2)
Our CEO and Executive Chairman do not play any role with respect to matters affecting their own compensation and are not present when the Committee discusses their compensation.

(3)
In addition to Committee approval of the items listed, additional approval by the full Board of Directors is required for awards, payouts, and appointments to senior executive positions.

The compensation consultant reports directly to the Committee and provided no services to management in 2025. The compensation consultant’s advisory services primarily include:
•
providing expert input on industry trends, as well as executive compensation developments from a broader perspective;

•
assessing the extent to which our pay levels and practices are competitively aligned with market practice; and

•
facilitating objective, data-based compensation decisions in succession and annual pay planning processes.

The Committee retains sole authority to hire the compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate and replace (or supplement) its engagement with an alternative consultant at any time.
The total amount of fees paid to the compensation consultant, FW Cook, for services to the Committee in 2025 was $288,371. The compensation consultant received no other fees or compensation from us. The Committee has assessed the independence of the compensation consultant pursuant to the listing standards of the NYSE and SEC rules and concluded that no conflict of interest exists that would prevent the compensation consultant from serving as an independent consultant to the Committee.
42	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Formulaic Framework for Incentive Programs

The determination of award levels for each of our incentive programs is formulaically driven by our financial and operating results relative to pre-established targets and performance relative to peer companies. The Board believes it generally should exercise limited or no discretion to increase our NEOs’ formula-based awards. Each year, the Committee reviews the metrics underlying the formulaic approach of both our annual and long-term incentive programs and makes changes as appropriate to align with business strategy and shareholder interests. The metrics approved by the Committee for awards granted, earned, paid out, or still outstanding are described throughout this CD&A. For purposes of our incentive programs:
•
EPS is Earnings Per Share of Common Stock (diluted), based on after-tax adjusted operating income (“AOI”);

•
ROE is operating return on average equity (and for peer companies is based on a comparable financial metric determined from quarterly financial reports);

•
Adjusted Book Value Per Share, or BVPS, is based on Prudential Financial’s total equity excluding accumulated other comprehensive income (“AOCI”), the cumulative effect of foreign currency exchange rate remeasurement and the cumulative change in fair value of funds withheld embedded derivatives;

•
Operating Expense includes salaries, employee benefits, occupancy, technology, consulting, external and contracted services, legal, corporate charges, costs for planned initiatives, and other miscellaneous expenses, and excludes commissions, variable expenses, and expenses related to divested businesses; and

•
Customer Experience is an aggregated enterprise score of Net Promoter Score (“NPS”) survey results for the businesses where we collect NPS data and have established baseline and yearly targets.

The EPS, ROE and BVPS compensation performance metrics are non-GAAP financial measures. Please see Appendix A for our calculation of these measures and a reconciliation to the most directly comparable GAAP financial measures.

To more accurately reflect the operating performance of our business, the Committee has approved a predetermined framework of adjustments to our reported financial results for incentive program purposes. Generally, these adjustments are made to exclude one-time or unusual items and external factors that are inconsistent with the assumptions reflected in our financial plans. The standard adjustments to reported financial results under our formulaic framework may vary from year to year and may have either a favorable or unfavorable impact on the measures used in our annual and long-term incentive programs.

Standard adjustments to reported financial results are made:

•
to exclude the impact of changes in our assumptions for investment returns, actuarial experience, and customer behavioral expectations (e.g., mortality, morbidity, lapse, and similar factors and reserve refinements);

•
to exclude integration costs or make other adjustments related to unplanned acquisitions and divestitures and strategic reinsurance transactions;

•
to exclude variable investment income (i.e., earnings from non-coupon investments and prepayment fee and call premium income from fixed maturity investments) outside of a range of  -10% to +10% of this income that is included in our annual financial plan;

•
to exclude the impact of regulatory or accounting related changes not included in our annual operating plan;

•
to exclude the negative or positive impact from outsized interest rate changes on interest rate sensitive items used to calculate BVPS; and

•
for other items not considered representative of the results of operations for the period and not included in our financial plan, as approved by the Committee.

Direct Compensation Components
Annually, the Committee reviews a competitive analysis of total direct compensation for the NEOs. Based on this evaluation, the Committee may selectively adjust the base salary, annual incentive award target, and long-term incentive award target amounts of the NEOs. In determining any adjustments, the Committee takes into account the following factors: level of experience and impact in the role; changes in market data; and compensation positioning overall and by component. Generally, executives new to their current roles are positioned toward the lower end of their competitive range while executives with more experience are positioned at the higher end of the applicable range.
Base Salary
Base salary is the principal fixed component of the total direct compensation of our executive officers, including the NEOs, and is determined by considering the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions. Effective March 1, 2026, Ms. Frias received a base salary increase of  $100,000 to maintain competitive positioning of her compensation package relative to external peers.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS
Annual Incentive Awards
The Committee reviews the structure of the Annual Incentive Program at least once per year, including the enterprise-wide metrics, targets, and standard adjustments that comprise our formulaic framework. The Committee selects metrics that it believes provide a balanced view of the Company’s performance each year, with targets that are linked to the Company’s financial plan and strategic objectives.
The funding of the annual incentive award for each NEO and most of our U.S.-based, non-investment professional population is determined by applying the Final Performance Factor to each individual’s annual incentive target for the performance year. The Final Performance Factor is derived from a formulaic calculation using the metrics and targets established by the Committee at the outset of the performance period.
Guided by our pay for performance philosophy, each individual’s actual annual incentive award may be higher or lower than the calculated level of funding, recognizing differences in individual performance. At the most senior levels, including and especially for our NEOs, we typically apply less differentiation, reflecting our belief that our global leadership team has a collective responsibility for the performance outcomes selected by the Committee for the year. For the 2025 performance year, Mr. Chappuis’ annual incentive award target and opportunity reflect his cash bonus agreed upon as part of his new hire package. For the 2026 performance year, our NEOs’ annual incentive award targets reflect their new roles, adjustments to position their award opportunity relative to external peers, or — in the cases of Mr. Lowrey and Ms. Feeney — a proration corresponding to their upcoming retirement.
Each NEO’s award opportunity range is $0 to a maximum of 1.5 times the individual’s target for each performance year.
Pre-Established 2025 and 2026 Annual Incentive Award Opportunity Ranges ($ in millions)(1)
(1)
Mr. Falzon is excluded from the graph above due to his retirement in 2025. His 2025 AOR was $0-$2.58M, with a target of  $1.72M. His 2025 actual AIA was $1.82M.

CALCULATING THE 2025 FINAL PERFORMANCE FACTOR FOR OUR ANNUAL INCENTIVE PROGRAM
The Committee’s principal consideration in determining annual incentive awards was the 2025 Final Performance Factor of 1.060, representing the weighted average of the four metrics selected by the Committee for:
•
EPS, on an AOI basis, assessed relative to our pre-established target (the “EPS Factor”)

•
ROE as compared to the median ROE achieved by the performance peer group (the “Relative ROE Factor”)

•
Total Operating Expense compared to our plan for 2025 (the “Operating Expense Factor”)

•
Change in Customer Experience versus the prior year (the “Customer Experience Factor”)

For the Annual Incentive Program, we use information for 2025 AOI, EPS, ROE and Operating Expense that we estimate as of January 2026.
Standard Adjustments
We make standard adjustments to estimated EPS and ROE under our formulaic framework that may vary from year to year and may have a net positive or negative impact on our estimates. For 2025, these standard adjustments resulted in a net positive impact to EPS and ROE.
Annually, based on Company-specific data, industry data, and the current long-term economic outlook, we update our actuarial assumptions on long-term market returns and customer behavioral expectations (e.g., mortality, morbidity, and lapses). These updates and related refinements result in a cumulative revaluation of our reserves and other actuarial balances. While GAAP requires these updates to be reported in the current period, they are not representative of annual performance since they relate to outcomes in both prior and future years. For these reasons, they are excluded from EPS under the Annual Incentive Program (regardless of whether they are positive or negative). In 2025, the adjustments to account for these updates increased EPS under the Annual Incentive Program by approximately $0.04.
We limit the impact of variable investment income on the calculation of EPS under the Annual Incentive Program. We do so by excluding earnings from non-coupon investments and prepayment fee and call premium income that are outside of a range of  -10% to +10% from that assumed in our annual financial plan. There was no adjustment made for 2025 as results fell within the +/- 10% corridor.
44	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
To be consistent with our financial plan for 2025, we included the costs from two reinsurance transactions for our guaranteed universal life business that were incurred in 2024 but planned for 2025. Also, in 2025, we excluded unplanned costs from our reinsurance of Japanese whole life policies to Prismic Life, completed in March 2025. In total, these adjustments reduced EPS under the Annual Incentive Program by approximately $0.08.
Other items not considered representative of operating results or included in our annual financial plan are also excluded from EPS under the program. In 2025, we excluded costs related to organizational charges and the integration of our PGIM businesses. In total, these adjustments increased EPS under the Annual Incentive Program by approximately $0.39.
In the aggregate, these standard adjustments under our preset formulaic framework had a net positive effect of  $0.35, increasing EPS under the Annual Incentive Program from $14.43 to $14.78.
Using EPS and ROE as adjusted above, the calculation of our final performance factor is illustrated below. The rows shaded in blue indicate our results against the pre-established scales for each metric and the final performance factor.
	2025 EPS	EPS Factor(1)
Maximum	$18.85 or more	1.500

Result	$14.78	1.032

Target	$14.50	1.000

Threshold	$10.15	0.500

Below Threshold	$10.15 or less	0.000
	Relative ROE +/- Peer Median	Relative ROE Factor(1)
Maximum	4.0%	1.500

	3.0%	1.250

Result	1.5%	1.125

Target	0.0%	1.000

	-3.0%	0.750

Threshold	-4.0%	0.500

Below Threshold	less than -4.0%	0.000

	Operating Expense +/- Plan	Operating Expense Factor(1)
Maximum	-325M or less	1.500

	-225M	1.250

Result	-111M	1.060

	-75M	1.000

Target	plan	1.000

	+75M	1.000

	+225M	0.750

Threshold	+325M	0.500

Below Threshold	more than +325M	0.000

(1)
Interpolated on a straight line basis between the data points.

	2025 Change in Customer Experience	Customer Experience Factor(1)
Maximum	+6 or more	1.500

	+4	1.100

Result	+1.52	1.001

Target	+1.5	1.000

	no change	0.900

Threshold	-4	0.500

Below Threshold	less than -4	0.000

Determination of Final Performance Factor	Weight	Factor
EPS Factor	50%	1.032

Relative ROE Factor	30%	1.125

Operating Expense Factor	10%	1.060

Customer Experience Factor	10%	1.001

Initial Performance Factor		1.060(2)

Discretionary Adjustments Made by the Committee		None

Final Performance Factor		1.060

(2)
Weighted Average of the EPS, Relative ROE, Operating Expense, and Customer Experience Factors.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Incentive Program
In order to motivate and reward our executive officers for their contributions toward achieving our business objectives, long-term incentives comprise the majority of each NEO’s target total direct compensation opportunity, which is linked to our multi-year ROE, adjusted book value and Common Stock performance.
In February 2026, the Committee established a target long-term award opportunity for each of the NEOs. To set these long-term award targets, the Committee considered:
•
a competitive market analysis of the NEO’s total compensation and the portion of total compensation provided as long-term incentives, relative to similar roles at companies in our Compensation Peer Group;

•
the Company’s and each NEO’s individual performance and his or her expected future contributions; and

•
the NEO’s level of experience in his or her role.

The values at target of long-term incentives granted to our NEOs in 2026 are depicted in the table below. 75% of each NEO’s grant was delivered in performance shares and 25% was delivered in restricted stock units (“RSUs”). The number of performance shares (at target) and RSUs awarded to an NEO is determined by dividing the value of the award by the closing market price of our Common Stock on the grant date.
Name	Target Long-Term Award Opportunity
Andrew F. Sullivan	$13,200,000

Charles F. Lowrey	$2,000,000

Yanela C. Frias	$6,800,000

Jacques P. Chappuis	$7,700,000

Caroline A. Feeney	$7,200,000

Scott E. Case	$3,655,000

Long-term incentive awards are discretionary and are generally granted to our NEOs in February of each year, coinciding with regularly scheduled meetings of Prudential’s Board of Directors. In certain circumstances, the Board may approve grants at other times such as when hiring an executive. The Committee does not take material non-public information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.
PERFORMANCE SHARES
Performance shares align the majority of our NEOs’ long-term incentives to the achievement of goals that are established each year to drive long-term performance. The Committee selects metrics for the Performance Shares Program that it believes will provide a balanced indication of the Company’s success over each ensuing three-year period. Since February 2021, the Committee has selected ROE relative to the median performance of our Performance Peer Group and growth in adjusted book value per share relative to our expectations. The NEOs currently have three performance share awards outstanding, each with the opportunity for 0-1.5 times the target number of shares to be earned.
First Metric: ROE +/- Peer Median (50% Weight)		Relative ROE Factor(1)
Maximum	4.0% or more	1.500

	3.0%	1.250

Target	0.0%	1.000

	-3.0%	0.750

Threshold	-4.0%	0.500

Below Threshold	less than -4.0%	0.000
Second Metric: BVPS Growth (50% Weight)				BVPS Growth Factor(1)
Performance Period	2024-2026	2025-2027	2026-2028

Maximum	11.5% or more	10.5% or more	10.5% or more	1.500

Target	8.0%	7.0%	7.0%	1.000

Threshold	2.0%	1.0%	1.0%	0.500

Below Threshold	Less than 2.0%	Less than 1.0%	Less than 1.0%	0.000

(1)
Interpolated on a straight-line basis between the data points displayed.

46	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Calculating the Final Performance Shares Earn-Out Factor for the 2023-2025 Performance Period
In February 2026, the NEOs received payouts with respect to the performance share awards that were granted in February 2023 for the 3-year performance period ended December 31, 2025. These awards were paid at 0.883 times the target number of shares initially awarded. Following the modifications to our performance shares program, the calculation of the final earn-out factor is detailed below, including an illustration of what the factor would have been under the initial (pre-modification) design. The rows shaded in blue indicate our results against the pre-established scales for each metric and the final earn-out factor.
	% ROE +/- Peer Median	ROE Factor
Maximum	4.0%	1.500

	3.0%	1.250

Result	1.1%	1.092

Target	0.0%	1.000

	-3.0%	0.750

Threshold	-4.0%	0.500

Below Threshold	less than -4.0%	0.000
	2023-2025 BVPS Growth	BVPS Growth Factor
Maximum	10.5% or more	1.500

Target	7.0%	1.000

Result	3.09%	0.674

Threshold	1.0%	0.500

Below Threshold	less than 1.0%	0.000

Determination of Final Earn-Out Factor	Weight	Performance Share Factor
Relative ROE Factor	50%	1.092

BVPS Growth Factor	50%	0.674

Final Earn-Out Factor(1)		0.883

(1)
Average of Relative ROE and BVPS Growth Factors.

The final performance share payouts to the NEOs in February 2026 for the 2023-2025 performance period were:
Name(1)	Target Number of Shares Awarded	Actual Number of Shares Awarded
Andrew F. Sullivan	36,313	32,065

Charles F. Lowrey	94,313	33,367

Yanela C. Frias	4,745	4,190

Caroline A. Feeney	26,872	23,728

Robert M. Falzon	75,331	66,694

(1)
Messrs. Chappuis and Case did not receive performance shares for this period as they were not employed by Prudential in February 2023.

RESTRICTED STOCK UNITS (RSUs)
NEOs receive 25% of their long-term incentive awards in RSUs. RSUs vest in equal annual installments over three years.
Retirement Plans
We view retirement benefits as a key component of our executive compensation program because they encourage long-term service. Accordingly, we offer our employees, including the NEOs, a comprehensive benefits program that provides the opportunity to accumulate retirement income. This program includes both defined benefit and defined contribution plans, as well as two supplemental retirement plans that allow highly compensated employees (that is, employees whose compensation exceeds the limits established by the Internal Revenue Code for covered compensation and benefit levels) to receive the same benefits they would have earned if not for these limitations. Further, we sponsor three supplemental executive retirement plans (“SERPs”) for certain eligible executive officers, including the NEOs, to offset the potential loss or forfeiture of retirement benefits under certain limited circumstances or to provide additional benefits to certain key executives. For descriptions of these plans, including their titles, see “Pension Benefits.”
We also maintain the Prudential Insurance Company of America Deferred Compensation Plan (the “Deferred Compensation Plan”). We offer this plan to our executive officers, including the NEOs, as a competitive practice. For a description of this plan, see “Nonqualified Deferred Compensation.”
Periodically, we compare the competitiveness of our benefits programs for our employees, including retirement benefits, against those provided by other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median of the competitive market when compared to other employers.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS
Severance and Change in Control Arrangements
Our Board has adopted a policy prohibiting us from entering into any severance or change-in-control agreement with any of our executive officers, including the NEOs, that provides for payments and benefits that exceed 2.99 times the sum of the executive officer’s base salary and most recently earned annual incentive award, without shareholder approval or ratification. We do not provide excise tax payments, reimbursements, or “gross-ups” to any of our executive officers.
While our other executive officers are eligible for severance payments in the event of an involuntary termination of employment without “cause,” our CEO and former Executive Chairman are not participants in the severance program (discussed below) providing this benefit.
To enable us to offer competitive total compensation packages to our executive officers, as well as to promote the ongoing retention of these individuals when considering potential transactions that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to our executive officers, including the NEOs, upon the occurrence of several specified events. These payments and benefits are provided under two separate programs:
•
the Prudential Severance Plan (the “Severance Plan”)

•
Change in Control Program.

We have not entered into individual employment agreements with our NEOs. Instead, the rights of our NEOs with respect to post-employment compensation upon specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by these two programs.
We use plans, rather than individually negotiated agreements, to provide severance and change-in-control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of these arrangements from time to time. An employment agreement would require that the affected NEO consent to any changes. Second, this approach is more transparent, both internally and externally. Internal transparency eliminates the need to negotiate severance or other employment separation payments and benefits on a case-by-case basis. In addition, it assures our NEOs that the severance payments and benefits they receive are comparable to one another.
As previously noted, our executive officers, including the NEOs, except for our CEO and former Executive Chairman, are eligible for severance payments and benefits in the event of an involuntary termination of employment without “cause.” These executive officers, and our CEO and former Executive Chairman, are also eligible for “double-trigger” severance payments and benefits in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of the Company. Our equity awards are also designed to be “double-trigger,” so long as such awards are allowed to continue in effect following any change in control transaction on substantially equivalent terms and conditions to those applicable prior to such transaction.
The payment of these awards at target achievement rewards the executive officer for his or her expected performance prior to the change-in-control transaction.
For detailed information on the estimated potential payments and benefits payable to the NEOs in the event of their termination of employment, including following a change in control of the Company, see “Potential Payments Upon Termination or Change in Control.”
Perquisites and Other Personal Benefits
We generally do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for the use of Company aircraft, Company-provided cars and drivers, and, in the case of our CEO, former Executive Chairman and for our former Vice Chairman during their employment, security services. These items are provided because we believe that they serve a necessary business purpose and represent an immaterial element of our executive compensation program. The cost allocated to the personal use of Company-provided cars and drivers, including commuting expenses, and the incremental cost associated with the security services, to the extent not reimbursed to us, are reported in the Summary Compensation Table. Pursuant to an outside third-party security study and as approved by the Board, our CEO and former Executive Chairman are required to use Company aircraft for both business and personal use, whenever practical. Our other executive officers, who are not covered under the security study, including NEOs, are required to reimburse us for the incremental cost of any personal use of Company aircraft. We report the incremental cost of any personal use of the Company aircraft, for the CEO and former Executive Chairman (during his employment), in the Summary Compensation Table.
We do not provide tax reimbursements or any other tax payments with respect to perquisites, including excise tax “gross-ups,” to any of our executive officers.
Other Compensation-Related Policies
In addition to the other components of our executive compensation program, we maintain robust recovery, ownership, and trading policies. These policies are consistent with evolving best practices and help confirm that our executive compensation program does not encourage our executive officers to engage in behaviors that are beyond our ability to effectively identify and manage risk.
Recovery
Our Clawback policy covers all executive officers and includes a separate trigger for:
1. Financial restatements	2. Improper conduct (including failure to report)
48	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
CLAWBACK POLICY
In accordance with SEC requirements and related NYSE listing standards, we maintain a clawback policy that covers all executive officers (including the NEOs), applies to all incentive-based compensation (including stock options and other equity awards) paid to or in respect of an executive officer, and includes separate triggers for financial restatements and improper conduct (including failure to report). The policy provides that if the Company is required to undertake a restatement of any financial statements filed with the SEC, the Board is required, subject to limited exceptions, to seek reimbursement of incentive-based compensation received by any executive officer during the three-year period immediately preceding the restatement to the extent such compensation would have been lower had it been determined based on such restated financial results. Additionally, if an executive officer engages in improper conduct that either has had, or could reasonably be expected to have, a significant adverse reputational or economic impact on the Company or any of its affiliates or divisions, then the Board may, in its sole discretion, after evaluating the associated costs and benefits, seek to recover all or any portion of the incentive-based compensation paid to any such executive officer during the three-year period preceding, or the occurrence of the improper conduct.
The policy also requires us to disclose to our shareholders, not later than the filing of the next proxy statement, the action taken by the Board, or the Board’s decision not to take action, with regard to compensation recovery following the occurrence of a restatement or improper conduct, so long as such event has been previously disclosed in our SEC filings.
For purposes of the policy, a “restatement” means any required accounting restatement (occurring after the effective date of the policy) of any of the Company’s consolidated financial statements that have been filed with the SEC, due to material non-compliance with any financial reporting requirement under the Exchange Act or the Securities Act of 1933, as amended, to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. “Improper conduct” means willful misconduct (including, but not limited to, fraud, bribery or other illegal acts) or gross negligence, which, in either case, includes any failure to report properly, or to take appropriate remedial action with respect to, such misconduct or gross negligence by another person.
We did not apply the clawback policy during 2025.
OTHER LONG-TERM COMPENSATION RECOVERY POLICIES
We maintain a “resignation notice period” requirement as part of the terms and conditions of all long-term incentive awards granted to certain designated grades of executives, including the NEOs. The requirement is intended to reduce the adverse and disruptive effect of a sudden voluntary departure of an executive subject to the requirement, and requires him or her to provide notice for a specified period prior to the effective date of a voluntary resignation, or otherwise risk forfeiting his or her outstanding long-term incentive awards.
The terms and conditions of long-term incentive awards also provide for forfeiture in the event a recipient violates applicable non-solicitation or noncompetition agreements.
Ownership
STOCK OWNERSHIP GUIDELINES AND RETENTION REQUIREMENT
The stock ownership guidelines for our senior leaders encourage them to build their ownership position in our Common Stock over time by direct market purchases, making investments available through the PESP and the Deferred Compensation Plan, and retaining shares they earn under their long-term incentive awards. The guidelines are framed in terms of stock value as a percentage of base salary.
Position	Stock Value as a Percentage of Base Salary
Chairman and Chief Executive Officer	700%

Executive Vice Presidents	300%

Senior Vice Presidents	200%

Under our stock ownership guidelines, once a senior leader attains his or her individual ownership level, he or she will remain in compliance with the guidelines despite future changes in our stock price and base salary, as long as his or her holdings do not decline below the number of shares at the time the stock ownership guidelines were met.
We have stock retention requirements for our senior leaders. Upon appointment as a Senior Vice President or above (and through one year following employment with the Company for Section 16 officers), senior leaders are required to retain 50% of the net shares (after payment of any applicable exercise price, fees, and taxes) acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units, until they satisfy our stock ownership guidelines. Additionally, after meeting the guidelines, we continue to require Section 16 officers to retain 50% of shares they’ve acquired until one year following the earlier of termination of employment or the date of acquisition. Mr. Lowrey(1) and Mses. Frias and Feeney have met their respective guidelines. Messrs. Sullivan, Case, and Chappuis have demonstrated steady progress to meet their new or increased requirement.

(1)
Mr. Lowrey will be subject to the stock ownership guidelines until he leaves the Company on June 30, 2026. He will continue to be subject to the retention requirement as stated above.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS
Trading
PROHIBITION OF DERIVATIVES TRADING, AND HEDGING AND PLEDGING OF OUR SECURITIES
Our Board has adopted a policy prohibiting all employees, including the NEOs, and members of the Board from engaging in any hedging transactions with respect to any of our equity securities held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities. Our Board has also adopted a policy prohibiting our Section 16 officers and members of the Board from pledging, or using as collateral, our securities to secure personal loans or other obligations, and includes holding shares of our Common Stock in a margin account.
INSIDER TRADING POLICY; POLICY ON RULE 10B5-1 TRADING PLANS
We have adopted an Insider Trading Policy that is applicable to the members of our Board and all of our employees. The policy is designed to promote compliance by our directors and employees with insider trading laws, rules and regulations, and applicable listing standards.
The policy prohibits transacting in Prudential securities while in possession of material non-public information (“MNPI”) about Prudential. Among other things, the policy prohibits the practice known as “tipping,” or conveying MNPI about Prudential to others, speculative trading in Prudential securities (including short sales, the trading of options or other derivatives and hedging transactions), pledging, or using as collateral, Prudential securities to secure personal loans or other obligations, and holding Prudential securities in a margin account. The policy also establishes “closed window periods” around the release of our quarterly financial results, during which certain designated employees are prohibited from transacting in Prudential securities. And the policy requires that the members of our Board and certain senior executives seek and receive pre-approval of transactions in Prudential securities.
In addition, the Insider Trading Policy incorporates our policy applicable to 10b5-1 trading plans, which permits certain senior executives to trade pursuant to a pre-established trading plan, subject to restrictions and in compliance with applicable laws, rules and regulations. Under the 10b5-1 trading plan policy, all such plans must be precleared by our Law Department and may only be entered into, modified or terminated during an open trading window while not in possession of MNPI.
Our Insider Trading Policy does not apply to the Company’s transactions in its own securities because all such transactions require the pre-approval of the Law Department. And, except pursuant to a 10b5-1 trading plan, the Company is not permitted to transact in its own securities during a closed trading window or while in possession of MNPI about the Company. Our practice is to execute our share repurchase program by means of 10b5-1 trading plans.
Our Insider Trading Policy, and the accompanying policy on 10b5-1 trading plans, has been filed as Exhibit 19 to our Annual Report on Form 10-K for 2025, filed with the SEC on February 12, 2026.
50	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

The Compensation and Human Capital Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and these discussions, the Compensation and Human Capital Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.
The Compensation and Human Capital Committee
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	51

The following section was prepared in accordance with Item 402(v) of the SEC’s Regulation S-K.
The table below reflects certain information regarding executive compensation actually paid, as defined by Item 402(v) of the SEC’s Regulation S-K, and certain measures of our financial performance for the five most recently completed fiscal years. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to our CD&A:
Year	SCT Total for PEO Sullivan ($)(1)	CAP for PEO Sullivan ($)(2)(3)	SCT Total for PEO Lowrey ($)(1)	CAP for PEO Lowrey ($)(2)(3)	Avg SCT Total to Non-PEO NEOs ($)(1)	Avg CAP to Non-PEO NEOs ($)(2)(3)	Value ($) of Initial Fixed $100 Investment Based on:
							Company TSR ($)	Peer TSR ($)(4)	Net Income ($MM)	Adjusted EPS ($)(5)
2025	11,408,423	10,535,839	18,631,646	16,746,913	11,779,023	11,247,576	184	201	3,576	14.78

2024			28,168,258	32,739,805	11,728,856	13,551,048	184	186	2,727	13.73

2023			19,213,328	17,490,622	9,700,487	8,781,582	154	149	2,488	12.85

2022			20,093,608	10,248,958	9,324,926	5,172,084	140	136	(1,438)	11.29

2021			19,799,737	31,070,154	9,879,467	15,228,582	145	136	7,724	12.68
(1)
The principal executive officers (PEO) for 2025 are Andrew F. Sullivan and Charles F. Lowrey. The PEO for 2021-2024 was Mr. Lowrey. The non-PEO named executive officers (NEOs) for 2025 are: Yanela C. Frias, Jacques P. Chappuis, Robert M. Falzon, Scott E. Case and Caroline A. Feeney. The non-PEO NEOs for 2024 are: Ms. Frias, Messrs. Tanji, Falzon and Sullivan and Ms. Feeney. The non-PEO NEOs for 2023 are: Messrs. Tanji, Falzon and Sullivan and Ms. Feeney. The non-PEO NEOs for 2021 and 2022 are: Messrs. Tanji, Falzon and Sullivan and Scott G. Sleyster.

(2)
The amounts reported as Compensation Actually Paid (CAP) to our PEO and Average CAP to Non-PEO NEOs are derived from Summary Compensation Table (SCT) Totals, as seen below.

(3)
Prior period amounts are not restated for the implementation of ASU 2018-12: Targeted Improvements to the Accounting for Long-Duration Contracts.

(4)
The peer group reflected is a Financial Services Composite Index, which is the average of the S&P 500 Life & Health Insurance and S&P 500 Diversified Financials indices.

(5)
Adjusted EPS is calculated as described in Appendix A to this Proxy Statement and is subject to the standard adjustments described in Annual Incentive Awards section within the CD&A. Adjusted EPS reflects estimates as of January of the following year.

PEO SCT Total to CAP Reconciliation for Sullivan
		Deductions from SCT Total		Additions to SCT Total
Year	SCT Total ($)	Change in Pension Value ($)	Grant Date Fair Value of Stock and Option Awards and Incremental Value of Modification ($)	Pension Service Cost ($)	Above Market Interest on Supplemental Employee Savings Plan ($)	Fair Value of Stock and Option Awards Granted as of FY End ($)	Change in Value of Prior Year Stock and Option Awards Unvested as of FY End ($)	Fair Value of Stock and Option Awards Granted That Vested ($)	Change in Value of Prior Year Stock and Option Awards That Vested ($)	Dividend Equivalents Paid ($)(1)	CAP ($)
2025	11,408,423	569,312	4,618,266	94,004	0	5,001,362	(1,071,992)	0	(180,545)	472,165	10,535,839

(1)
Reflects dividend equivalents paid in the calendar year from any prior grants and does not include dividend equivalents accrued during that year from such grants.

PEO SCT Total to CAP Reconciliation for Lowrey
		Deductions from SCT Total		Additions to SCT Total
Year	SCT Total ($)	Change in Pension Value ($)	Grant Date Fair Value of Stock and Option Awards and Incremental Value of Modification ($)	Pension Service Cost ($)	Above Market Interest on Supplemental Employee Savings Plan ($)	Fair Value of Stock and Option Awards Granted as of FY End ($)	Change in Value of Prior Year Stock and Option Awards Unvested as of FY End ($)	Fair Value of Stock and Option Awards Granted That Vested ($)	Change in Value of Prior Year Stock and Option Awards That Vested ($)	Dividend Equivalents Paid ($)(1)	CAP ($)
2025	18,631,646	950,938	12,930,897	88,760	0	14,003,546	(2,916,533)	0	(509,010)	1,330,339	16,746,913

2024	28,168,258	1,247,861	20,889,309	272,604	0	15,212,225	4,525,617	0	4,910,957	1,787,314	32,739,805

2023	19,213,328	691,074	13,000,041	327,611	0	12,879,181	(2,405,305)	0	196,953	969,969	17,490,622

2022	20,093,608	1,016,309	12,500,145	443,465	4,459	6,327,527	(5,156,618)	0	1,154,676	898,296	10,248,958

2021	19,799,737	781,247	11,300,123	439,898	10,452	17,273,653	5,017,220	0	170,415	440,148	31,070,154

(1)
Reflects dividend equivalents paid in the calendar year from any prior grants and does not include dividend equivalents accrued during that year from such grants.

52	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

Pay Versus Performance
Average Non-PEO NEOs SCT Total to CAP Reconciliation
		Deductions from SCT Total		Additions to SCT Total
Year	SCT Total ($)	Change in Pension Value ($)	Grant Date Fair Value of Stock and Option Awards and Incremental Value of Modification ($)	Pension Service Cost ($)	Above Market Interest on Supplemental Employee Savings Plan ($)	Fair Value of Stock and Option Awards Granted as of FY End ($)	Change in Value of Prior Year Stock and Option Awards Unvested as of FY End ($)	Fair Value of Stock and Option Awards Granted That Vested ($)	Change in Value of Prior Year Stock and Option Awards That Vested ($)	Dividend Equivalents Paid ($)	CAP ($)
2025	11,779,023	473,021	6,179,476	58,544	0	6,009,842	(717,166)	576,547	(175,254)	368,536	11,247,576

2024	11,728,856	443,334	7,444,978	111,816	0	5,335,831	1,723,258	209,719	1,660,785	669,096	13,551,048

2023	9,700,487	675,099	5,787,638	146,744	0	5,733,832	(905,460)	0	82,278	486,438	8,781,582

2022	9,324,926	47,351	5,600,107	216,251	1,832	2,834,755	(2,452,765)	0	504,637	389,908	5,172,084

2021	9,879,467	275,707	5,350,094	206,194	4,213	8,178,284	2,310,256	0	75,981	199,986	15,228,582
Analysis of the Information Presented in the
Pay Versus Performance Table
Comparison of Cumulative Multi-year TSR
Compensation Actually Paid vs. TSR

Compensation Actually Paid vs. Net Income
Compensation Actually Paid vs. Adjusted EPS

Most Important Financial Performance Measures
Adjusted Earnings Per Share (EPS), Return on Equity (ROE) and Adjusted Book Value Per Share (BVPS) are the most important metrics we used to link our named executive officers’ Compensation Actually Paid to our performance for 2025. These metrics, and why we selected them, are further described in the CD&A.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	53

The ratio of our CEO’s annual total compensation ($19,913,520) to that of our median compensated employee ($100,551) for 2025 was:
This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K.
198 to 1
Estimated Employees as of September 30, 2023
Country	Employees
Japan	21,080

United States	16,816

Brazil	856

United Kingdom	439

Argentina	345

Mexico	278

Ireland	143

Singapore	82

Germany	76

Canada	68

Luxembourg	27

Australia	25

France	22

Hong Kong	18

Italy	14

China	10

Netherlands	9

Switzerland	6

Korea	6

Spain	3

Belgium	1

Malaysia	257

India	185

Taiwan	147
For 2025, we used the same median compensated employee we identified in 2023 since there has been no change in our employee population or compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. In 2023, we identified our median compensated employee from among 40,324 employees across the 21 countries from which we collected compensation data, as highlighted in the table to the right. This population comprised 98.6% of our total estimated global population of 40,913 employees as of September 30, 2023. These figures exclude independent contractors and other individuals classified as nonemployees in their respective jurisdictions.
•
We used “Total Cash Pay” as of October 1, 2023 as our compensation measure, which, for these purposes, includes base salary, short-term incentives (e.g., payments under our Annual Incentive Program), cash commissions and other similar payments earned. We annualized Total Cash Pay for employees who were not employed for the entire period, and we did not make any cost-of-living adjustments.
Our “median compensated employee” is the individual who earned Total Cash Pay at the midpoint of this group of 40,324 employees.
Determining Annual Total Compensation
We determined annual total compensation for our median compensated employee by obtaining compensation data for this employee consistent with the methodology we use to calculate total compensation as it appears in the 2025 Summary Compensation Table. Accordingly, it includes base salary earned and paid from January 1, 2025 through December 31, 2025, non-equity incentive plan payments made for the performance period January 1, 2025 through December 31, 2025, equity incentives and options awards granted during the fiscal year and other compensation earned and/or paid in 2025, such as Company contributions to retirement savings plans. In addition, for purposes of calculating the CEO pay ratio, SEC rules permit us to include in annual total compensation any compensation and benefits made available to employees broadly, such as medical and dental benefits. We elected to include amounts representing employer medical and dental contributions in determining the annual total compensation of our median employee.
Messrs. Sullivan and Lowrey each served as CEO in 2025. For purposes of the 2025 CEO pay ratio, we calculated our CEO’s annual total compensation for 2025 as the aggregate of (i) Mr. Lowrey’s base salary and other compensation, pro-rated through March 30, 2025, (ii) Mr. Sullivan’s base salary and other compensation, pro-rated from March 31, 2025 through year-end, (iii) Mr. Lowrey’s equity incentives reported in the 2025 Summary Compensation Table and (iv) Mr. Sullivan’s non-equity incentives reported in the 2025 Summary Compensation Table. We also included an amount representing their pro-rata portions of employer medical and dental contributions.
The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
54	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

2025 Summary Compensation Table
The following table sets forth information regarding fiscal years 2025, 2024 and 2023 compensation for our NEOs.
Effective March 31, 2025, Andrew F. Sullivan became our Chief Executive Officer, succeeding Charles F. Lowrey, who was our Executive Chairman until March 10, 2026, and Jacques P. Chappuis was hired as our Executive Vice President, Head of Global Asset Management. On July 11, 2025, Robert M. Falzon, our former Vice Chairman, retired from Prudential. Caroline Feeney will be leaving the Company in connection with an internal reorganization pursuant to which her position was eliminated. Ms. Feeney was Executive Vice President, Head of Global Retirement and Insurance Businesses until February 2, 2026, and is currently expected to remain employed with the Company until October 31, 2026.
Caroline Feeney made significant contributions to Prudential over her 33-year career, including leading the Company’s U.S. Businesses, expanding our retail distribution platform, diversifying our product mix, and strengthening our capital position. Prudential and its customers benefited from Ms. Feeney’s leadership and expertise, which supported growth across the Company, domestic and international insurance and retirement, and enhanced its product offerings worldwide.
Name & Principal Position		Salary ($)(3)	Stock Awards ($)(4)	Bonus ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value ($)(7)	All Other Compensation ($)(8)	Total ($)
Andrew F. Sullivan,	2025	1,089,205	4,618,266	—	4,664,000	569,312	467,640	11,408,423
Chairman and Chief Executive Officer	2024	750,000	7,625,495	—	2,385,000	227,789	77,146	11,065,430
	2023	750,000	5,000,127	—	2,302,000	323,379	45,089	8,420,595

Charles F. Lowrey,	2025	1,098,485	12,930,897	—	3,524,500	950,938	126,826	18,631,646
Senior Advisor, Former Executive Chairman and Former Chief Executive Officer	2024	1,383,333	20,889,309	—	4,558,000	1,247,861	89,755	28,168,258
	2023	1,300,000	13,000,041	—	4,143,000	691,074	79,213	19,213,328

Yanela C. Frias,	2025	683,333	2,955,782	—	1,855,000	471,111	47,538	6,012,764
Executive Vice President and Chief Financial Officer	2024	572,917	1,451,922	—	1,590,000	84,169	44,211	3,743,219
				—

Jacques Chappuis,(1)	2025	527,652	9,000,155	13,400,000	—	38,064	32,514	22,998,385
Executive Vice President, Head of Global Asset Management

Caroline A. Feeney,	2025	894,602	4,017,999	—	3,021,000	685,274	49,413	8,668,288
Former Executive Vice President, Head of Global Retirement & Insurance Businesses	2024	720,833	5,253,778	—	2,306,000	176,023	107,010	8,563,645
	2023	700,000	3,700,164	—	2,148,000	401,524	32,176	6,981,864

Scott E. Case,(2)	2025	700,000	3,655,031	—	1,744,000	89,723	45,929	6,234,683
Executive Vice President, Chief Technology and Process Officer

Robert M. Falzon,	2025	766,182	11,268,412	—	1,823,000	1,080,932	42,471	14,980,997
Former Vice Chairman	2024	1,106,667	16,694,385	—	3,646,000	806,560	68,346	22,321,958
	2023	1,040,000	10,400,115	—	3,315,000	1,533,539	89,919	16,378,573

(1)
Mr. Chappuis was appointed our EVP, Head of Global Asset Management upon his hire on March 31, 2025 and was not an NEO for fiscal years 2024 and 2023.

(2)
Mr. Case was appointed our EVP, Head of Global Technology & Operations upon his hire on November 4, 2024 and was not an NEO for fiscal years 2024 and 2023.

(3)
The amounts reported in the Salary column for 2025 include elective contributions of a portion of their base salary to the SESP by Mr. Sullivan, Mr. Lowrey, Ms. Frias, Mr. Chappuis, Ms. Feeney, Mr. Case and Mr. Falzon in the amounts of  $28,818, $30,606, $13,167, $5,939, $20,201, $12,833 and $18,154, respectively.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	55

Executive Compensation
(4)
The amount reported in the Stock Awards column represent the aggregate grant date fair value, as calculated under ASC 718, of performance shares at target, and restricted stock units each year. The maximum number of performance shares payable for each of 2025, 2024 and 2023 is 1.50 times the target amounts. Based on the fair market value (closing price) on the date of grant, the maximum values for the 2025 stock awards granted to Mr. Sullivan, Mr. Lowrey, Ms. Frias, Mr. Chappuis, Ms. Feeney, Mr. Case and Mr. Falzon are $6,350,116, $17,7779,983, $4,400,205, $11,887,664, $5,524,723, $5,025,667 and $15,494,041, respectively.

In January 2024, Prudential’s Board of Directors approved a modification to then in-flight performance share awards (2021, 2022 and 2023 grants), which was disclosed in our 2024 and 2025 proxy statements. Our 2025 proxy statement and our annual report on Form 10-K for the year-ended December 31, 2024 describe the expected compensation cost of the modifications. The resulting aggregate incremental accounting cost was $62 million, of which $60 million was recorded in the first quarter of 2024. $19.5 million of this expense is attributable to our five NEOs for 2025 as described in the 2024 Summary Compensation Table in our 2025 proxy statement.
(5)
The amount reported in the Bonus column represents a one-time $7,800,000 cash signing bonus, subject to recovery if Mr. Chappuis resigns or is terminated for cause within two years of his start date of employment, and a $5,600,000 cash bonus for 2025.

(6)
The amounts reported in the Non-Equity Incentive Plan Compensation column represent the annual incentives paid following each performance year.

(7)
The amounts reported in the Change in Pension Value column represent the change in the actuarial present value of each NEO’s accumulated benefit under the Merged Retirement Plan, the Supplemental Retirement Plan, and the SERPs, as applicable, determined using interest rate and mortality rate assumptions consistent with those used for our consolidated financial statements. All of the NEOs accrue pension benefits under the Cash Balance Formula (described in the “Pension Benefits” section of this Proxy Statement).

For 2025, the amounts reported in this column include payments from the Merged Retirement Plan for Mr. Falzon of  $3,594,533 and from the Supplemental Retirement Plan for Mr. Sullivan, Mr. Lowrey, Ms. Frias, Mr. Chappuis, Ms. Feeney, Mr. Case, and Mr. Falzon of  $5,191, $754,434, $2,292, $0, $5,656, $0, and $384,586, respectively.
(8)
The amounts reported in the All Other Compensation column for 2025 are itemized below:

All Other Compensation
Name	Perquisites(1) ($)	PESP Contribuions(2) ($)	SESP Contributions(2) ($)	Total ($)
Andrew F. Sullivan	427,322	11,500	28,818	467,640

Charles F. Lowrey	82,220	14,000	30,606	126,826

Yanela C. Frias	20,371	14,000	13,167	47,538

Jacques P. Chappuis	12,575	14,000	5,939	32,514

Caroline A. Feeney	15,212	14,000	20,201	49,413

Scott E. Case	19,096	14,000	12,833	45,929

Robert M. Falzon	20,090	3,867	18,514	42,471

(1)
For all NEOs, the amounts reported in the Perquisites column represent the costs of commuting and limited personal use of Company-provided cars, and reflect our determination of the costs allocable to the actual commuting and personal use of each individual based on a formula that takes into account various expenses, including costs associated with the driver and fuel. In addition, the amount reported includes the incremental cost for security services of $171,997 for Mr. Sullivan, $588 for Mr. Lowrey, and $12,898 for Mr. Falzon and the incremental cost for personal use of Company aircraft of  $229,189 for Mr. Sullivan and $69,057 for Mr. Lowrey.

(2)
The amounts reported in the PESP Contributions and SESP Contributions columns represent our contributions to the account of each NEO under (a) The Prudential Employee Savings Plan (the “PESP”), a defined contribution plan that provides employees with the opportunity to contribute up to 50% of eligible earnings in any combination of before-tax, Roth 401(k) and/or after-tax contributions (subject to Internal Revenue Code limits), and (b) the Prudential Supplemental Employee Savings Plan, a non-qualified plan that provides employees who exceed the Internal Revenue Code earnings limit ($350,000 in 2025) with the opportunity to defer up to 4% of eligible earnings in excess of the earnings limit. We match 100% of an employee’s before-tax or Roth 401(k) deferrals up to 4% of eligible earnings under the PESP and 100% of an employee’s deferrals under the SESP.

56	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

Executive Compensation
Grants of Plan-Based Awards
The following table presents, for each of the NEOs, information concerning awards under our Annual Incentive Program (“AIA”) for performance year 2025 and equity awards (“PS” for Performance Shares and “RS” for Restricted Stock Units) made during 2025 for 2024 performance under our Long-Term Incentive Program.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)		Estimated Future Payouts Under Equity Incentive Plan Awards ($)(2)		All Other Stock Awards: Number of Shares of Stocks or Units(3) (#)	Grant Date Fair Value ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Named Executive Officer		Grant Date	Target (#)	Maximum (#)	Target (#)	Maximum (#)
Andrew F. Sullivan	AIA	N/A	4,400,000	6,600,000	N/A	N/A		N/A	N/A
	PS	02/10/2025	N/A	N/A	33,456	50,184		103.53	3,463,700
	RS	02/10/2025	N/A	N/A			11,152	103.53	1,154,567

Charles F. Lowrey	AIA	N/A	3,325,000	4,987,500	N/A	N/A		N/A	N/A
	PS	02/10/2025	N/A	N/A	93,675	140,513		103.53	9,698,173
	RS	02/10/2025	N/A	N/A			31,225	103.53	3,232,724

Yanela C. Frias	AIA	N/A	1,750,000	2,625,000	N/A	N/A		N/A	N/A
	PS	02/10/2025	N/A	N/A	21,412	32,118		103.53	2,216,784
	RS	02/10/2025	N/A	N/A			7,138	103.53	738,997

Jacques P. Chappuis	AIA	N/A	N/A	N/A	N/A	N/A		N/A	N/A
	PS	04/24/2025	N/A	N/A	55,513	83,270		104.03	5,775,017
	RS	04/24/2025	N/A	N/A			31,002	104.03	3,225,138

Caroline A. Feeney	AIA	N/A	2,850,000	4,275,000	N/A	N/A		N/A	N/A
	PS	02/10/2025	N/A	N/A	29,107	43,661		103.53	3,013,448
	RS	02/10/2025	N/A	N/A			9,703	103.53	1,004,552

Scott E. Case	AIA	N/A	3,655,000	5,482,500	N/A	N/A		N/A	N/A
	PS	02/10/2025	N/A	N/A	24,456	36,684		112.09	2,741,273
	RS	02/10/2025	N/A	N/A			8,152	112.09	913,758

Robert M. Falzon	AIA	N/A	1,720,000	2,580,000	N/A	N/A		N/A	N/A
	PS	02/10/2025	N/A	N/A	81,631	122,447		103.53	8,451,257
	RS	02/10/2025	N/A	N/A			27,211	103.53	2,817,155

(1)
The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns represent the potential amounts for annual incentives for the 2025 performance year. Actual amounts earned by the NEOs are reflected in the Summary Compensation Table. The value displayed for Mr. Lowrey’s target annual incentive award reflects a blend based on his time as Chairman and CEO and Executive Chairman.

(2)
The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns, for rows labeled “PS,” represent performance shares awarded to NEOs under the Omnibus Plan in 2025. For Mr. Chappuis, the 55,513 shares represents the portion of his “New Hire Award” subject to the same performance metrics as the other NEOs for the 2025-2027 performance cycle.

(3)
The amounts reported in the All Other Stock Awards: Number of Shares of Stock or Units column represent restricted stock units awarded to the NEOs under the Omnibus Plan in 2025. RSUs vest in three equal annual installments. For Mr. Chappuis, the 31,002 shares represents the portion of his “New Hire Award” that will vest over three years, with one-third of the total shares subject to vest in equal annual installments.

(4)
For rows labeled “RS” or “PS,” the amounts in the Grant Date Fair Value of Stock and Option Awards column have been calculated by multiplying the closing price on the date of grant by the number of restricted stock units or target number of performance shares. Also incorporated is a discount rate of 7.6% for awards made to retirement-eligible NEOs to reflect the impact of post-vesting transfer restrictions.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	57

Executive Compensation
Outstanding Equity Awards
The following table provides information on the NEOs’ outstanding equity awards as of December 31, 2025. The equity awards reported in the Option Awards columns consist of non-qualified stock options. The equity awards reported in the Stock Awards columns consist of performance share awards and restricted stock units. Grants of performance shares were made for three-year performance cycles with the 2023 grant as the 2023-2025 performance cycle, the 2024 grant as the 2024-2026 performance cycle and the 2025 grant as the 2025-2027 performance cycle.
	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(2)
Andrew F. Sullivan	2/10/2025				11,152	1,258,838	50,184	5,664,770
	2/13/2024				7,919	893,897	53,450	6,033,436
	2/14/2023				4,035	455,471	54,470	6,148,574
	2/13/2018	3,251	106.89	02/13/2028
	10/2/2017	1,128	107.28	10/02/2027
	2/14/2017	2,577	110.45	02/14/2027

Charles F. Lowrey	2/10/2025				31,225	3,524,678	140,513	15,861,108
	2/13/2024				22,172	2,502,776	149,658	16,893,396
	2/14/2023				10,491	1,184,225	141,620	15,986,066
	2/13/2018	30,885	106.89	02/13/2028
	2/14/2017	36,806	110.45	02/14/2027

Yanela C. Frias	2/10/2025				7,138	805,738	32,118	3,625,480
	2/13/2024				1,901	214,585	9,978	1,126,317
	2/14/2023				678	76,533	7,118	803,480
	2/11/2020	3,942	95.87	02/11/2030

Jacques P. Chappuis	4/24/2025				31,002	3,499,506	83,270	9,399,518

Caroline A. Feeney	2/10/2025				9,703	1,095,275	43,661	4,928,454
	2/13/2024				6,890	777,744	46,502	5,249,146
	2/14/2023				2,986	337,060	40,308	4,549,968
	1/12/2021				60,761	6,858,702

Scott E. Case	2/10/2025				8,152	920,198	36,684	4,140,890

Robert M. Falzon	2/10/2025				27,211	3,071,578	122,447	13,821,818
	2/13/2024				17,738	2,002,266	119,727	13,514,784
	2/14/2023				8,393	947,402	113,297	12,788,966

(1)
These Stock Awards are outstanding restricted stock units that vest at the rate of one-third per year at the end of February following each of the first three anniversaries of the date of grant. The dollar values reported represent the estimated value of the outstanding units based on the latest year-end share price.

(2)
The Equity Incentive Plan Awards columns reflect the number of outstanding performance shares that would be received by each NEO at the maximum payout level for the 2025, 2024 and 2023 grants, with the dollar values reflecting the latest year-end share price. Performance shares are subject to a three-year performance period with payout determined at the end of the period based on measures of Company performance. As discussed in the CD&A, the Committee approved a final earn-out factor of 0.883 for the awards granted on February 14, 2023.

58	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

Executive Compensation
Option Exercises and Stock Vested
The following table provides information on the value realized by each of the NEOs as a result of the exercise of stock options and the vesting of stock awards from January 1, 2025 through December 31, 2025.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Andrew F. Sullivan	—	—	33,185	3,752,868

Charles F. Lowrey	—	—	93,137	10,530,514

Yanela C. Frias	—	—	5,497	622,796

Jacques P. Chappuis	—	—	—	—

Caroline A. Feeney	6,662	774,752	21,353	2,419,512

Scott E. Case	—	—	—	—

Robert M. Falzon	—	—	74,509	8,424,342

(1)
The amounts in the Stock Awards — Number of Shares Acquired on Vesting column represent the payout of shares of our Common Stock for the vesting of the 2022 performance shares grants, the first tranche of the 2024 restricted stock unit grants, the second tranche of the 2023 restricted stock unit grants, and the third tranche of the 2022 restricted stock unit grants.

(2)
The amounts in the Stock Awards — Value Realized on Vesting column represent the sum of the number of performance shares released multiplied by the closing market price of our Common Stock on February 10, 2025, $112.09, and the number of restricted stock units released multiplied by the closing market price of our Common Stock on February 28, 2025, $115.10.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	59

Executive Compensation
Pension Benefits
The following table provides information on the defined benefit retirement plans in which the NEOs participate, including the present value of accumulated benefits as of December 31, 2025, except as noted below, payable for each of the NEOs under each of these plans determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements; namely, the PRI-2012 generational mortality table with white-collar adjustments and an adjustment to reflect recent Prudential-specific experience and an interest discount rate of 5.55%. Cash Balance Formula accounts are assumed to grow with interest based on an assumed 30-year Treasury Rate, but not less than 4.25%, and PSI Cash Balance Formula accounts are assumed to grow with interest at 5.00% until the commencement of pension benefits. No additional earnings or service after December 31, 2025 is included in the calculation of the accumulated benefits.
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Andrew F. Sullivan	Merged Retirement Plan — Cash Balance Formula	14	673,467	—
	Supplemental Retirement Plan — Cash Balance Formula	14	1,600,794	5,191(2)

Charles F. Lowrey	Merged Retirement Plan — Cash Balance Formula	24	3,187,256	—
	Supplemental Retirement Plan — Cash Balance Formula	24	765,218	754,434(2)

Yanela C. Frias	Merged Retirement Plan — Cash Balance Formula	28	1,192,027	—
	Supplemental Retirement Plan — Cash Balance Formula	28	778,048	2,292(2)

Jacques P. Chappuis	Merged Retirement Plan — Cash Balance Formula	0	25,276	—
	Supplemental Retirement Plan — Cash Balance Formula	0	12,788	—

Caroline A. Feeney	Merged Retirement Plan — Cash Balance Formula	32	1,483,585	—
	Supplemental Retirement Plan — Cash Balance Formula	32	1,468,447	5,656(2)

Scott E. Case	Merged Retirement Plan — Cash Balance Formula	1	33,485	—
	Supplemental Retirement Plan — Cash Balance Formula	1	56,239	—

Robert M. Falzon	Merged Retirement Plan — Cash Balance Formula	42	—	3,475,005(3)
	Merged Retirement Plan — PSI Cash Balance Formula	n/a(1)	—	119,528(3)
	Supplemental Retirement Plan — Cash Balance Formula	42	5,248,659	384,586(2)

(1)
Mr. Falzon transferred to Prudential from Prudential Securities Incorporated in 1998 and began accruing pension benefits under the Traditional Pension Formula and, subsequently, the Cash Balance Formula upon his election of this formula in 2001. In accordance with the Merged Retirement Plan Cash Balance Formula, credited service includes service with the Company’s subsidiaries, in particular Prudential Securities Incorporated. As a result of his transfer, ongoing service is not a consideration in determining Mr. Falzon’s benefit under the PSI Cash Balance Formula.

(2)
For Mr. Sullivan, Ms. Frias, and Ms. Feeney, this payment was a distribution from the Supplemental Retirement Plan Cash Balance Formula to pay for accrued FICA taxes due in 2025 on this benefit, and federal, state, and local taxes on the distributed amount. The entire payment was withheld to pay these taxes. For Mr. Lowrey, this amount represents the Supplemental Retirement Plan benefits accrued in 2024 that were paid in early 2025, in accordance with the terms of the plan. For Mr. Falzon, this amount represents the benefits paid in 2025 under the Supplemental Retirement Plan in the form of a 50% Joint and Survivor Annuity, which he was required to commence on the first day of the month on or following his 65th birthday in 2024.

(3)
Mr. Falzon retired from Prudential on July 11, 2025, and commenced his pension benefit under the Merged Retirement Plan in the form of a one-time lump sum payment on September 1, 2025. There are no further benefits due to him from this plan.

60	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

Executive Compensation
The Merged Retirement Plan
Our wholly owned subsidiary, The Prudential Insurance Company of America, sponsors our tax-qualified defined benefit retirement plan, The Prudential Merged Retirement Plan (the “Merged Retirement Plan”), which is available to our executive officers, including the NEOs, and other eligible U.S. employees. The Merged Retirement Plan has two formulas under which participants may have their retirement benefits for ongoing service determined: the “Traditional Pension Formula” or the “Cash Balance Formula.” In addition, employees who previously worked for Prudential Securities Incorporated also have retirement benefits for their service with Prudential Securities Incorporated under a third component of the Merged Retirement Plan: the “PSI Cash Balance Formula.”
Traditional Pension Formula
Under the Traditional Pension Formula, employees are fully vested in their accrued benefits. These benefits (which are subject to Internal Revenue Code limits) are determined using the following formula, which is based on Average Eligible Earnings (as defined) and years of Credited Service (as defined):
For a separation from service in 2025, Average Eligible Earnings are determined by taking the average of earnings (base salary plus annual incentive payment) over the period beginning January 1, 2017, and ending on the date of separation after dropping the lowest two years of earnings in that period. Under the Traditional Pension Formula, the starting point for the averaging period is moved forward two years on January 1 of every even calendar year. “Covered Compensation” for a year is the average of the Social Security wage bases for the 35 years ending in the year the participant will reach Social Security normal retirement age. Benefits are payable as early as age 55 (with a reduction in benefits) as a single life annuity if not married or an actuarially equivalent 50% joint and survivor annuity if married.
Generally, a participant’s benefit will be determined as the greater of:
•
the benefit as determined above calculated at the time of separation from service;

•
the benefit as determined above calculated as of January 1, 2002, plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2002;

•
if the Supplemental Retirement Plan benefit is to be paid in the form of an annuity, the benefit as determined above calculated as of January 1, 2012 (including any adjustment in the benefit on January 1, 2002 as described in the previous bullet), plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2012; and

•
if the Supplemental Retirement Plan benefit is to be paid in the form of an annuity, the benefit as determined above calculated as of January 1, 2023 (including any adjustment in the benefit on January 1, 2002 and January 1, 2012 as described in the previous bullets), plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2023.

Additional benefits are provided to participants who are eligible to retire upon separation from service. A participant is eligible to retire if he or she separates from service either: (a) after attainment of age 55 (with 10 years of vesting service) or age 65 or (b) due to an involuntary termination (other than for cause or exhausting short-term disability benefits) after attainment of age 50 (with 20 years of continuous service).
If a participant is eligible to retire, he or she is eligible for survivor benefits (with no actuarial reduction), a lesser (or no) reduction in benefit for benefit commencement before age 65, and an additional benefit paid to age 65.
There are currently no NEOs that have their benefit calculated under the Traditional Pension Formula.
Cash Balance Formula
The Cash Balance Formula was added to the Merged Retirement Plan in 2001 for employees hired on or after January 1, 2001, except employees of Prudential Securities Incorporated. At that time, we offered a one-time conversion election for the current Merged Retirement Plan participants with benefits under the Traditional Pension Formula to opt to have their individual retirement benefits determined under the Cash Balance Formula. Participants who made this election to use the Cash Balance Formula are fully vested in their Cash Balance Formula benefit. Otherwise, participants are generally vested in their Cash Balance Formula benefit after three years of service.
Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account that is allocated basic credits equal to 2% to 14% (depending on age and service) of base salary and annual incentive payments. Interest credits are made to the hypothetical account each month using an interest rate set each year based on the average yield on 30-year U.S. Treasury securities (constant maturities) for October of the prior year, with a minimum rate of 4.25%. The rate in effect for 2025 was 4.87%.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	61

Executive Compensation
Active participants on June 30, 2003 received an additional credit equal to his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of January 1, 2002, if any. Active participants on June 30, 2012 received an additional credit of no more than his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of April 1, 2012, if any. Active participants on October 1, 2023 received an additional credit of no more than his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of June 30, 2023, if any.
Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single life annuity; 50%, 75%, or 100% joint and survivor annuity; or 50% contingent annuity. Employees who made the one-time conversion election to use the Cash Balance Formula (specifically, Mses. Frias and Feeney) have a frozen “Grandfathered Benefit” determined as the accrued benefit under the Traditional Pension Formula as of January 1, 2002. The value of the Grandfathered Benefit, and early retirement subsidies on this benefit, if applicable, are included in determining the payable benefit. As reported in the Pension Benefits Table, cash balance accounts are assumed to grow with interest until, and benefits will commence on the participant’s Normal Retirement Date.
Benefits are assumed to commence with 90% of participants electing a lump sum and 10% electing a 50% joint and survivor annuity.
PSI Cash Balance Formula
The PSI Cash Balance Formula applies only to employees who previously worked for Prudential Securities Incorporated. At this time, all participants are fully vested in their PSI Cash Balance Formula benefit. Mr. Falzon is the only NEO with a benefit under this formula.
PSI Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account. Prior to January 1, 2004, the hypothetical accounts were allocated basic credits equal to 1.7% to 7% (depending on age and service) of eligible earnings. Since then, interest credits only have been made to the hypothetical account each month using an interest rate set each year, with a minimum rate of 5%. The rate in effect for 2025 was 5%.
Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single-life annuity; 50%, 75%, or 100% joint and survivor annuity; 50% or 100% contingent annuity; or single-life annuity with five or 10 years guaranteed.
As reported in the Pension Benefits Table, PSI Cash Balance accounts are assumed to grow with interest until, and benefits will commence, on the participant’s Normal Retirement Date.
Benefits are assumed to commence with 90% of participants electing a lump sum and 10% electing a 50% joint and survivor annuity.
The Supplemental Retirement Plan and SERPs
The Supplemental Retirement Plan is a nonqualified retirement plan designed to complement the Merged Retirement Plan by providing benefits to all participants of the Merged Retirement Plan, including the NEOs, who are prohibited from receiving additional benefits under the Merged Retirement Plan because of Internal Revenue Code limits. Benefits under the Supplemental Retirement Plan are generally payable at the earlier of six months after separation from service and age 65. Under a special rule applicable to the Supplemental Retirement Plan, benefits are required to begin to be paid to a home office participant following attainment of age 65, regardless of whether he or she has separated from service.
The Prudential Insurance Supplemental Executive Retirement Plan and the PFI Supplemental Executive Retirement Plan (collectively, the “Prudential SERPs”) provide “Early Retirement Benefits” to certain eligible executives, including the NEOs, subject to the approval of our Board and the Committee. Early Retirement Benefits are designed to recognize the service and contributions of eligible executives who are involuntarily terminated by exempting them from the reduction factor for early retirement between the ages of 55 and 65, a reduction of up to 50%, which would otherwise be applicable under the Traditional Pension Formula and the Grandfathered Benefit under the Cash Balance Formula of the Merged Retirement Plan and the Supplemental Retirement Plan. Benefits under the Prudential SERPs are generally payable at the earlier of six months after separation from service and age 65.
No NEO is currently eligible for benefits under the Early Retirement Benefits provision. Upon an involuntary termination of employment, Ms. Feeney may be eligible for benefits under the Early Retirement Benefits provision.
In 2008, Ms. Frias, Ms. Feeney, and Mr. Falzon were permitted to make an irrevocable election regarding the form of payment for their pension benefits. Ms. Feeney and Mr. Falzon elected to receive their Supplemental Retirement Plan benefits in the form of an annuity. Ms. Frias elected to receive her Supplemental Retirement Plan benefits in the form of a lump sum.
Notwithstanding the foregoing, benefits reported in the Pension Benefits Table are assumed to commence in the form of payment elected for this benefit, either an annuity or a lump sum, and at the same time as under the Merged Retirement Plan benefit to be consistent with assumptions used in the Company’s financial statements.
62	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

Executive Compensation
Nonqualified Deferred Compensation
The following table provides information on the NEOs’ participation in the Prudential Supplemental Employee Savings Plan (the “SESP”)(4) and the Deferred Compensation Plan:
Name	Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Andrew F. Sullivan	SESP	28,818	28,818	—	328,827
	Deferred Compensation	119,250	—	7,116	1,139,304

Charles F. Lowrey	SESP	30,606	30,606	—	1,292,567
	Deferred Compensation	—	—	661,841	17,814,207

Yanela C. Frias	SESP	13,167	13,167	—	115,906
	Deferred Compensation	318,000	—	258,817	2,596,532

Jacques P. Chappuis	SESP	5,939	5,939	—	11,938
	Deferred Compensation	—	—	—	—

Caroline A. Feeney	SESP	20,201	20,201	—	164,835
	Deferred Compensation	—	—	582,642	4,573,031

Scott E. Case	SESP	12,833	12,833	—	25,914
	Deferred Compensation	—	—	—	—

Robert M. Falzon	SESP	18,514	18,514	—	777,361
	Deferred Compensation	364,600	—	1,698,122	12,698,258

(1)
The amounts reported in the Executive Contributions in Last Fiscal Year column represent elective contributions of a portion of their base salary to the SESP and elective contributions to the Deferred Compensation Plan from the annual incentive award (which amounts are included in the Salary and Non-Equity Incentive Plan Columns of the Summary Compensation Table, respectively).

(2)
The amounts reported in the Registrant Contributions in Last Fiscal Year column represent the Company’s contributions to each NEO’s SESP account (which amounts are also included in the All Other Compensation column of the Summary Compensation Table).

(3)
The amounts reported in the Aggregate Balance at Last Fiscal Year End column represent balances from the SESP and Deferred Compensation Plan and include various amounts previously reported in the Summary Compensation Table as Salary, Non-Equity Incentive Plan Compensation or All Other Compensation.

(4)
Effective January 1, 2026, the name of this plan was changed to the “Prudential Supplemental Savings Plan.”

SESP
The SESP is a nonqualified defined contribution plan designed to provide benefits in excess of amounts permitted to be contributed under the PESP. It allows employees, including the NEOs, to elect to defer from 1% to 4% of their eligible earnings paid after the Code limit is exceeded in the year ($350,000 in 2025) to a hypothetical record-keeping account on a pre-tax basis through payroll deduction. We match 100% of an employee’s deferrals. Eligible earnings for the NEOs under the SESP are limited to base salary only. Deemed interest credits are allocated to participants’ accounts using the investment performance of the PESP Principal Protection Fund (“PESP PPF”). The investment crediting rate for the PESP PPF is determined on a monthly basis and does not have a fixed or minimum rate. SESP also permits the employer to make a one-time discretionary contribution on behalf of an eligible participant. A participant’s SESP account is distributed to the employee six months after the participant’s separation from service.
Deferred Compensation Plan
The Deferred Compensation Plan is a nonqualified, unfunded plan that provides certain designated executives in the United States, including the NEOs, with the ability to defer taxation on up to 85% of their annual cash incentive awards. Deferrals may be invested in notional funds that generally mirror the PESP fund offerings, including shares of our Common Stock.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	63

Executive Compensation
Post-Employment Compensation Arrangements
While we have not entered into employment agreements with our NEOs, they are eligible to receive certain payments and benefits in the event of a termination of employment, including following a change in control of the Company, under the Severance Plan and Change in Control Program. Our CEO and former Executive Chairman do not participate in the Severance Plan.
In many cases, subject to the approval of our Board, various payments and benefits are provided under the Severance Plan, the Change in Control Program, the Omnibus Plan and other Company plans and programs, as applicable.
Voluntary Termination(1) — Early or Normal Retirement
Annual Incentives. Annual Incentive Program: an annual incentive payment based on the current year’s Company and individual performance, payable following the completion of the performance year.
Stock Options. Omnibus Plan(1): vested stock options remain exercisable for a period of up to five years after termination.
Restricted Stock Units. Omnibus Plan(1): generally, each grant of restricted stock units vests one-third each year and is paid out annually in shares.
Performance Shares. Omnibus Plan(1): each grant of performance shares will be paid out at the end of its respective performance period based on the actual number of shares earned as determined by the Committee.
Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.
Involuntary Termination without Cause
Severance. Severance Plan: assuming all eligibility conditions are satisfied, severance payments of up to 18 months of base salary and annual incentive.
Annual Incentives. Annual Incentive Program: an annual incentive payment based on the current year’s Company and individual performance, payable following the completion of the performance year.
Stock Options. Omnibus Plan(2): vested stock options remain exercisable for a period of up to five years after termination.
Restricted Stock Units. Omnibus Plan(2): generally, each grant of restricted stock units vests one-third each year and is paid out annually in shares.
Performance Shares. Omnibus Plan(2): each grant of performance shares will be paid out at the end of its respective performance period based on the actual number of shares earned as determined by the Committee.
SERP. Prudential SERP: Early Retirement Benefit provided to eligible participants.
Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive and additional benefit to Ms. Frias, Mr. Chappuis, Ms. Feeney, and Mr. Case based on the amount of severance.
Separation in Connection with Change in Control(3)
Severance. Change in Control Program: (i) a lump-sum payment equal to the sum of two times annual base salary and annual incentive (based on the average of the annual incentive payments for the previous three calendar years); and (ii) a payment equal to the present value of the retirement benefits that would have accrued during the period of time on which the lump-sum payment in (i) is based.
Annual Incentives. Change in Control Program and Annual Incentive Program: an annual incentive payment based on the target annual incentive award opportunity in the year termination occurs.
Restricted Stock Units. Change in Control Program and Omnibus Plan: payment of restricted stock units in shares, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

(1)
Based on approved retirement treatment. In the event the participant does not qualify for approved retirement, all outstanding restricted stock units and performance shares are generally forfeited. Upon a voluntary termination, Messrs. Case and Chappuis will not qualify for approved retirement treatment.

(2)
Based on approved retirement treatment. For restricted stock units and performance shares, in the event the participant does not qualify for approved retirement, generally a pro-rata portion of shares will vest. Upon an involuntary termination without cause, Messrs. Case and Chappuis will not qualify for approved retirement treatment. RSUs and Performance Shares awarded to Mr. Chappuis as part of his 2025 “New Hire Award” shall continue to vest and be paid as if he were approved retirement eligible.

(3)
Pursuant to the Change in Control Program, before payments may be made, a change in control must have occurred and the designated executive officer’s employment must, within two years following the change in control, either have been terminated involuntarily without “cause” or by the eligible executive officer for “good reason.” An eligible executive officer would have good reason to terminate his or her employment in the event of a material reduction in his or her compensation or if the terms and conditions of his or her employment were to adversely change (for example, a reduction in job responsibilities, title, or forced relocation).

64	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

Executive Compensation
Performance Shares. Change in Control Program and Omnibus Plan: payment of outstanding performance shares at target in shares within 30 days of a change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer. Upon a change in control outstanding, unconverted performance shares will become vested at target and settled in shares, and outstanding performance shares that were converted to restricted stock units will become vested and settled in shares, only if such outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.
SERP. Prudential SERP: Early Retirement Benefit provided to eligible participants.
Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.
Health/Life. Change in Control Program: continued health benefits at active employee contribution levels for a period of 18 months, plus a “gross-up” for any expected tax consequences associated with providing these health benefits.
Separation Due to Disability or Death
Annual Incentives. Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.
Restricted Stock Units. Omnibus Plan: all outstanding restricted stock units are paid out in shares.
Performance Shares. Omnibus Plan: all outstanding awards of performance shares are paid at target in shares of our Common Stock.
Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive (paid to spouse in the event of death). In the event of disability, additional credits until pension commencement (assumed to be Normal Retirement Date).
Health/Life. Prudential Welfare Benefits Plan: monthly disability payment based on salary plus, if Optional Long Term Disability coverage is elected, the greater of the most recently paid annual incentive award or the average of the last three most recently paid annual incentive awards.
Potential Payments upon Termination or Change in Control
The following table presents, for each of the NEOs, the estimated payments and benefits that would have been payable as of the end of 2025 in the event of a termination of employment (voluntary or involuntary without cause) or a separation for another reason (change in control, disability, or death).
Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of the last business day of 2025.
Retirement eligibility differs according to the employment separation event. The following table assumes that benefits are paid in an annuity form and commence on January 1, 2026 unless stated otherwise. The table also assumes Board approval of various payments as applicable, for all NEOs, and displays hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments and benefits will depend on the circumstances and timing of any termination of employment or other triggering event.
The following items are excluded from the table below:
•
The benefits the NEOs would be entitled to receive under the SESP and the Deferred Compensation Plan (these benefits are disclosed in the Nonqualified Deferred Compensation table contained in this Proxy Statement).

•
Additional payments to the NEOs under the PESP, The Prudential Welfare Benefits Plan and The Prudential Retiree Welfare Benefits Plan (plans providing, among other things, life insurance, disability insurance, medical coverage and/or dental coverage), which do not discriminate in scope, terms, or operation in favor of the NEOs and are generally available to all salaried employees.

•
The effects of an involuntary termination of employment for cause, which will result in a forfeiture of all outstanding vested and unvested performance shares, restricted stock units, and stock options. The NEOs will receive no additional payments in the event of a termination of employment for cause.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	65

Executive Compensation
Estimated Post-Employment Payments and Benefits
Name	Type of Payment or Benefit		Voluntary Termination/ Early or Normal Retirement ($)	Involuntary Termination Without Cause ($)	Separation Due to Change in Control ($)	Separation Due to Disability ($)	Separation Due to Death ($)
Andrew F. Sullivan	Severance Payment*				7,730,820(1)
	Annual Incentive		4,664,000(2)	4,664,000(2)	4,400,000	2,309,700	2,309,700

	Long Term Incentive**	Performance Shares(3)			11,897,853	11,897,853	11,897,853
		Restricted Stock Units(4)			2,608,206	2,608,206	2,608,206

	Benefits	Health/Life			73,335(5)	1,383,371
		Addl. Retire. Accruals	429,088	429,088	404,800	4,777,140	212,492

	Total		5,093,088	5,093,088	27,115,014	22,976,270	17,028,251
Charles F. Lowrey	Severance Payment*				12,471,582 (1)
	Annual Incentive		3,524,500 (2)	3,524,500 (2)	3,325,000	4,298,700	4,298,700

	Long Term Incentive**	Performance Shares(3)			32,493,713	32,493,713	32,493,713
		Restricted Stock Units(4)			7,211,679	7,211,679	7,211,679

	Benefits	Health/Life			58,369(5)
		Addl. Retire. Accruals	493,430	493,430	465,500	526,007	601,818

	Total		4,017,930	4,017,930	56,025,843	44,530,099	44,605,910
Yanela Frias	Severance Payment*			2,937,000	4,473,500(1)
	Annual Incentive			1,855,000(2)	1,750,000	1,258,000	1,258,000

	Long Term Incentive**	Performance Shares(3)			3,703,518	3,703,518	3,703,518
		Restricted Stock Units(4)			1,096,856	1,096,856	1,096,856

	Benefits	Health/Life			69,535(5)	1,568,336
		Addl. Retire. Accruals		439,407	159,250	2,181,885	114,478

	Total		—	5,231,407	11,252,659	9,808,595	6,172,852
Jacques Chappuis	Severance Payment*			9,450,000	13,455,340(1)
	Annual Incentive			5,600,000(2)	5,600,000	5,600,000	5,600,000

	Long Term Incentive**	Performance Shares(3)			6,266,345	6,266,345	6,266,345
		Restricted Stock Units(4)			3,499,506	3,499,506	3,499,506

	Benefits	Health/Life			75,597(5)
		Addl. Retire. Accruals		1,143,800	425,600	5,038,243	425,600

	Total		—	16,193,800	29,322,388	20,404,094	15,791,451
Caroline A. Feeney	Severance Payment*			4,627,100	7,119,371 (1)
	Annual Incentive		3,021,000(2)	3,021,000(2)	2,850,000	2,134,700	2,134,700

	Long Term Incentive**	Performance Shares(3)			9,818,379	9,818,379	9,818,379
		Restricted Stock Units(4)			9,068,781	9,068,781	9,068,781

	Benefits	Health/Life			61,836(5)	1,355,004
		SERP		95,490	52,739
		Addl. Retire. Accruals	296,955	751,784	293,550	2,384,122	219,874

	Total		3,317,955	8,495,374	29,264,656	24,760,986	21,241,734
Scott Case	Severance Payment*			1,672,500	2,336,528(1)
	Annual Incentive			1,744,000(2)	1,645,000	415,000	415,000

	Long Term Incentive**	Performance Shares(3)			2,760,593	2,760,593	2,760,593
		Restricted Stock Units(4)			920,198	920,198	920,198

	Benefits	Health/Life			71,247(5)
		Addl. Retire. Accruals		263,071	126,665	2,010,496	31,955

	Total		—	3,679,571	7,860,231	6,106,287	4,127,746

(1)
Includes severance payments equal to two times annual cash compensation (subject to execution of a non-competition agreement), and a cash payment for the pension impact of additional two years of credited service.

66	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

Executive Compensation
(2)
Includes annual incentive award amount for 2025 performance.

(3)
Includes the value of outstanding performance shares at target based on the latest year-end share price.

(4)
Includes the value of unvested restricted stock units based on the latest year-end share price.

(5)
Reflects the expected contribution subsidy for 18 months and the associated tax gross-up. For this purpose, we have assumed the 2026 premium and contribution rates continue for the full 18 months.

*
Subject to receipt from the executive of a general release of claims and confidentiality and nondisparagement agreements.

**
Subject to receipt from the executive of a general release of claims and agreements relating to confidentiality, nondisparagement, nonsolicitation and, in the case of retirees, noncompetition.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	67

Voting Instructions and Information
Who Can Vote
You are entitled to vote your Common Stock if our records show that you held your shares as of the record date of March 13, 2026. At the close of business on that date, a total of 347,818,703 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote at this Annual Meeting. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if you make a written comment on the proxy card or otherwise communicate your vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.
Voting Your Proxy
If your Common Stock is held through a broker, bank or other nominee (held in street name), you will receive instructions from such entity that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee, bring it to the meeting, and submit it with your vote.
If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote by following the instructions listed on the Notice of Internet Availability or the proxy card to vote online, or by signing, dating and mailing the proxy card in the postage-paid envelope. Of course, you can always come to the meeting and vote your shares in person, if you satisfy the procedures for attendance outlined in “Attending the Annual Meeting” below.
Whichever method you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. Except as discussed below with respect to shares held in certain Company plans, if you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors: FOR each director nominee, FOR ratification of the appointment of the independent auditor, FOR the advisory vote to approve named executive officer compensation, and AGAINST the shareholder proposal regarding an independent board chairman.
Special Voting Instructions for Plan Shares
If you are a participant in the Prudential Employee Savings Plan (“PESP”) or the Prudential Savings Plan for Advisors (“Advisors Plan”) and your account is invested in the PFI Common Stock Fund, you may instruct the PESP and Advisors Plan Trustee on how to vote shares of Common Stock credited to your PESP account or your Advisors Plan account, as applicable, and held in the Fund on March 11, 2026. The PESP and Advisors Plan Trustee, the shareholder of record, will vote these shares in accordance with your instructions or, if you do not provide voting instructions, in the same proportion as the Trustee votes the shares for which it received timely voting instructions subject to the terms of the PESP or Advisors Plan governing plan documents, the Master Trust Agreement for the plans and applicable law.
Matters to Be Presented
We are not aware of any matters that will be acted on at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.
Revoking Your Proxy
If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must deliver later-dated proxy instructions, advise the Chief Governance Officer and Corporate Secretary in writing before the proxies vote your shares at the Annual Meeting, or attend the Annual Meeting and vote your shares in person.
68	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

GENERAL INFORMATION ABOUT THE MEETING
Quorum
A quorum is required to transact business at our Annual Meeting. Shareholders of record holding shares of stock constituting a majority of the shares entitled to be cast shall constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.
Voting Requirements
You may either vote for, against or abstain on each of the proposals. The affirmative vote of a majority of the votes cast is required to approve each proposal. Broker non-votes and abstentions, if any, will have no impact, as they are not counted as votes cast.
If you hold your shares in street name, brokers must vote according to specific instructions they receive from you. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. But they are not permitted to vote on certain proposals and may elect not to vote on any of the proposals without your voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker votes. Broker non-votes will be considered as present for quorum purposes, but they are not considered as votes cast and, if any, will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals. Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter.
Although the advisory vote in Item 3 is nonbinding, as provided by law, our Board will review the results of the vote and, consistent with our commitment to shareholder engagement, will take the results into account in making a determination concerning our named executive officer compensation.
Election of Directors
At the meeting, each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected. If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board, through a process managed by the Corporate Governance and Business Ethics Committee, will decide whether to accept the resignation.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	69

GENERAL INFORMATION ABOUT THE MEETING
BOARD RECOMMENDATIONS

The Board of Directors recommends that you vote “FOR” each of the Director Nominees, “FOR” the ratification of the appointment of the Independent Auditor, “FOR” the advisory vote to approve named executive officer compensation, and “AGAINST” the shareholder proposal regarding an Independent Board Chairman.

Cost of Proxy Solicitation
We are providing these proxy materials in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at our Annual Meeting. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We have retained Georgeson, Inc. to assist in the solicitation of proxies for a fee of  $25,000 plus reimbursement of expenses. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.
Attending the Annual Meeting
If you attend the Annual Meeting, you will be asked to present valid, government-issued photo identification, such as a driver’s license. Cameras, video and audio recording devices, and other electronic devices may not be brought into or used at the Annual Meeting venue, except by credentialed media. We realize that many mobile devices have built-in cameras and recording functions, and while you may bring these devices into the venue, you may not use the camera or recording functions at any time.
If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.
Attendance at the Annual Meeting is limited to shareholders of Prudential as of the record date. Each shareholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.
Submission of Shareholder Proposals and Director Nominations
Rule 14a-8 Proposals for Inclusion in the Proxy Statement for the 2027 Annual Meeting
In order to submit shareholder proposals for the 2027 Annual Meeting of Shareholders for inclusion in our Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Chief Governance Officer and Corporate Secretary at the Company’s principal office (see below), no later than November 26, 2026. Proposals submitted for inclusion in our Proxy Statement must comply with all of the requirements of SEC Rule 14a-8. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
Proxy Access Director Nominations for Inclusion in the Proxy Statement for the 2027 Annual Meeting
We have adopted proxy access, which permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding capital stock for at least three years, to submit director nominees for up to 20% of the Board for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws. Notice of director nominations submitted under these proxy access By-law provisions must be received no earlier than December 13, 2026, and no later than January 12, 2027. However, if the 2027 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the 2027 Annual Meeting was given or public disclosure of the meeting date was made.
Director nominations submitted pursuant to the proxy access provisions of our By-laws must comply with all of the requirements of our By-laws, a copy of which may be obtained at no cost from the Chief Governance Officer and Corporate Secretary. As our By-laws make clear, simply submitting a proposal or nomination does not guarantee its inclusion.
Other Proposals or Director Nominations for Presentation at the 2027 Annual Meeting
Our By-laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an Annual Meeting. To be properly brought before the 2027 Annual Meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Chief Governance Officer and Corporate Secretary at the Company’s principal office (see below) not less than 120 or more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf
70	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

GENERAL INFORMATION ABOUT THE MEETING
of a shareholder pursuant to these provisions of the Company’s By-laws, other than pursuant to the By-laws’ proxy access provisions or Rule 14a-8, must include the information set forth in the By-laws (which includes information required under Rule 14a-19) and be received no earlier than December 13, 2026 and no later than January 12, 2027. However, if the 2027 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the 2027 Annual Meeting was given or public disclosure of the meeting date was made. All director nominations and shareholder proposals must comply with the requirements of the Company’s By-laws. The Chairman may refuse to acknowledge or introduce any such matter at the 2027 Annual Meeting if notice of the matter is not received within the applicable deadlines or does not comply with the Company’s By-laws. If a shareholder does not meet these deadlines or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2027 Annual Meeting.
All proposals and director nominations should be addressed to: Margaret M. Foran, Chief Governance Officer, Senior Vice President and Corporate Secretary, Prudential Financial, Inc., 751 Broad Street, Newark, NJ 07102.
Eliminating Duplicative Proxy Materials
A single Proxy Statement and Annual Report, along with individual proxy cards, or individual Notices of Internet Availability, will be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder.
If you would like to enroll in this service or receive individual copies of all documents, now or in the future, please contact Computershare by calling 1-800-305-9404 or writing to Computershare at P.O. Box 43078, Providence, RI 02940-3078. We will deliver a separate copy of all documents to a shareholder at a shared address to which a single copy of the documents was delivered promptly upon request to the address or telephone number provided above.
Delivery of Proxy Materials
We want to communicate with you in the way that is most convenient for you. You may choose to receive either a full set of printed materials — which will include an Annual Report, Proxy Statement, and proxy card — or an email with instructions for how to view the materials and vote online. To select a method of delivery during the voting season, registered shareholders may follow the instructions when voting online at www.investorvote.com/prudential. Following the 2026 Annual Meeting, you may continue to choose your method of delivery of future documents by visiting www.computershare.com/investor. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding delivery options.
If you do not choose a method of delivery as outlined above, you may receive a one-page Notice of Internet Availability instructing you how to access the materials and vote online in lieu of printed or electronic materials. As a publicly traded company, Prudential is legally required to make these materials available to all shareholders, and it is not possible to opt out of the mailing.
Annual Report on Form 10-K
The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to investor.relations@prudential.com or 751 Broad Street, Newark, NJ 07102.
Incorporation by Reference
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Prudential Financial under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation and Human Capital Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.
Shareholder List
A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.
Forward-Looking Statements and Website References
Certain of the statements included in this Proxy Statement constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our current expectations and beliefs concerning future developments and their potential effects upon the Company. Our actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	71

GENERAL INFORMATION ABOUT THE MEETING
materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We do not undertake to update any particular forward-looking statement included in this Proxy Statement.
Website references and their hyperlinks have been provided for convenience only. The content on any referenced websites is not incorporated by reference into this Proxy Statement, nor does it constitute a part of this Proxy Statement.
72	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

Adjusted operating income (“AOI”) and operating return on average equity are non-GAAP measures of financial performance. Adjusted book value is a non-GAAP measure of financial position. We use earnings per share based on AOI, operating return on average equity, and adjusted book value as performance measures in our incentive compensation programs. Also, we believe that our use of these non-GAAP measures helps investors understand and evaluate the Company’s results of operations and financial position by providing measures that are primarily attributable to our business operations separate from the portion attributable to external and potentially volatile capital and currency market conditions.
Adjusted Operating Income
Adjusted operating income is a non-GAAP measure used by the Company to evaluate segment performance and to allocate resources. Adjusted operating income excludes “Realized investment gains (losses), net, and related charges and adjustments.” A significant element of realized investment gains and losses are impairments and credit-related and interest rate-related gains and losses. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to our discretion and influenced by market opportunities as well as capital and other factors.
Realized investment gains (losses) within certain businesses for which such gains (losses) are a principal source of earnings, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments are included in adjusted operating income. Adjusted operating income generally excludes realized investment gains and losses from products that contain embedded derivatives, and from associated derivative portfolios that are part of an asset-liability management program related to the risk of those products. Adjusted operating income also excludes gains and losses from changes in value of certain assets and liabilities relating to foreign currency exchange movements that have been economically hedged or considered part of our capital funding strategies for our international subsidiaries, as well as gains and losses on certain investments that are designated as trading. Adjusted operating income also excludes investment gains and losses on assets supporting experience-rated contractholder liabilities and changes in experience-rated contractholder liabilities due to asset value changes, because these recorded changes in asset and liability values are expected to ultimately accrue to contractholders. Adjusted operating income excludes the changes in fair value of equity securities that are recorded in net income. Additionally, adjusted operating income excludes the impact of annual assumption updates and other refinements included in the above items.
Adjusted operating income excludes “Change in value of market risk benefits, net of related hedging gains (losses),” which reflects the impact from changes in current market conditions, and market experience updates, reflecting the immediate impacts in current period results from changes in current market conditions on estimates of profitability, which we believe enhances the understanding of underlying performance trends. Adjusted operating income also excludes the results of Divested and Run-off Businesses, which are not relevant to our ongoing operations and discontinued operations and earnings attributable to noncontrolling interests and redeemable noncontrolling interests, each of which is presented as a separate component of net income under GAAP. Additionally, adjusted operating income excludes other items, such as certain components of the consideration for acquisitions, which are recognized as compensation expense over the requisite service periods, and goodwill impairments. Earnings attributable to noncontrolling interests and redeemable noncontrolling interests is presented as a separate component of net income under GAAP and excluded from adjusted operating income.
Adjusted operating income does not equate to “Net income” as determined in accordance with U.S. GAAP. Adjusted operating income is not a substitute for income determined in accordance with U.S. GAAP, and our definition of adjusted operating income may differ from that used by other companies. The items above are important to an understanding of our overall results of operations. However, we believe that the presentation of adjusted operating income as we measure it for management purposes enhances the understanding of our results of operations by highlighting the results from ongoing operations and the underlying profitability of our businesses. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of the items described above.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	73

APPENDIX A
Reconciliation of GAAP Net Income to After-Tax Adjusted Operating Income (in millions)
	Year Ended December 31,
	2025	2024
Net income (loss) attributable to Prudential Financial, Inc.	$3,576	$2,727
Income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	156	119

Net income (loss)	3,732	2,846

Less: Earnings attributable to noncontrolling interests and redeemable noncontrolling interests	156	119

Net income (loss) attributable to Prudential Financial, Inc.	3,576	2,727

Equity in earnings of joint ventures and other operating entities, net of taxes and earnings attributable to noncontrolling interests and redeemable noncontrolling interests	(27)	25

Income (loss) before income taxes and equity in earnings of joint ventures and other operating entities	3,603	2,702

Less: Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	(1,618)	(2,150)
Change in value of market risk benefits, net of related hedging gains (losses)	(475)	(397)
Market experience updates	68	(52)
Divested and Run-off Businesses:
Closed Block Division	(68)	(113)
Other Divested and Run-off Businesses	107	30
Equity in earnings of joint ventures and other operating entities, and earnings attributable to noncontrolling interests and redeemable noncontrolling interests	(20)	(16)
Other adjustments(1)	25	(19)

Total reconciling items, before income taxes	(1,981)	(2,717)
Less: Income taxes, not applicable to adjusted operating income	(423)	(831)

Total reconciling items, after income taxes	(1,558)	(1,886)

After-tax adjusted operating income	$5,161	$4,588

(1)
Represents adjustments not included in the above reconciling items, including certain components of consideration for business acquisitions, which are recognized as compensation expense over the requisite service periods.

74	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

APPENDIX A
Reconciliation of GAAP Earnings per Share to After-Tax Adjusted Operating Income Earnings per Share (shares in millions)
	Year Ended December 31,
	2025	2024
Net income attributable to Prudential Financial, Inc.	9.99	7.50
Less: Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	(4.57)	(5.98)
Change in value of market risk benefits, net of related hedging gains (losses)	(1.34)	(1.10)
Market experience updates	0.19	(0.14)
Divested and Run-off Businesses:
Closed Block Division	(0.19)	(0.31)
Other Divested and Run-off Businesses	0.30	0.08
Difference in earnings allocated to participating unvested share-based payment awards	0.05	0.06
Other adjustments(1)	0.07	(0.05)

Total reconciling items, before income taxes	(5.49)	(7.44)
Less: Income taxes, not applicable to adjusted operating income	(1.05)	(2.32)

Total reconciling items, after income taxes	(4.44)	(5.12)

After-tax adjusted operating income	14.43	12.62

Weighted average number of outstanding Common shares (diluted)	353.7	359.3

(1)
Represents adjustments not included in the above reconciling items, including certain components of consideration for business acquisitions, which are recognized as compensation expense over the requisite service periods.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT	75

APPENDIX A
Reconciliation of GAAP Book Value to Adjusted Book Value (shares in millions)
	Year Ended December 31,
	2025	2024
GAAP book value (total Prudential Financial, Inc. equity) at end of period	$32,438	$27,872
Less: Accumulated other comprehensive income (AOCI)	(3,077)	(6,711)

GAAP book value excluding AOCI(1)	35,515	34,583
Less: Cumulative change in fair value of funds withheld embedded derivatives(2)	(24)	141
Less: Cumulative effect of foreign exchange rate remeasurement and currency translation adjustments corresponding to realized gains (losses)(3)	238	34

Adjusted book value	$35,301	$34,408

Number of diluted shares at end of period	352.4	359.1

GAAP book value per Common share – diluted	$92.05	$77.62
Adjusted book value per Common share – diluted	$100.17	$95.82

(1)
Foreign currency translation adjustments and the cumulative impact of foreign currency exchange rate remeasurement, except for those items remeasured through net income (loss), are a component of accumulated other comprehensive income.

(2)
Amount represents the cumulative change in fair value of funds withheld embedded derivatives related to unrealized gains and losses on available-for-sale securities and certain derivatives associated with customer liabilities reinsured under coinsurance with funds withheld and modified coinsurance arrangements.

(3)
Includes the cumulative impact of net gains and losses resulting from foreign currency exchange rate remeasurement and associated realized investment gains and losses included in net income (loss) and currency translation adjustments corresponding to realized investment gains and losses.

Operating Return on Average Equity
Operating return on average equity (based on adjusted operating income) is a non-GAAP measure and represents adjusted operating income after-tax divided by average Prudential Financial, Inc. equity excluding accumulated other comprehensive income and adjusted to remove amounts included for foreign currency exchange rate remeasurement and the cumulative change in fair value of funds withheld embedded derivatives. The comparable GAAP measure to operating return on average equity (based on adjusted operating income) is return on average equity (based on net income). Return on average equity (based on net income) represents income after-tax, attributable to consolidated Prudential Financial, Inc., as determined in accordance with U.S. GAAP, divided by average total Prudential Financial, Inc. equity. Return on average equity (based on net income (loss)) was 11.7% and 9.6% for the years ended December 31, 2025 and December 31, 2024, respectively.
76	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

Prudential delivers on its purpose to
make lives better by solving the financial challenges of our changing world.

Prudential’s business strategy accelerates the next generation of financial solutions that help expand economic opportunity, creating long-term stakeholder value and competitive financial performance.
Since our founding in 1875, Prudential has expanded access to financial security. By fostering economic mobility and generational wealth, we strengthen communities and create sustainable value for our stakeholders.
Prudential’s unique approach
Our initiatives break barriers to financial security, bridge insights to enable innovative solutions, and build markets and capabilities to expand financial security for individuals and families.
Breaking barriers. We empower individuals, families, and communities to overcome obstacles to achieve financial security. In 2025:
•
In our hometown of Newark, New Jersey, in collaboration with Newark Public Schools, we established the Newark Saves program, seeding college savings accounts for up to 3,000 incoming kindergarten students. The Prudential Foundation funded the program with a $150,000 grant.

•
In partnership with My Brother’s Keeper Alliance, The Prudential Foundation sponsored a cohort of young men from Newark and Chicago to travel to Brazil where they met with Prudential of Brazil leaders, gained career-readiness skills, and broadened their cultural awareness.

Bridging to commercialization. Our purpose-driven strategies are integrated into Prudential’s core business model, delivering commercial growth and societal impact.
•
Prudential’s collaboration with behavioral science researchers at Duke University has informed inclusive product and service development across its businesses, including PGIM and Retirement Strategies, helping people manage debt and make better use of employer-sponsored savings plans.

•
Brazil’s Actuaries of the Future initiative — a collaboration between Prudential and nonprofit Redes da Maré — trains the next generation of actuaries while connecting youth with in-demand employers. Recognized for excellence by the Brazilian Institute of Actuaries, the program has placed nearly 300 individuals into quality jobs.*

Building markets and capabilities. Our innovative initiatives open new pathways to financial opportunity today — and for the future.
•
Partnering with the nonprofit Commonwealth provides caregiving market insights that guide product development across Retirement Strategies and other Prudential businesses.

•
Prudential of Brazil’s partnership with Creditas embeds Credit Life protection directly into the payroll-loan journey, expanding access to essential financial security and surpassing 100,000 policies sold in 2025.

* Data provided by the Brazilian Institute of Actuaries (IBA)

1 UPX For AgainstAbstain For AgainstAbstain For AgainstAbstain 01 - Gilbert F. Casellas 02 - Carmine Di Sibio 03 - Martina Hund-Mejean 05 - Maryann T. Mannen 06 - Sandra Pianalto 10 - Michael A. Todman 07 - Christine A. Poon 11 - Joseph J. Wolk 09 - Andrew F. Sullivan 08 - Thomas D. Stoddard 04 - Wendy E. Jones + Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Non-Voting Proposal – Please select one option or leave blank if you do not want to participate. 3. Advisory vote to approve named executive officer compensation. I would like a free tote bag from Prudential. I prefer Prudential contribute to a tree planting campaign. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 047P6G + Proposals – The Board of Directors recommends a vote FOR the election of each director nominee listed in Proposal 1. A 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026. 4. Shareholder proposal regarding an Independent Board Chairman. 1. Election of Directors: For AgainstAbstain For AgainstAbstain Proxy/Voting Instruction Form The Board of Directors recommends a vote FOR Proposals 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4. Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. C B Admission Ticket Votes submitted electronically must be received by 11:59 p.m., May 11, 2026, for Registered Shares and by 11:59 p.m., May 6, 2026, for PESP and Advisor Plan shares. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Save paper, time and money! Registered shareholders (Holders of Record) can sign up for electronic delivery of future proxy materials at www.investorvote.com/prudential Online Go to www.investorvote.com/prudential — login details are located in the shaded bar below. Vote by telephone • Call toll-free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE for the call. • Follow the instructions provided by the recorded message.

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Comments — We value your feedback. Please provide any comments you have in the space below. This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. on May 12, 2026. The undersigned, having received the Notice of Meeting and Proxy Statement dated March 26 2026, appoints Margaret M. Foran, Ann Kappler and Andrew F. Sullivan, each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc., at the Annual Meeting of Shareholders to be held at 2:00 p.m., May 12, 2026, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card. This proxy, when properly executed, will be voted in the matter directed herein by the undersigned shareholder. If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting and any adjournment or postponement thereof  (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve). Special Voting Instructions for Plan Shares: If you are a participant in The Prudential Employee Savings Plan (“PESP”) or the Prudential Savings Plan for Advisors (“Advisors Plan”), your shares will be voted by the applicable trustee or administrator in accordance with the instructions indicated on the reverse side or received by internet or telephone. If no instructions are specified, your PESP and Advisors Plan shares will be voted in the same proportion as the PESP Trustee votes the shares for which it received timely voting instructions, and all other shares will be voted by the plan administrator in accordance with the Board of Directors’ recommendations, in each case, subject to the terms of the applicable plan documents and applicable law. Proxy/Voting Instruction Form Prudential Financial, Inc. + + If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belonging or effects including purses are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. Cameras, video and audio recording devices, and other electronic devices may not be brought into or used at the Annual Meeting venue, except by credentialed media. We realize that many mobile devices have built-in cameras and recording functions, and while you may bring these devices into the venue, you may not use the camera or recording functions at any time. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. This card covers the total number of shares of Prudential Financial, Inc. Common Stock (“Common Stock”) registered in your name (“Registered Shares”) at Prudential’s transfer agent, Computershare, as of March 13, 2026, and may also cover the total number of shares of Prudential Financial, Inc. Common Stock held in The Prudential Employee Savings Plan (“PESP”) and the Prudential Savings Plan for Advisors (”Advisors Plan”) on March 11, 2026. You only need to vote once. This card enables you to submit your vote on your Registered Shares and to provide voting instructions to the PESP and the Advisors Plan Trustee for your PESP and Advisors Plan shares. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 12, 2026. The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential. 2026 ANNUAL MEETING OF SHAREHOLDERS May 12, 2026, 2:00 p.m. 751 Broad Street, Newark, New Jersey 07102

Prudential

Proxy/Voting Instruction Form

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Gilbert F. Casellas	☐	☐	☐	05 - Maryann T. Mannen	☐	☐	☐	09 - Andrew F. Sullivan	☐	☐	☐
02 - Carmine Di Sibio	☐	☐	☐	06 - Sandra Pianalto	☐	☐	☐	10 - Michael A. Todman	☐	☐	☐
03 - Martina Hund-Mejean	☐	☐	☐	07 - Christine A. Poon	☐	☐	☐	11 - Joseph J. Wolk	☐	☐	☐
04 - Wendy E. Jones	☐	☐	☐	08 - Thomas D. Stoddard	☐	☐	☐				

+

	For	Against	Abstain
4. Shareholder proposal regarding an Independent Board Chairman.	☐	☐	☐

1 U P X +

047P7E

1 UPX For AgainstAbstain For AgainstAbstain For AgainstAbstain 01 - Gilbert F. Casellas 02 - Carmine Di Sibio 03 - Martina Hund-Mejean 05 - Maryann T. Mannen 06 - Sandra Pianalto 10 - Michael A. Todman 07 - Christine A. Poon 11 - Joseph J. Wolk 09 - Andrew F. Sullivan 08 - Thomas D. Stoddard 04 - Wendy E. Jones Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Non-Voting Proposal – Please select one option or leave blank if you do not want to participate. 3. Advisory vote to approve named executive officer compensation. I would like a free tote bag from Prudential. I prefer Prudential contribute to a tree planting campaign. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 047P7E + + Proposals – The Board of Directors recommends a vote FOR the election of each director nominee listed in Proposal 1. A 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026. 4. Shareholder proposal regarding an Independent Board Chairman. 1. Election of Directors: For AgainstAbstain For AgainstAbstain Proxy/Voting Instruction Form The Board of Directors recommends a vote FOR Proposals 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4. Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. C B

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. on May 12, 2026. The undersigned, having received the Notice of Meeting and Proxy Statement dated March 26 2026, appoints Margaret M. Foran, Ann Kappler and Andrew F. Sullivan, each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc., at the Annual Meeting of Shareholders to be held at 2:00 p.m., May 12, 2026, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card. This proxy, when properly executed, will be voted in the matter directed herein by the undersigned shareholder. If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting and any adjournment or postponement thereof  (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve). Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 12, 2026. The Proxy Statement and Annual Report to Shareholders are available at www.prudential.com/governance. Proxy/Voting Instruction Form Prudential Financial, Inc. If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belonging or effects including purses are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. Cameras, video and audio recording devices, and other electronic devices may not be brought into or used at the Annual Meeting venue, except by credentialed media. We realize that many mobile devices have built-in cameras and recording functions, and while you may bring these devices into the venue, you may not use the camera or recording functions at any time. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. 2026 ANNUAL MEETING OF SHAREHOLDERS May 12, 2026, 2:00 p.m. 751 Broad Street, Newark, New Jersey 07102 PAPER PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM. PRU Rock Solid Flexo, Sustainable Prints.

www.investorvote.com/prudential Step 1: Go to www.investorvote.com/prudential. Step 2: Click on the icon on the right to view meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Online Go to www.investorvote.com/prudential — login details are located in the shaded bar below. Shareholder Meeting Notice & Admission Ticket 047P8F Important Notice Regarding the Availability of Proxy Materials for the Prudential Financial, Inc. Shareholder Meeting to be Held on May 12, 2026 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: 2 NOT Easy Online Access — View your proxy materials and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. Votes submitted electronically must be received by 11:59 p.m., May 11, 2026, for Registered Shares and by 11:59 p.m., May 6, 2026, for PESP and Advisor Plan Shares. Your vote matters – here’s how to vote! You may vote online or by phone Vote by telephone • Call toll-free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE for the call. • Follow the instructions provided by the recorded message.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 28, 2026, to facilitate timely delivery. Here’s how to order a copy of the proxy materials and select future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below. E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet or e-mail following the instructions below. If you request an e-mail copy of the materials, you will receive an e-mail with a link to view the materials on the Internet. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. — Internet – Go to www.investorvote.com/prudential and follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials. — Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. — E-mail – Send an e-mail to investorvote@computershare.com with “Proxy Materials Prudential” in the subject line. In the e-mail, include your full name and address, plus the number located in the shaded bar on the reverse side of this document. State in the e-mail whether you want a paper or e-mail copy of the current meeting materials. You can also state your preference for an e-mail or paper copy for future meetings. Prudential Financial, Inc.’s Annual Meeting of Shareholders will be held on May 12, 2026, at 751 Broad Street, Newark, New Jersey 07102, at 2:00 p.m. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the election of each director nominee listed in Proposal 1, FOR Proposals 2 and 3: 1. Election of Directors: Gilbert F. Casellas, Carmine Di Sibio, Martina Hund-Mejean, Wendy E. Jones, Maryann T. Mannen, Sandra Pianalto, Christine A. Poon, Thomas D. Stoddard, Andrew F. Sullivan, Michael A. Todman and Joseph J. Wolk. 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026. 3. Advisory vote to approve named executive officer compensation. The Board of Directors recommends that you vote AGAINST Proposal 4: 4. Shareholder proposal regarding an Independent Board Chairman. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. We encourage you to vote your shares before the Annual Meeting. If you are attending the meeting, you will be asked to present your admission ticket and valid government-issued photo identification. For your safety, all personal belonging or effects including purses are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. Cameras, video and audio recording devices, and other electronic devices may not be brought into or used at the Annual Meeting venue, except by credentialed media. We realize that many mobile devices have built-in cameras and recording functions, and while you may bring these devices into the venue, you may not use the camera or recording functions at any time. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Shareholder Meeting Notice & Admission Ticket PAPER PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM. PRU Rock Solid Flexo, Sustainable Prints.

2026 VOTING MATERIALS Dear Shareholder: This package includes your proxy and voting materials. We value your opinion, and voting is a crucial way for you to share your feedback with us. To show our appreciation for your vote, we are once again offering all registered shareholders a choice between receiving an environmentally-friendly tote bag or contributing to a tree-planting campaign. Since inception, we have nearly 944,000 tote bags and planted more than 912,000 trees. With your active participation, we continue to support American Forests’ efforts to protect and restore America’s forest ecosystems. you vote via the internet, phone or mail, you can indicate your preference for either the tote bag or the tree-planting contribution. If you choose the tote bag, you can expect to receive your free gift by the end of the summer. you for taking the time to vote. ATTENTION: DIRECT DEPOSIT NOW REQUIRED Prudential charges a service fee for paper dividend checks to our registered shareholders at Computershare. This service fee will increase in late 2026. Enroll now to receive your Prudential stock dividends without service fees. 002CSR00CE EASY WAYS TO ENROLL Visit https://computershare.com/investor Scan this QR code with your smartphone camera. (This is the quickest and easiest option.) Margaret M. Foran Chief Governance Officer, Senior Vice President and Corporate Secretary VOTING MATERIALS Dear Shareholder: This package includes your proxy and voting materials. We value your opinion, and voting is a crucial way for you to share your feedback with us. To show our appreciation for your vote, we are once again offering all registered shareholders a choice between receiving an environmentally-friendly tote bag or contributing to a tree-planting campaign. Since the program’s inception, we have distributed nearly 944,000 tote bags and planted more than 912,000 trees. With your active participation, we continue to support American Forests’ efforts to protect and restore America’s forest ecosystems. When you vote via the internet, phone or mail, you can indicate your preference for either the tote bag or the tree-planting contribution. If you choose the tote bag, you can expect to receive your free gift by the end of the summer. Thank you for taking the time to vote. Margaret M. Foran Chief Governance Officer, Senior Vice President and Corporate Secretary EASY WAYS TO ENROLL Visit https://computershare.com/investor Scan this QR code with your smartphone camera. (This is the quickest and easiest option.) When you vote, we will offer, at no cost to you, the option of receiving an eco-friendly tote bag or contributing to a tree-planting initiative. ATTENTION: DIRECT DEPOSIT NOW REQUIRED Prudential will charge a service fee for paper dividend checks to our registered shareholders at Computershare. Enroll now to receive your Prudential stock dividends without service fees. 002CSR00CE 2026 VOTING MATERIALS Dear Shareholder: This package includes your proxy and voting materials. We value your opinion, and voting is a crucial way for you to share your feedback with us. To show our appreciation for your vote, we are once again offering all registered shareholders a choice between receiving an environmentally-friendly tote bag or contributing to a tree-planting campaign. Since the program’s inception, we have distributed nearly 944,000 tote bags and planted more than 912,000 trees. With your active participation, we continue to support American Forests’ efforts to protect and restore America’s forest ecosystems. When you vote via the internet, phone or mail, you can indicate your preference for either the tote bag or the tree-planting contribution. If you choose the tote bag, you can expect to receive your free gift by the end of the summer. Thank you for taking the time to vote. Margaret M. Foran Chief Governance Officer, Senior Vice President and Corporate Secretary EASY WAYS TO ENROLL Visit https://computershare.com/investor Scan this QR code with your smartphone camera. (This is the quickest and easiest option.) A FREE GIFT FOR OUR REGISTERED SHAREHOLDERS When you vote, we will offer, at no cost to you, the option of receiving an eco-friendly tote bag or contributing to a tree-planting initiative. ATTENTION: DIRECT DEPOSIT NOW REQUIRED Prudential will charge a service fee for paper dividend checks to our registered shareholders at Computershare. Enroll now to receive your Prudential stock dividends without service fees. 002CSR00CE A FREE GIFT FOR OUR REGISTERED SHAREHOLDERS When you vote, we will offer, at no cost to you, the option of receiving an eco-friendly tote bag or contributing to a tree-planting initiative.

Margaret M. Foran Chief Governance Officer Senior Vice President and Corporate Secretary Prudential Financial, Inc. 751 Broad Street, Newark NJ 07102-3777 © 2026 Prudential Financial, Inc., and its related entities. All rights reserved. March 26, 2026 Dear Shareholder: As a shareholder, you have the right to vote on important matters that affect Prudential Financial. We take the opinions of Prudential’s shareholders very seriously and we hope you will provide your input by casting your vote on the items in the 2026 Proxy Statement. Enclosed you will find a Notice of Internet Availability (Notice), which provides information on how to view the materials and cast your vote online. If you would prefer to vote by mail, you may request a paper copy of the proxy materials by visiting www.investorvote.com/prudential, calling 1-866-641-4276, or by sending an email to investorvote@computershare.com. Additional information regarding the Notice is located on the reverse side of this letter. To express our appreciation when you vote, we are once again offering all registered shareholders a choice of receiving an environmentally friendly tote bag or contributing to a tree-planting initiative. Since its inception, we have provided nearly 944,000 tote bags and planted more than 912,000 trees. With your active participation, we continue to support American Forests’ efforts to protect and restore America’s forest ecosystems. As always, we thank you for your investment in Prudential. Sincerely, Margaret M. Foran Chief Governance Officer, Senior Vice President and Corporate Secretary Prudential Financial, Inc. For registered shareholders, a service fee has been applied to paper dividend checks since 2025 and will increase in late 2026. To avoid this fee, shareholders may enroll in direct deposit to receive dividend payments electronically to their bank account. Shareholders who currently receive paper checks through our transfer agent, Computershare, are encouraged to enroll. Easy ways to enroll Visit: https://computershare.com/investor Scan this QR code with your smartphone camera. (This is the quickest and easiest option) DIRECT DEPOSIT NOW REQUIRED

FAQ – Internet Availability of Proxy Materials The Securities and Exchange Commission (SEC) has issued rules requiring public companies to: • Make proxy materials (such as the Annual Report and Proxy Statement) available on the internet • Notify shareholders how and where to access those materials online These rules allow companies to give shareholders more options for reviewing important proxy materials. Information can be made available to shareholders more quickly and conveniently—online documents are easily searchable, enabling shareholders to quickly find the information they need to make informed voting decisions. The SEC also allows companies to send a one-page Notice to holders with instructions on how to access the materials online, rather than sending a full set of materials. Our reasons for choosing the notice-only option are to: • Adopt more sustainable practices and be more environmentally responsible—by shrinking our carbon footprint through reductions in ink and paper used in printing and fuel used in shipping • Increase shareholder value—by reducing print and mail costs Please refer to the information below to learn more and to find out what your options are as a shareholder to view materials and vote. What is on the one-page Notice? The Notice contains simple instructions on how to: • Access and view the proxy materials online • Vote your shares online • Request a free set of printed materials • Change delivery preferences for future proxy mailings DO retain the Notice for future reference DO NOT mark your vote on the Notice and return it; the Notice is not a proxy card or ballot If I received only a one-page Notice, how do I vote my shares? To vote your shares, follow the instructions on the Notice to vote online. If you request a paper copy of the proxy materials, you’ll receive a proxy card with voting instructions. You may also vote your shares in person by bringing the Notice with you and attending the meeting. If I received only a one-page Notice, how do I request a full set of printed materials for this meeting or future proxy mailings? To request a free set of printed materials for this meeting or for future mailings, refer to the Notice for detailed instructions on how to request a copy via internet, telephone or email. If I received a full set of materials, may I request only a one-page Notice for future proxy mailings? Our company will make a decision for each meeting whether or not to use the notice-only option, and send notice-only mailings at our discretion. Can I elect to receive my proxy materials electronically? You may elect to receive materials via email for future mailings. You will receive the materials electronically if our company chooses to offer email delivery in the future. To change your delivery preferences, follow the instructions on the Notice. One of your key privileges as an investor is the right to vote on important matters that affect the company you own shares in. Please vote. Your vote is important to us and our business. 002CSR00CD © Copyright 2017 Computershare Limited. All rights reserved.

Video Transcript Delivered For:
Prudential Financial, Inc. 2026 Proxy Statement
Gilbert Casellas, Prudential Board Member
I was born and raised in Tampa, Florida, and my family has deep roots in Latin America. After spending time in the private sector, I entered public service in 1993 when I was appointed general counsel of the U.S. Department of the Air Force. In 1994, I became chairman of the Equal Employment Opportunity Commission, where I served for four years.
My career and family history both reinforce Prudential’s mission to make lives better by solving real financial challenges. As chair of the Corporate Governance and Business Ethics Committee, I am keenly focused on director and CEO succession planning, talent development, and long-term strategy oversight.
Outside of work, I spend much of my time with my grandsons, who keep my wife and me very busy.

Video Transcript Delivered For:
Prudential Financial, Inc. 2026 Proxy Statement
Carmine Di Sibio, Prudential Board Member
Prior to joining Prudential’s board, I was the global chairman and CEO of EY. I also led EY’s global financial services practice, which included insurance, banking, and asset management. I chose to join Prudential’s board because I believed my EY experience would benefit the board, Prudential, and its shareholders.
On a personal level, after many initial meetings with Prudential directors, I felt my values and belief in Prudential’s mission aligned with the board and the company’s culture. Although I came to Prudential with a history of advising public company boards, the director orientation was essential in helping me understand the business, the risks, and the opportunities facing the company. That orientation accelerated my contribution to the board’s work on behalf of shareholders.
Due to my EY experience, I can say that Prudential’s audit committee is unique. The time we spend speaking with internal auditors and the finance team is impressive. We ask hard questions and, when necessary, challenge assumptions made by fellow directors and management. Our directors are mindful of the impact our decisions make on stakeholders, communities, and employees, and our goal is to prioritize their interests.
Outside the boardroom, I enjoy spending time with my family and love sports — playing them, watching them, and following my teams. I’m a devoted New York Giants and New York Mets fan.

Video Transcript Delivered For:
Prudential Financial, Inc. 2026 Proxy Statement
Martina Hund-Mejean, Prudential Board Member
I was born and raised in Germany and came to the United States to pursue my MBA at the University of Virginia’s Darden School of Business. After graduating, I began my career on General Motors’ finance staff, which took me around the world. I worked on capital raising, hedging, pensions, union negotiations, and cash-flow optimization.
My most recent corporate role was serving as chief financial officer of Mastercard for 12 years, which gave me a strong perspective on the digitization of the global economy. I joined Prudential’s board in 2010 and currently serve as audit committee chair and as a member of the finance committee. I believed my leadership, strategic thinking, and financial stewardship complemented the skills of Prudential’s other directors.
The board fully supports the belief that remaining competitive requires adapting quickly to evolving customer needs. Outside of the boardroom, a fun day for me means being on the tennis court.

Video Transcript Delivered For:
Prudential Financial, Inc. 2026 Proxy Statement
Wendy Jones, Prudential Board Member
After retiring from eBay in 2020, I joined Prudential’s board in January 2021. At eBay, I served as senior vice president of global operations, responsible for customer service, risk and trust, payment operations, and workplace functions worldwide. Prior to joining Prudential’s board, I was familiar with the company’s leadership history, mission, and reputation.
After speaking with the CEO and board members, I learned more about Prudential’s aspirations for attaining its strategic goals and the challenging environment we faced at the time. I believe my technology and e-commerce transformation experience could benefit Prudential. I currently sit on the audit, compensation and human capital, and corporate governance and business ethics committees. Sitting on these three committees gives me broad insight across the company.
The directors come from diverse backgrounds with varied yet complementary skill sets, experiences, and perspectives. This, together with a high degree of transparency, allows for insightful discussions to address business opportunities and challenges at both the board and committee levels.
Outside of work, we recently brought a new puppy home, so most days are spent trying to tire him out. Some days are more fun than others. When I have any leftover time and energy, I love getting out on the water boating with my husband.

Video Transcript Delivered For:
Prudential Financial, Inc. 2026 Proxy Statement
Sandra Pianalto, Prudential Board Member
I was born in a small village in northern Italy, and my family immigrated to Akron, Ohio, when I was five years old. I attended the University of Akron, and on the day I graduated, I flew to Washington, D.C. to interview for several jobs. I accepted a position with the Federal Reserve Board of Governors and joined the Federal Reserve Bank of Cleveland in 1983 as a research economist. In 2003, I was appointed president and CEO of the bank, a role I held until my retirement in May 2014.
I joined Prudential’s board in 2015 and serve on the Finance Committee, the Corporate Governance and Business Ethics Committee, and the Corporate Social Responsibility Oversight Committee. That committee oversees Prudential’s corporate responsibility work, including philanthropy, employee engagement, and responsible investing.
I see strong parallels between Prudential board meetings and my experience serving on the Federal Reserve’s Open Market Committee. Directors engage in thoughtful debate, listen carefully to one another, and remain focused on the best interests of employees and shareholders.
A fun day for me is preparing a home-cooked Italian meal for my extended family and continuing the Sunday dinner tradition my mother started.

Video Transcript Delivered For:
Prudential Financial, Inc. 2026 Proxy Statement
Christine Poon, Prudential Board Member
Prior to joining Prudential’s board, I had a 30-year career in the healthcare industry, including serving as vice chair and board member at Johnson & Johnson and spending 15 years at Bristol-Myers Squibb, where I ultimately became president of international businesses. After leaving the pharmaceutical industry, I served as dean of the Fisher College of Business at The Ohio State University.
Since joining the Prudential board in 2006, I have served in several committee roles, including chair of the finance committee and lead independent director. Throughout significant macroeconomic challenges — from the financial crisis to the pandemic — Prudential has remained resilient, keeping its promises to customers and guiding the board’s priorities through purpose and mission.
Outside of work, I cherish time spent with my sisters during our annual “Sisters Weekend,” a tradition that allows us to reconnect, celebrate family milestones, and create new memories together.

Video Transcript Delivered For:
Prudential Financial, Inc. 2026 Proxy Statement
Tom Stoddard, Prudential Board Member
I recently retired as vice chairman of global investment banking at Bank of America, where I worked with the bank’s financial institutions clients globally, including expanding the bank’s insurance advisory capabilities. In addition to my New York-based investment banking career at Blackstone and other firms, I also lived and worked in London for seven years. There, I served as group chief financial officer of Flora, a European life insurance company founded by Apollo, and as group CFO and a member of the board at Aviva plc, a British multinational insurance and asset management company.
Due to my extensive experience across diverse financial services, I’m very familiar with Prudential’s history and reputation. After speaking with board members and senior leadership, I learned more about how Prudential is evolving its strategy to adapt to the changing needs of its customers and shifting competitive pressures. It’s clear that the board and management are aligned on the company’s direction. I chose to join the board because I believe my understanding of the competitive environment, combined with my experience internationally and in the insurance and asset management industry, could help Prudential pursue its long-term strategic objectives.
Outside the boardroom, I’m an avid fly fisherman and conservationist. A fun day for me is any day on the water, anywhere.

Video Transcript Delivered For:
Prudential Financial, Inc. 2026 Proxy Statement
Michael Todman, Prudential Board Member
It’s important for our stakeholders to feel confident in the board’s oversight of Prudential’s CEO succession. Prudential’s board is composed of accomplished, primarily independent directors with a wide range of business experiences, which helps us exercise sound judgment and provide the right strategic input to management while remaining engaged and responsible for CEO succession.
Having insight across committees and serving in the lead independent director role has allowed me to witness the collaboration among committee members, which is especially critical during periods of CEO succession. Since 2018, I have participated in the succession of two Prudential CEOs. The board has established clear criteria for evaluating potential candidates, both internal and external, and all directors have opportunities to meet with high-potential leaders several levels below the CEO.
The board’s oversight of CEO succession planning has resulted in seamless transitions, progressing the company’s strategy and preserving its culture. Our consistent and transparent communication with stakeholders allows us to maintain investor confidence without market disruption.
Outside of work, I enjoy spending as much time as possible with my granddaughters, playing golf when the weather allows, and being with family and friends.